SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to §240.14a-12

CURTISS-WRIGHT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐  Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Dear Valued Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Curtiss-Wright Corporation to be held on Friday, May 6, 2011, at the Sheraton Parsippany Hotel, 199 Smith Road, Parsippany, New Jersey 07054, commencing at 10:00 a.m. local time.

The Notice of Annual Meeting and Proxy Statement which follows this letter provide information concerning matters to be considered and acted upon at the annual meeting. We will provide a brief report on our business followed by a question and answer period at the annual meeting.

We know that many of you are unable to attend the annual meeting in person. The proxies that we solicit give you the opportunity to vote on all matters that are scheduled to come before the annual meeting. Whether or not you plan to attend, you can be sure that your shares are represented by promptly voting and submitting your proxy by phone, by internet or by completing, signing, dating, and returning your proxy card in the enclosed postage-paid envelope.

On behalf of your Board of Directors, management, and our employees, I would like to express our appreciation for your continued support.

Sincerely,

MARTIN R. BENANTE Chairman and Chief Executive Officer

CURTISS-WRIGHT CORPORATION
10 Waterview Boulevard, Second Floor, Parsippany, New Jersey 07054

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the holders of the common stock of Curtiss-Wright Corporation:

Notice is hereby given that the annual meeting of stockholders (the “Annual Meeting”) of Curtiss-Wright Corporation, a Delaware corporation (the “Company”), will be held on Friday, May 6, 2011, at the Sheraton Parsippany Hotel, 199 Smith Road, Parsippany, New Jersey 07054, commencing at 10:00 a.m. local time, for the following purposes:

(1)	To elect eight Directors;

(2)	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2011;

(3)	To approve the amendment to the Company’s Incentive Compensation Plan;

(4)	To approve the amendments to the Company’s Employee Stock Purchase Plan;

(5)	To hold an advisory (non-binding) vote on Executive Compensation;

(6)	To hold an advisory (non-binding) vote on frequency of stockholder advisory votes on Executive Compensation; and

(7)	To consider and transact such other business as may properly come before the Annual Meeting.

Only record holders of the Company’s common stock at the close of business on March 11, 2011, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. A list of stockholders will be available for examination by any stockholder(s) at the Annual Meeting and at the offices of the Company, 10 Waterview Boulevard, Second Floor, Parsippany, New Jersey 07054, during the ten days preceding the Annual Meeting date.

All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders who plan to attend the Annual Meeting in person are nevertheless requested to sign and return their proxy cards to make certain that their vote will be represented at the Annual Meeting should they be prevented unexpectedly from attending.

By Order of the Board of Directors,
March 30, 2011	MICHAEL J. DENTON Vice President, Corporate Secretary and General Counsel

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE FILL IN, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on Friday, May 6, 2011. This Proxy Statement, our 2010 Annual Report on Form 10-K, and informational brochure to security holders are available on our website: www.curtisswright.com.

CURTISS-WRIGHT CORPORATION
10 Waterview Boulevard, Second Floor, Parsippany, New Jersey 07054

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Curtiss-Wright Corporation, a Delaware corporation (the “Company”), for use at the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on Friday, May 6, 2011, at 10:00 a.m. local time, at the Sheraton Parsippany Hotel, 199 Smith Road, Parsippany, New Jersey 07054, and at any adjournments thereof.

INFORMATION CONCERNING THE ANNUAL MEETING

Mailing and Solicitation. This Proxy Statement and accompanying form of proxy card set forth in Appendix A hereto will be first sent to stockholders entitled to vote at the Annual Meeting on or about March 30, 2011. For information about stockholders’ eligibility to vote at the Annual Meeting, please see “Record Date and Outstanding Stock” below. The cost of the solicitation of proxies will be paid by the Company. The solicitation is to be made primarily by mail but may be supplemented by telephone calls and personal solicitation by officers and other employees of the Company. The Company will reimburse banks and nominees for their expenses in forwarding proxy materials to the Company’s beneficial owners.

Annual Report on Form 10-K. A copy of the Company’s 2010 Annual Report on Form 10-K filed with the Securities and Exchange Commission has been mailed or sent simultaneously with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting.

Proxies. Whether or not you plan to attend the Annual Meeting, the Company requests that you date and execute the enclosed proxy card and return it in the enclosed postage-paid return envelope, or use the telephone or the internet to submit your proxy. Telephone and internet proxy instructions are provided on the proxy card. A control number, located on the proxy card, is designed to verify your identity and allow you to vote your shares, and confirm that your voting instructions have been properly recorded.

Broker non-votes. If your shares are registered in the name of a bank, broker, or other nominee, follow the proxy instructions on the form you receive from the nominee. The availability of telephone and internet proxy will depend on the nominee’s proxy processes. Under the rules of the New York Stock Exchange (“NYSE”), brokers who hold shares in “street name” for customers are precluded from exercising voting discretion with respect to the approval of non-routine matters (so called “broker non-votes”) in the absence of specific instructions from such customers. Effective July 1, 2009, the NYSE amended its rule regarding discretionary voting by brokers on uncontested elections of directors such that any investor who does not instruct the investor’s broker on how to vote in an election of directors will cause the broker to be unable to vote that investor’s shares on an election of directors. Previously, the broker could exercise its own discretion in determining how to vote the investor’s shares even when the investor did not instruct the broker on how to vote. The (1) election of Directors (see Proposal One), (2) approval of the amendment to the Company’s Incentive Compensation Plan (see Proposal Three), (3) approval of the amendments to the Company’s Employee Stock Purchase Plan (see Proposal Four), (4) advisory (non-binding) vote on Executive Compensation (See Proposal Five), and (5) advisory (non-binding) vote on frequency of stockholder advisory votes on Executive Compensation (See Proposal Six) are considered “non- routine” matters under applicable NYSE rules and, therefore, a broker is not entitled to vote the shares of Company common stock unless the beneficial owner has given instructions. As such, there may be broker non-votes with respect to these proposals. On the other hand, the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2011 (see Proposal Two) is considered a “routine” matter under applicable NYSE rules, therefore, a broker will have discretionary authority to vote the shares of Company common stock if the beneficial owner has not given instructions and no broker non-votes will occur with respect to this proposal.

Voting In Accordance With Instructions. The shares represented by your properly completed proxy will be voted in accordance with your instructions marked on it. If you properly sign, date, and deliver to us your proxy but you mark no instructions on it, the shares represented by your proxy will be voted: (1) “FOR” the election as Directors of the nominees proposed (see Proposal One), (2) “FOR” the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2011 (see Proposal Two), (3) “FOR” the amendment to the Company’s Incentive Compensation Plan (see Proposal Three), (4) “FOR” the amendments to the Company’s Employee Stock Purchase Plan (see Proposal Four), (5) “FOR” the compensation of the Company’s named executive officers under the proposal regarding the advisory (non-binding) vote on Executive Compensation (see Proposal Five), and (6) “FOR” “Option #1 (Every Year)” under the proposal regarding the advisory (non-binding) vote on frequency of stockholder advisory votes on Executive Compensation (see Proposal Six). The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting, but if other matters are properly brought before the Annual Meeting, shares represented by properly completed proxies received by mail, telephone, or the internet will be voted in accordance with the judgment of the persons named as proxies.

Signatures in Certain Cases. If a stockholder is a corporation or unincorporated entity such as a partnership or limited liability company, the enclosed proxy should be signed in its corporate or other entity name by an authorized officer or person and his or her title should be indicated. If shares are registered in the name of 2 or more trustees or other persons, the proxy must be signed by a majority of them. If shares are registered in the name of a decedent, the proxy should be signed by the executor or administrator and his or her title should follow the signature.

Revocation of Proxies. Stockholders have the right to revoke their proxies at any time before a vote is taken (1) by notifying the Corporate Secretary of the Company in writing at the Company’s address given above, (2) by executing a new proxy bearing a later date or by submitting a new proxy by telephone or the internet on a later date, provided the new proxy is received by American Stock Transfer & Trust Company (which will have a representative present at the Annual Meeting) before the vote, (3) by attending the Annual Meeting and voting in person, or (4) by any other method available to stockholders by law.

Record Date and Outstanding Stock. The close of business on March 11, 2011 has been fixed as the record date of the Annual Meeting, and only stockholders of record at that time will be entitled to vote. The only capital stock of the Company outstanding is the common stock, par value $1.00 per share (the “Common Stock”). As of March 11, 2011, there were 46,365,246 shares of Common Stock outstanding constituting all the capital stock of the Company entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of Common Stock held.

Quorum. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

Required Vote. A plurality of the Common Stock present in person or represented by proxy at the Annual Meeting will elect as Directors the nominees proposed (see Proposal One). The (1) ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2011 (see Proposal Two), (2) approval of the amendment to the Company’s Incentive Compensation Plan (see Proposal Three), (3) approval of the amendments to the Company’s Employee Stock Purchase Plan (see Proposal Four), (4) advisory (non-binding) vote on Executive Compensation (See Proposal Five), and (5) advisory (non-binding) vote on frequency of stockholder advisory votes on Executive Compensation (See Proposal Six), each requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as having voted either for or against a proposal.

Appraisal Rights. Under the Delaware General Corporation Law, the holders of Common Stock do not have appraisal rights with respect to the matters to be voted on at the Annual Meeting.

PROPOSAL ONE: ELECTION OF DIRECTORS

General Information

At the date of this Proxy Statement, the Board of Directors of the Company (the “Board” or “Board of Directors”) consists of nine members, eight of whom are non-employee Directors. However, William B. Mitchell, who is presently a Director of the Company and whose age exceeds the Board’s retirement age of 75, has advised the Board of his decision to retire from the Board and his term will expire effective just prior to the Annual Meeting. In addition, Carl G. Miller, who is presently a Director of the Company, has advised the Board of his decision to resign from the Board and not stand for re-election. Mr. Miller’s resignation will be, and his term will expire, effective just prior to the Annual Meeting. Mr. Miller’s decision to resign from the Board is not based on any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Messrs. Mitchell and Miller served on the Board with great distinction.

The Committee on Directors and Governance of the Board of Directors has recommended and our full Board of Directors has nominated Martin R. Benante, S. Marce Fuller, Dr. Allen A. Kozinski, John R. Myers, John B. Nathman, Dr. William W. Sihler, and Albert E. Smith, each currently serving Directors, to be elected to the Board for a one year term. The Committee on Directors and Governance of the Board of Directors has recommended and our full Board of Directors has also nominated Robert J. Rivet to be elected to the Board for a one year term. Mr. Rivet is not currently serving as a Director of the Company and has never served in such capacity for the Company in the past. The Committee on Directors and Governance used the services of a third-party executive search firm to assist in identifying and evaluating Mr. Rivet as a nominee for Director. Each nominee has indicated his or her willingness to serve. In the event that any nominee should become unavailable for election, the persons named in the proxy may vote for the election of a substitute nominee.

Directors will be elected by a plurality of votes properly cast (in person or by proxy) at the Annual Meeting. This means that a person will be elected who receives the first through eight highest number of votes, even if he or she receives less than a majority of the votes cast. Therefore, stockholders who do not vote or withhold their vote from one or more of the proposed nominees and do not vote for another person, will not affect the outcome of the election provided that a quorum is present at the Annual Meeting. As further discussed in the section titled “Broker non-votes” on page 1 of this Proxy Statement, if you own shares of Common Stock through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares of Common Stock so that your vote can be counted on this Proposal One.

Information Regarding Nominees

Set forth below is information with respect to the nominees for Directors. Such information includes the principal occupation of each nominee for Director during, at least, the past five years, as well as a brief description of the particular experience, qualifications, attributes or skills that qualify the nominee to serve as a Director of the Company.

Martin R. Benante, age 58, has been the Chairman of the Board of Directors and Chief Executive Officer of the Company since April 2000. He has been a Director of the Company since 1999.

Mr. Benante has been an employee of the Company for more than 30 years, serving at times in increasing levels of managerial responsibility, beginning with general manager at the Company’s Target Rock division, then President of the Company’s Flow Control segment, then Vice President of the Company, and then as President and Chief Operating Officer of the Company before serving in his present capacity. Mr. Benante’s ability to lead and grow the Company and in-depth knowledge of the Company’s business segments and industries in which they operate, as evidenced by the Company’s strong growth during his tenure as Chief Executive Officer will provide the Company a competitive advantage in continuing to improve long-term performance and increase stockholder value.

S. Marce Fuller, age 50, was the President and Chief Executive Officer of Mirant Corporation from July 1999 to October 2005 and a Director of Mirant Corporation from July 1999 until January 2006. Since October 2001, she has served as a Director of Earthlink, Inc. She has been a Director of the

Company since 2000 and serves as a member of the Audit Committee, the Executive Compensation Committee, and as a Chairman of the Committee on Directors and Governance.

Ms. Fuller has an in-depth understanding of the power generation industry, evidenced by her past employment at Southern Energy and Mirant Corporation, both leading power generation companies. At these companies, Ms. Fuller served at times in increasing levels of managerial responsibility, beginning with Vice President at Southern Energy and then as President and Chief Executive Officer of both Southern Energy and Mirant Corporation. Ms. Fuller’s ability to lead a company at the highest level of management, coupled with her in-depth knowledge of the power generation industry, one of the Company’s largest markets, will provide the Company a competitive advantage in seeking new opportunities and platforms for its power generation industry products and services.

Dr. Allen A. Kozinski, age 69, served as Group Vice President, Global Refining of BP PLC from 1998 through 2002. He has been a Director of the Company since 2007 and serves as a member of the Executive Compensation Committee and the Committee on Directors and Governance.

Mr. Kozinski has an in-depth understanding of the oil and gas industry, evidenced by his past employment at Amoco Corporation and BP, both leading oil and gas companies. At these companies, Mr. Kozinski served at times in increasing levels of managerial responsibility, beginning with business unit manager and then Vice President, Technology, Engineering and International Development at Amoco, and Group Vice President, Global Refining at BP. Mr. Kozinski’s ability to lead a company’s business segment at a high level of management, coupled with his in-depth knowledge of the oil and gas industry, one of the Company’s largest markets, will provide the Company a competitive advantage in seeking new opportunities and platforms for its oil and gas industry products and services.

John R. Myers, age 74, served as Chairman and Chief Executive Officer of Tru-Circle Corporation from June 1999 to July 2003. Since 1993 he has been a limited partner of Carlisle Enterprises, a private equity group and since 2005 he has served as an Operating Partner of First Atlantic Capital Corporation, a private equity group. From 1994 to May 2002 he served as a Director of Iomega Corporation. He has been a Director of the Company since 1996 and serves as Chairman of the Executive Compensation Committee and a member of the Committee on Directors and Governance.

Mr. Myers has extensive managerial experience in operating a business at both the officer and director level, evidenced by his service at both Tru-Circle Corporation and Iomega Corporation. In addition, Mr. Myers has an in-depth understanding of the aerospace industry gained while employed by Tru-Circle Corporation, Garrett Aviation Services, and Lycoming Engines, one of the Company’s major markets. Furthermore, Mr. Myers has extensive experience in evaluating new business opportunities gained while working at private equity investment companies. Mr. Myer’s ability to lead a company at the highest level of management and his knowledge of the aerospace industry and private equity investing will provide the Company with a competitive advantage in seeking new opportunities and platforms for its aerospace industry products and services, as well as strengthening the ability of the Company to select strategic acquisitions.

Admiral (Ret.) John B. Nathman, age 62, served as commander of U.S. Fleet Forces Command from February 2005 to May 2007. From August 2004 to February 2005 he served as Vice Chief of Naval Operations in the U.S. Navy. From August 2002 to August 2004 he served as Deputy Chief of Naval Operations for Warfare Requirements and Programs at the Pentagon. From October 2001 to August 2002 he served as Commander, Naval Air Forces. From August 2000 to October 2001 he served as Commander of Naval Air Forces, U.S. Pacific Fleet. He has been a Director of the Company since 2008 and serves as a member of the Finance Committee and the Committee on Directors and Governance.

Admiral Nathman’s strong leadership, coupled with an in-depth understanding of U.S. defense spending and military products, evidenced by 37 years of service in high-level commands in the United States Navy, will provide the Company a competitive advantage in seeking new opportunities and platforms for its defense industry products and services.

Robert J. Rivet, age 56, was Executive Vice President, Chief Operations and Administrative Officer of Advanced Micro Devices, Inc. from October 2008 to February 2011, and was Executive Vice President, Chief Financial Officer of Advanced Micro Devices, Inc. from September 2000 until October

2009. Since 2009, he has served as a Director of Globalfoundries Inc. Mr. Rivet is currently not a Director of the Company and has never served in such capacity for the Company in the past.

Mr. Rivet has an in-depth understanding of the preparation and analysis of financial statements based upon his 35 years of financial experience, including nine years as Chief Financial Officer of Advanced Micro Devices. In addition, Mr. Rivet led numerous acquisition and divestiture activities while at Advanced Micro Devices and Motorola Corporation. Mr. Rivet’s extensive financial knowledge will be an invaluable asset to the Board in its oversight of the integrity of the Company’s financial statements and the financial reporting process. Additionally, his in-depth understanding of high-technology industries such as the semiconductor business, and experience in mergers and acquisitions will provide the Company a competitive advantage in seeking new strategic business opportunities and acquisitions.

Dr. William W. Sihler, age 73, has been the Ronald E. Trzcinski Professor of Business Administration, Darden Graduate School of Business Administration, University of Virginia since 1984. Since 1992 he has served as Director, President, and Treasurer of Southeastern Consultants Group, Ltd. He has been a Director of the Company since 1991 and serves as Chairman of the Audit Committee and a member of the Finance Committee.

Dr. Sihler’s in-depth understanding of financial analysis and financial management, and his ability to assess risk, developed over 40 years from teaching financial analysis and financial management courses at graduate school, will be an invaluable asset to the Board in order for it to effectively evaluate risk and oversee financial management for the Company.

Albert E. Smith, age 61, served as Chairman of Tetra Tech, Inc. from March 2006 to January 2008 and has been a director of Tetra Tech since May 2005. He has been a director of CDI Corp. since October 2008. From 2002 to 2005, he served as a member of the Secretary of Defense’s Science Board. Mr. Smith was employed at Lockheed Martin Corp. from August 1985 to January 2005. Mr. Smith served as an Executive Vice President and an officer of Lockheed Martin from September 1999 until June 2005. He has been a Director of the Company since 2006 and serves as a member of the Audit Committee and Finance Committee.

Mr. Smith has an in-depth understanding of the aerospace industry, evidenced by his past employment at Lockheed Martin, a leading aerospace company. At Lockheed, Mr. Smith served in high level managerial positions. In addition, Mr. Smith has extensive managerial experience in operating a business at the director level, serving as a current director of Tetra Tech and CDI Corp., both public companies. Mr. Smith’s experience as a director at other public companies and ability to lead a company at one of the highest levels of management, coupled with his in-depth knowledge of the aeropsace industry, one of the Company’s largest markets, will provide the Company a competitive advantage in seeking new opportunities and platforms for its aerospace industry products and services.

Directorships at Public Companies

The following table sets forth any directorships at other public companies and registered investment companies held by each nominee for Director at any time during the past five years.

Name of Director	Company
S. Marce Fuller	Earthlink, Inc.
Albert E. Smith	Tetra Tech Inc. CDI Corporation

Certain Legal Proceedings

Mirant Bankruptcy. Ms. Fuller was the President and Chief Executive Officer of Mirant Corporation from July 1999 to October 2005 and a Director of Mirant Corporation from July 1999 until January 2006. She also served as a director or executive officer of many of Mirant’s subsidiaries during such period of time. In July 2003, Mirant Corporation and most of its North American subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code or under the Companies Creditors’ Arrangement Act in Canada. Mirant Corporation emerged from bankruptcy proceedings in January 2006.

Compensation of Directors

For information concerning compensation of our Directors, please see “Compensation of Directors” below.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR

STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS

Corporate Governance Guidelines and Compliance

The Board of Directors has adopted corporate governance guidelines that provide the framework for the governance of the Company. In February, 2010, the Board of Directors amended its corporate governance guidelines to conform certain provisions on Director independence to the comparable provisions in the New York Stock Exchange Listing Standards. In May 2010, the Board of Directors further amended the corporate governance guidelines to create a process for reviewing Director tenure in light of evolving Board expertise requirements. The corporate governance guidelines, as amended, are available on the Company’s website at www.curtisswright.com or by sending a request in writing to the Corporate Secretary, Curtiss-Wright Corporation, 10 Waterview Boulevard, Second Floor, Parsippany, New Jersey 07054.

The corporate governance guidelines address, among other things, standards for Director independence, meetings of the Board, executive sessions of the Board, committees of the Board, the compensation of Directors, duties of Directors to the Company and its stockholders, and the Board’s role in management succession. The Board reviews these principles and other aspects of governance annually.

Meetings of the Board

The Board has regularly scheduled meetings each year and special meetings are held as necessary. In addition, management and the Directors communicate informally on a variety of topics, including suggestions for Board or committee agenda items, recent developments, and other matters of interest to the Directors. Each Director has full access to management.

A meeting of the Company’s non-employee Directors in executive session without any employee Directors or members of management present is scheduled at every regularly scheduled Board meeting. During 2010, the non-employee Directors met 6 times in executive session. The Board appoints a lead Director for such executive sessions on a rotating basis.

Directors are expected to attend all meetings of the Board and each committee on which they serve. In 2010, the Board held 11 meetings and committees of the Board held a total of 16 meetings. During 2010, no Director attended less than 75% of the aggregate number of meetings of the Board of Directors or of the committee or committees on which he or she served, which were held during the period that he or she served.

The Company does not have a formal policy with respect to Director attendance at the annual meeting of stockholders. The Company believes that the potential expense involved with requiring all non-employee Directors to attend the annual meeting of stockholders outweighs the benefit of such attendance because meeting agenda items are generally uncontested, nearly all shares voted are voted by proxy, and stockholder attendance at the meetings is traditionally very low. Accordingly, no non-employee Directors attended the Company’s 2010 annual meeting of stockholders. Martin R. Benante, the Company’s Chairman of the Board and Chief Executive Officer, did attend the Company’s 2010 annual meeting of stockholders and will attend the Company’s 2011 annual meeting of stockholders where he will be available for questions.

Communication with the Board

Stockholders, employees, and other interested parties wishing to contact the Board directly may initiate in writing any communication with: (i) the Board, (ii) any committee of the Board, (iii) the non-employee Directors as a group, or (iv) any individual non-employee Director by sending the communication to Dr. William W. Sihler, c/o Southeastern Consultants Group, Ltd., P.O. Box 5645, Charlottesville, Virginia, 22905. The name of any specific intended Board recipient should be noted in the communication. However, prior to forwarding any correspondence, Dr. Sihler will review such correspondence and, in his discretion, not forward certain items if they are deemed to be of a commercial nature or sent in bad faith.

Director Independence

The corporate governance guidelines provide independence standards generally consistent with the New York Stock Exchange listing standards. These standards specify the criteria by which the independence of the Company’s Directors will be determined, and require the Board to determine affirmatively that each independent Director has no material relationship with the Company other than as a Director. The Board has adopted the standards set out in the corporate governance guidelines, which are posted on the Company’s website at www.curtisswright.com, for its evaluation of the materiality of Director relationships with the Company. The Board has determined that the following Directors are “independent” as required by the New York Stock Exchange listing standards and the Board’s corporate governance guidelines: S. Marce Fuller, Dr. Allen A. Kozinski, Carl G. Miller, William B. Mitchell, John R. Myers, John B. Nathman, Dr. William W. Sihler, and Albert E. Smith. Mr. Benante does not meet the corporate governance guidelines independence test and NYSE independence listing standards due to his current position as Chairman and Chief Executive Officer of the Company. The Board has also determined that Mr. Rivet, a non-Director nominee, is “independent” as required by the New York Stock Exchange listing standards and the Board’s corporate governance guidelines. In making the determination that Albert E. Smith is “independent,” the Board considered the fact that Mr. Smith is presently a director of Tetra Tech Inc., which the Company has indirectly engaged at various times through the use of certain Tetra Tech subsidiaries to perform certain environmental site investigation and evaluation of (i) potential acquisitions, (ii) a potential lease, and (iii) a newly acquired subsidiary. The Board determined that this relationship was not material and, thus, did not affect his independence, because Mr. Smith does not participate in providing any of the services, does not currently participate in the day-to-day management of Tetra Tech, and does not receive any remuneration as a result of the environmental site investigation and evaluation services being provided. Moreover, the engagement involved payments that are individually and in the aggregate immaterial to the revenues of Tetra Tech and the expenses of the Company.

All members of the Audit Committee, the Executive Compensation Committee, the Finance Committee, and the Committee on Directors and Governance are independent Directors as defined in the New York Stock Exchange listing standards and in the standards in the Company’s corporate governance guidelines.

Code of Conduct

The corporate governance guidelines contain a code of conduct that applies to every Director. The Company also maintains a code of conduct that applies to every employee, including the Company’s Chief Executive Officer, Chief Financial Officer, and Corporate Controller. The Company designed the corporate governance guidelines and the code of conduct to ensure that its business is conducted in a consistently legal and ethical manner. The corporate governance guidelines include policies on, among other things, conflicts of interest, corporate opportunities, and insider trading. The Company’s code of conduct applicable to its employees includes policies on, among other things, employment, conflicts of interest, financial reporting, the protection of confidential information, and insider trading and requires strict adherence to all laws and regulations applicable to the conduct of the Company’s business. The Company will disclose any waivers of the codes of conduct pertaining to Directors or senior financial executives on its website at www.curtisswright.com in accordance with applicable law and the requirements of the NYSE corporate governance standards. To date, no waivers have been requested or granted. The Company’s code of conduct is available at www.curtisswright.com or by sending a request in writing to the Corporate Secretary, Curtiss-Wright Corporation, 10 Waterview Boulevard, Second Floor, Parsippany, New Jersey 07054.

Board Committees

The Board of Directors has an Audit Committee, an Executive Compensation Committee, a Committee on Directors and Governance, and a Finance Committee. The Board has adopted a written charter for each of these committees. In February, 2010, the Board of Directors amended its Audit Committee Charter to conform certain provisions on Director independence to the comparable provisions in the New York Stock Exchange Listing Standards. The full text of each charter, as amended (if applicable), is available on the Company’s website located at www.curtisswright.com or by sending a request in writing to the Corporate Secretary, Curtiss-Wright Corporation, 10 Waterview Boulevard, Second Floor, Parsippany, New Jersey 07054.

Audit Committee. The Audit Committee presently consists of Dr. William W. Sihler, Chairperson, S. Marce Fuller, Carl G. Miller, and Albert E. Smith. The Audit Committee met 5 times during 2010. The Audit Committee assists the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company’s internal audit function; the annual independent audit of the Company’s financial statements; the performance, qualifications, and independence of its independent registered public accounting firm; risk assessment and management; and the Company’s compliance and ethics programs.

Each member of the Audit Committee meets the independence requirements of the New York Stock Exchange, Rule 10A-3 under the Securities Exchange Act of 1934, and the Company’s corporate governance guidelines. In accordance with New York Stock Exchange requirements, the Board in its business judgment has determined that each member of the Audit Committee is financially literate, knowledgeable, and qualified to review financial statements. The Board has also determined that at least one member of the Audit Committee, Carl G. Miller, is an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission. Once Mr. Miller’s resignation from the Board becomes effective and assuming that Robert J. Rivet is elected to the Board, the Board expects to elect Mr. Rivet to the Audit Committee and designate him as an “audit committee financial expert”.

Executive Compensation Committee. The Executive Compensation Committee presently consists of John R. Myers, Chairperson, S. Marce Fuller, Dr. Allen A. Kozinski, and William B. Mitchell. The Executive Compensation Committee met 4 times during 2010. Each member of the Executive Compensation Committee meets the independence requirements of the New York Stock Exchange and the Company’s corporate governance guidelines.

The Executive Compensation Committee determines the compensation of the Chief Executive Officer and recommends to the full Board the compensation levels for the remaining executive officers of the Company. The Executive Compensation Committee also oversees the administration of the Company’s executive compensation programs, and reviews and evaluates compensation arrangements to assess whether they could encourage undue risk taking. To assist in determining the proper levels of compensation for the Chief Executive Officer and the remaining executive officers, the Executive Compensation Committee engages an independent external executive compensation consultant to provide the Executive Compensation Committee with advice on such matters. During 2010, the Executive Compensation Committee retained Pay Governance, LLC as an independent external executive compensation consulting firm to advise on executive and director compensation matters, including market trends in executive and director compensation, proposals for compensation programs, provide advice and guidance on how to appropriately compensate officers and directors, and other topics as the Executive Compensation Committee deemed appropriate. Pay Governance is directly accountable to the Executive Compensation Committee. Pay Governance provided other nominal services to the Company, but such amount was less than $120,000 during 2010. Although senior management periodically provides executive compensation recommendations to the Executive Compensation Committee for consideration and review, the Executive Compensation Committee makes independent determinations on all executive compensation issues, considering, among other things, (1) the recommendations of its independent external executive compensation consultant, (2) information concerning practices at peer companies and other relevant market data, and (3) management’s recommendations. The Company’s Corporate Compensation & Benefits Department also supports the Executive Compensation Committee’s activities.

Committee on Directors and Governance. The Committee on Directors and Governance presently consists of S. Marce Fuller, Chairperson, Dr. Allen A. Kozinski, John R. Myers, and John B. Nathman. The Committee on Directors and Governance met 5 times during 2010. The Committee on Directors and Governance develops policy on the size and composition of the Board, criteria for Director nomination, procedures for the nomination process, and compensation paid to Directors. The committee identifies and recommends candidates for election to the Board. Each member of the Committee on Directors and Governance meets the independence requirements of the New York Stock Exchange and the Company’s corporate governance guidelines.

Finance Committee. The Finance Committee presently consists of William B. Mitchell, Chairperson, Carl G. Miller, John B. Nathman, Dr. William W. Sihler, and Albert E. Smith. The Finance Committee met 2 times during 2010. The Finance Committee, among other things, advises the Board regarding the capital structure of the Company, the Company’s dividend policy, and the investment managers and policies relating to the Company’s defined benefit plans. Each member of the Finance Committee meets the independence requirements of the New York Stock Exchange and the Company’s corporate governance guidelines.

Board Leadership Structure

The Company is focused on strong corporate governance practices and values independent Board oversight as an essential component of strong corporate performance to enhance stockholder value. The Company’s commitment to independent oversight is demonstrated by the fact that, as discussed above, all of our directors, except our Chairman, are independent. In addition, as discussed above, all of the members of the Board’s Audit Committee, Finance Committee, Executive Compensation Committee, and Committee on Directors and Governance are independent.

The Chairman and Chief Executive Officer roles reside in one individual, Martin R. Benante. The Board believes at this time it is in the best interests of the Company and its stockholders for one person to serve as Chairman and Chief Executive Officer. The Company believes this leadership structure is the most appropriate for it because Mr. Benante is able to utilize the in-depth focus and perspective gained in running the Company as Chief Executive Officer for the past 11 years to guide the Board effectively and efficiently in managing the property, affairs, and business of the Company.

Mr. Benante fulfills his responsibilities in chairing the Board through close interaction with the lead Director. The Board appoints a lead Director for each non-employee Director executive session on a rotating basis. This Board leadership structure works effectively for the Company as demonstrated by the Company’s growth and performance. The Board has structured the role of its lead Director to strike an appropriate balance to the combined Chairman and Chief Executive Officer role and to fulfill the important requirements of independent leadership on the Board. The lead Director serves as the focal point for independent Directors regarding resolving conflicts with the Chief Executive Officer, or other independent Directors, and coordinating feedback to the Chief Executive Officer on behalf of independent Directors regarding business issues and Board management. The lead Director is expected to foster a cohesive Board that supports the Chief Executive Officer’s ultimate goal of creating stockholder value. In this regard, the lead Director’s responsibilities include convening and presiding over executive sessions attended only by non-employee Directors, communicating to the Chief Executive Officer the substance of discussions held during those sessions to the extent requested by the participants, serving as a liaison between the Chairman and the Board’s independent Directors on sensitive issues, consulting with the Chairman on meeting schedules and agendas including the format and adequacy of information the Directors receive and the effectiveness of the meeting process and presiding at meetings of the Board in the event of the Chairman’s unavailability.

Board Role in Risk Oversight

The Board of Directors is responsible, among other things, for appraising the Company’s major risks and ensuring that appropriate risk management and control procedures are in place. While the Board has the ultimate oversight responsibility for risk management processes, various committees of the Board composed entirely of independent directors also have responsibility for some aspects of risk management. The Audit Committee of the Board, acting pursuant to its written charter, serves as the principal agent of the Board in fulfilling the Board’s oversight of risk assessment and management. The Audit Committee also performs a central oversight role with respect to financial and compliance risks. The Executive Compensation Committee considers risks in connection with its design of compensation programs for the Company’s employees, including the executive officers. In addition, the Finance Committee is responsible for assessing risks related to financing matters such as acquisitions and dispositions, capital structure, equity and debt issuances.

The Board and its committees are kept informed by various reports on risk identification and mitigation provided to them on a regular basis, including reports made at the Board and Committee meetings by management. For example, the Company’s Chief Risk Officer and internal audit function maintain oversight over the key areas of the Company’s financial processes and controls, and report periodically directly to the Audit Committee for the purpose of assessing and evaluating major strategic, operational, regulatory, information management, and external risks in the Company’s business. The Audit Committee then reviews with management such risks and the steps management has taken to monitor, mitigate, and control such risks.

The foregoing practice enhances the Board’s leadership structure as it strengthens the Company’s overall commitment to independent Board oversight as an essential component of strong corporate performance to enhance stockholder value.

Stockholder Recommendations and Nominations for Directors

Stockholder Recommendations. The Committee on Directors and Governance will consider stockholder recommendations for Director nominees. A stockholder desiring the committee to consider his or her Director recommendation should deliver a written submission to the Committee on Directors and Governance in care of the Corporate Secretary, Curtiss-Wright Corporation, 10 Waterview Boulevard, Second Floor, Parsippany, New Jersey 07054. Such submission must include:

(1)	the name and address of such stockholder,

(2)	the name of such nominee,

(3)	the nominee’s written consent to serve if elected,

(4)	documentation demonstrating that the nominating stockholder is indeed a stockholder of the Company, including the number of shares of stock owned,

(5)

a representation (i) that the stockholder is a holder of record of the stock of the Company entitled to vote at such meeting and whether he or she intends to appear in person or by proxy at the meeting, and (ii) whether the stockholder intends or is part of a group that intends to deliver a proxy statement to the Company’s stockholders respecting such nominee or otherwise solicit proxies respecting such nominee,

(6)

a description of any derivative instruments the stockholder owns for which the Company’s shares are the underlying security or any other direct or indirect opportunity the stockholder has to profit from any increase or decrease in the value of the Company’s stock,

(7)

a description of the extent to which the stockholder has entered into any transaction or series of transactions, including hedging, short selling, borrowing shares, or lending shares, with the effect or intent to mitigate loss to or manage or share risk or benefit of changes in the value or price of share of stock of the Company for, or to increase or decrease the voting power or economic interest of, such stockholder with respect to any shares of stock of the Company,

(8)

a description of any proxy, contract, arrangement, understanding, or relationship under which the stockholder has a right to vote any of shares of stock of the Company or influence the voting over any such shares,

(9)	a description of any rights to dividends on the shares of stock of the Company the stockholder has that are separated or separable from the underlying shares of stock of the Company,

(10)

a description of any performance-related fees (other than asset-based fee) the stockholder is entitled to based on any increase or decrease in the value of the shares of stock of the Company or related derivative instruments,

(11)	to the extent known, the name and address of any other stockholder supporting the nomination on the date of the stockholder’s submission of the nomination to the Committee on Directors and Governance,

(12)

any information relating to the nominee and his or her affiliates that would be required to be disclosed in a proxy solicitation for the election of Directors of the Company pursuant to Regulation 14A under the Securities Exchange Act of 1934, and

(13)

a description of all direct and indirect compensation, and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships between such nominating stockholder or beneficial owner, if any, on the one hand, and the nominee and his or her respective affiliates or associates, or others acting in concert therewith, on the other hand.

In addition, such submission must be accompanied by a written questionnaire with respect to the background and qualification of the nominee and the background of any other person or entity on whose behalf the nomination is being made. Further, the nominee must also provide a written representation and agreement that such nominee (i) is not and will not become party to (x) any agreement, arrangement or understanding as to how such prospective nominee will act or vote on any issue or question that has not been disclosed to the Company, or (y) any agreement, arrangement or understanding as to how such prospective nominee will act or vote on any issue or question that could limit or interfere with such nominee’s ability to comply with such nominee’s fiduciary duties, (ii) is not and will not become party to any agreement, arrangement or understanding with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director, that has not been disclosed to the Company, and (iii) in such person’s individual capacity and on behalf of any beneficial owner on whose behalf the nomination is being made, would be in compliance with all applicable corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Company. The Committee may require additional information from the nominee to perform its evaluation.

In its assessment of each potential nominee, the Committee on Directors and Governance will review the nominee’s judgment, experience, independence, and understanding of the Company’s business; the range of talent and experience already represented on the Board; and such other factors that the committee determines are pertinent in light of the current needs of the Company. The committee will also take into account the ability of a nominee to devote the time and effort necessary to fulfill his or her responsibilities as a Company Director.

The Committee on Directors and Governance does not have a formal written policy with regard to considering diversity in identifying nominees for directors, but when considering director candidates it seeks individuals with backgrounds and qualities that, when combined with those of the Company’s other directors, provide a blend of skills, experience, and cultural knowledge that will further enhance the Board’s effectiveness. Diversity considerations for a director nominee may vary at any time according to the particular areas of expertise being sought as a complement to the existing Board composition. When the need arises, the Company engages independent search firms to identify potential director nominees according to the criteria set forth by the Committee and assist the Committee in identifying and evaluating a diverse pool of qualified candidates.

The Committee on Directors and Governance annually evaluates the performance of the Board, each of the committees, and each of the members of the Board. It also reviews the size of the Board and whether it would be beneficial to add additional members and/or any new skills or expertise, taking into account the overall operating efficiency of the Board and its committees. If the Board has a vacancy, or if the Committee determines that it would be beneficial to add an additional member, the

Committee will take into account the factors identified above and all other factors which the Committee in its best judgment deems relevant at such time.

Stockholder Nominations. A stockholder desiring to nominate a person as Director should deliver a written submission in accordance with the Company’s By-laws to the Corporate Secretary, Curtiss- Wright Corporation, 10 Waterview Boulevard, Second Floor, Parsippany, New Jersey 07054. Such submission must include the items listed above under “Stockholder Recommendations and Nominations for Directors”. Stockholder submissions for Director nominees at the 2012 annual meeting of stockholders must be received by the Corporate Secretary of the Company no later than February 6, 2012 and no earlier than January 7, 2012. Nominee recommendations that are made by stockholders in accordance with these procedures will receive the same consideration as recommendations initiated by the Committee on Directors and Governance.

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

Audit Committee Report

The Audit Committee of the Company’s Board of Directors consists of four non-employee directors, each of whom the Board has determined (i) meets the independence criteria specified by the Securities and Exchange Commission and the requirements of Sections 303A.07(a) and applicable sections of the New York Stock Exchange listing standards and (ii) is financially literate in accordance with the requirements of Section 303A.07(b) of the New York Stock Exchange listing standards. The Audit Committee annually reviews and reassesses its written charter, as well as selects and retains the Company’s independent registered public accounting firm.

Management is responsible for the financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Our independent accountants are responsible for auditing those financial statements. The Audit Committee is responsible for monitoring and reviewing these processes. The Audit Committee does not have the duty or responsibility to conduct auditing or accounting reviews or procedures. None of the members of the Audit Committee may be employees of the Company. Additionally, the Audit Committee members may not represent themselves to be accountants or auditors for the Company, or to serve as accountants or auditors by profession or experts in the fields of accounting or auditing for the Company. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles in the United States of America and on the representations of the independent accountants included in their report on the Company’s financial statements.

The oversight performed by the Audit Committee does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the discussions that the Audit Committee has with management and the independent accountants do not assure that the financial statements are presented in accordance with generally accepted accounting principles, that the audit of the financial statements has been carried out in accordance with generally accepted auditing standards, or that our independent accountants are in fact “independent.”

As more fully described in its charter, the Audit Committee is responsible for overseeing the internal controls and financial reporting processes, as well as the independent audit of the financial statements by the independent registered public accounting firm, Deloitte & Touche LLP. As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal year 2010 with management and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements, in addition to those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with the independent accountants. The Audit Committee discussed and considered the independence of Deloitte & Touche LLP with representatives of Deloitte & Touche LLP, reviewing as necessary all relationships and services that might bear on the objectivity of Deloitte & Touche LLP, and received the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee) from Deloitte & Touche LLP. The Audit Committee provided to Deloitte & Touche LLP full access to the Audit Committee to meet privately and Deloitte & Touche LLP was encouraged to discuss any matters they desired with the Audit Committee and/or the full Board of Directors.

The opinion of Deloitte & Touche LLP is filed separately in the 2010 Annual Report on Form 10-K and should be read in conjunction with the reading of the financial statements.

Based upon the Audit Committee’s review and discussions referred to above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements and footnotes in its Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

Dr. William W. Sihler, Chairman
S. Marce Fuller
Carl G. Miller
Albert E. Smith

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (CD&A) discusses the Company’s compensation philosophy and policies and describes all material elements of compensation awarded in 2010 to Martin R. Benante, Chief Executive Officer, Glenn E. Tynan, Chief Financial Officer, David J. Linton, Co-Chief Operating Officer, David C. Adams, Co-Chief Operating Officer, and Michael J. Denton, General Counsel. These five individuals are also occasionally referred to collectively hereinafter as the “Named Executive Officers”.

Executive Summary

The Company’s “pay-for-performance” philosophy forms the foundation of all of the Executive Compensation Committee’s (the “Committee”) decisions regarding executive compensation. Like most companies, the Company uses a combination of fixed and variable compensation programs, as well as benefits and perquisites, to reward and incentivize strong performance, and to align the interests of the executives with the Company’s stockholders. The material elements of the Company’s executive compensation program for the Named Executive officers in 2010 included a fixed base salary, annual cash incentive opportunity, stock option grants, long-term cash incentive opportunity, restricted stock units (both performance and time-based), retirement benefits, perquisites and other benefits, and severance protection for certain actual or constructive terminations (including change-in-control severance protection). This compensation philosophy, and the executive compensation program structure approved by the Committee, is central to the Company’s ability to attract, retain, and motivate individuals who can achieve the superior financial results that result in long-term increases in stockholder value.

Each year the Committee, along with Company management, establishes performance targets for its short- and long-term incentive plans that require the achievement of significant financial results. At the end of each year, the Committee determines compensation by assessing performance against these financial targets, as well as the Company’s performance relative to its peers, where applicable. While the Committee believes that financial performance should be the most significant driver of compensation, other factors that drive long-term value for stockholders are also taken into account by the Committee, including achievement of strategic objectives. Ultimately, the amount of compensation awarded to the Named Executive Officers is determined based on the Named Executive Officer’s individual and Company’s performance. This approach has been used consistently over the years and has resulted in the Company’s ability to attract, retain, and motivate key executives.

The Committee believes the cash incentive compensation payouts made in fiscal year 2010 to the Named Executive Officers reflects the Company’s commitment to pay for performance. In fiscal year 2010, the Company (on a consolidated basis) and each of its operating segments (individually) exceeded their respective adjusted operating income targets. This affected awards earned in the Company’s annual incentive compensation plan as more fully described in the “Annual Incentive Compensation” section of this Proxy Statement, resulting in the Named Executive Officers’ receiving annual cash incentive compensation above their respective target incentive opportunities. For fiscal years 2008-2010, the three-year period that determined cash awards under the Company’s long-term incentive plan, the Company (on a consolidated basis) and each of its operating segments (individually) three-year average annual sales growth and three-year average annual return on capital fell below their respective targets. This affected cash awards earned in the Company’s long-term incentive plan as more fully described in the “Long-Term Incentive Program” section of this Proxy Statement, resulting in the Named Executive Officers’ receiving long-term cash incentive compensation below their respective target incentive opportunities.

Objectives of the Executive Compensation Program

The Company bases its executive compensation program on principles designed to align executive compensation with Company business strategy, management initiatives, financial objectives, and the interests of the stockholders. The Committee believes that a significant amount of compensation must be linked to the measurable success of the business. A strong link between compensation and individual and Company performance provides incentives for achieving short-and long-term financial and business objectives while providing value to the Company’s shareholders by creating a strong nexus for stock price appreciation and total shareholder returns. The Committee also believes that performance-oriented compensation attracts performance-oriented individuals and that it must set compensation at levels that will be competitive with the compensation offered by those companies against whom the Company competes for executive talent so that the Company can continue to attract and retain talented and experienced executives.

In applying these principles, the Committee has established an executive compensation program designed to: (1) attract, retain, and motivate key executives critical to the success of the Company by offering compensation and benefits that are competitive with industry peers; (2) pay for objective financial performance by providing incentives that focus efforts on the attainment of short-term and strategic long-term performance goals; and (3) align the interests of executives and stockholders.

In an effort to balance the need to retain executive talent while focusing the executive on the achievement of superior performance and the creation of long-term shareholder value, the Committee adopted a compensation philosophy that contains both fixed and variable (performance based) elements of compensation. Given its commitment to motivating the delivery of superior business results, the Committee favors elements of compensation that closely align with the interests of the stockholders.

The Committee believes that a significant amount of total direct compensation (“TDC”), i.e. base salary, annual incentive compensation, and long-term incentive compensation should be based on shareholder value to align the interests of the Company’s executives with those of the Company’s shareholders. To this end, the Company provides compensation based on stock-price appreciation through stock options, alignment with stock price through time-based restricted stock units, and alignment with stockholders and financial performance through performance-based restricted stock units. In addition, the Company provides a long-term cash incentive that is not directly aligned with equity, but incorporates financial drivers of shareholder value.

Finally, when considering the structure of Named Executive Officers’ compensation, in addition to the guidance above, it is the Committee’s policy to consider the deductibility of executive compensation under applicable income tax rules as one of several factors used to make specific compensation determinations consistent with the goals of the Company’s executive compensation program. Given the highly leveraged compensation philosophy, the Committee believes that the performance based compensation paid to the Company’s five most highly compensated officers should be deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Determining the Amount and Mix of Compensation

In determining both the amount and mix of compensation, the Committee, with assistance from its independent external compensation consultant, compared each Named Executive Officer’s TDC to various relevant industry market data points and peer group data for that Named Executive Officer’s position. For fiscal 2010, the Committee has recommended to the Board of Directors that fixed components of pay such as base salary and certain benefits should be targeted at the 50th (median) to 60th percentile levels of the Company’s relevant market data. By contrast, the Committee recommends that variable components of pay, such as cash incentives and certain components of long-term incentive grants be linked to aggressive performance measures so that, if these performance measures are achieved, the Company’s executives will receive TDC that approximates the 75th percentile of the Company’s relevant market data (the Committee also considers peer group compensation levels in this assessment). As a result, the Named Executive Officers’ TDC could be either significantly more or less than the median TDC of the Company’s relevant market data depending on the level of performance attained. For fiscal 2010, the Committee reviewed all components of compensation for each Named Executive Officer, including base salary, annual incentive compensation, long-term incentive compensation, retirement benefits, perquisites and other benefits, and severance protection. Based on this review, the Committee determined that the Named Executive Officers’ total compensation opportunities were competitive, reasonable, appropriate, and not excessive.

For 2010, the TDC of all Named Executive Officers was consistent with the market data reviewed by the Committee, and did not exceed the 75th percentile of such data. Therefore, the Committee decided that no changes in short-term annual incentive or long-term incentive target awards were necessary for 2010.

Establishing a baseline for the Executive Compensation Program

To assist the Committee in establishing executive compensation policies and programs for 2010, the Committee considered compensation and other benefits provided to positions within comparable companies. Specifically, the Committee considered the advice provided by its compensation consultant as well as published data from surveys from Towers Perrin, Hewitt, and Mercer. The Committee also analyzed peer data, but due to the small database size and resulting volatility, the Committee places more focus on larger survey populations. This data represents the leading manufacturing companies in the various markets and industries within which the Company competes for talent. One source of data, the peer group, is representative of competitors with similar product lines and in the same markets and industries. Peer group performance is also used as a relative measure for some long-term incentive plan metrics. Due to the loss of three companies in the prior peer group, in 2009, the Committee, with guidance from its independent external compensation consultant and members of senior management, selected several additions to the remaining peer group, which is set forth below, based upon consideration of various market drivers; investor peers, financial peers and peers of peers. The original peer group criteria incorporated organizations with broad manufacturing operations, similar revenue size, growth, and performance; corporations that had historical five-year performance similar to that of the Company; and corporations that utilized strategic acquisitions as a driver of high growth over the past five years. The Committee then agreed to add eight additional companies to form the new peer group. The final peer group selected by the Committee consists of the following companies:

AAR Corp.

Ametek Inc.

Circor International Inc.

Crane Co.

Enpro Industries, Inc.

Esterline Technologies Corp.

Flowserve Corp.

GenCorp Inc.

Gibraltar Industries, Inc.

Griffon Corp.

Hexcel Corp.

Idex Corp.

Kaman Corp.

Moog, Inc.

NCI Building Systems, Inc.

Parker Hannifin Corp.

Precision Castparts Corp.

Quanex Corp.

Roper Industries, Inc.

Teledyne Technologies Inc.

Teleflex Inc.Tredegar Corp.

Triumph Group Inc.

Woodward, Inc. (f/k/a Woodward
Governor Company)

The Committee’s policy is to review the composition of the peer group with its compensation consultant periodically and to adjust the members of the group in response to changes in the characteristics of the Company and/or members of the peer group. In addition to the peer group data provided by the Committee’s compensation consultant, the Company also considers additional relevant market data, representing a broader and larger labor market in which the Company competes for executives, including executive compensation surveys provided by major consulting firms. The Committee’s compensation consultant also provides additional guidance using proprietary information. In establishing executive compensation, the Committee considers all of these sources of data with an emphasis placed on the most comprehensive and reliable to fit the structure and positions of the Company.

Equity Ownership and Other Requirements for Senior Executives

To further align the linkage between the interests of the Named Executive Officers and those of its shareholders, the Company requires the Named Executive Officers to use the shares obtained through its long-term incentive plans (except pre-2005 stock option grants) as discussed further below (current plans began in 2006) to establish a significant level of direct share ownership. The Company’s Stock Ownership Guidelines (the “Guidelines”) require the CEO and all other Named Executive Officers to own Company stock denominated as a multiple of their annual salaries as follows: five times annual salary for the CEO and three times annual salary for other Named Executive Officers. All share-based long-term incentive plan grants, including any vested stock options (post-2005 grants) are subject to the

Guidelines and 50% of the net proceeds of a stock based grant vested or exercised (current market value of shares less the strike price) must be retained in Company stock. Given the performance-based variability in the ultimate value of the performance-based stock, there is no fixed timeframe to achieve the Guidelines. However, until the Guidelines are satisfied, the Named Executive Officers are only permitted to sell 50% of their value to accommodate the cost of taxes. Once the ownership thresholds are fully met and maintained, the holding limits are removed on any and all earned and vested shares. Shares owned outside the Company grants of equity are not subject to these holding restrictions but count toward the total amount of equity held. If a Named Executive Officer leaves the Company for any reason, the Guidelines immediately lapse. The independent external executive compensation consultant for the Committee reviewed these Guidelines in 2010 and determined them to be fair and appropriate given the competitive practice of the Company’s peer group and general industry, while ensuring good corporate governance.

The Committee reviews Named Executive Officer holdings annually in advance of long-term incentive grants and awards. Current market value of earned and purchased shares and the net value of vested and unexercised “in the money” options held (at that time) by the Named Executive Officer are used rather than paid-in value to be consistent with prevailing industry practice.

Clawback Policy

In addition to the Guidelines, in 2009, the Committee amended its clawback policy to provide that, in the event the amount of any incentive compensation award is based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, or if a participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and has committed an offense subject to forfeiture under such statute, the participant must reimburse the Company that portion of the incentive compensation award that was based on the inaccurate data or as provided for in such statute.

Insider Trading Policy

The Company also maintains an insider trading policy for all its employees, including the Named Executive Officers. The policy specifically prohibits employees from engaging in any transaction in which they may profit from short-term speculative swings in the value of the Company’s securities. This includes “short sales” (selling borrowed securities that the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), and hedging transactions such as zero-cost collars and forward sale contracts. In addition, the policy contains a strict black-out period during which all executive officers are prohibited from trading in the Company’s securities. The black-out period commences two weeks prior to the close of every financial quarter and ends two business days after the issuance of the Company’s earnings release.

Elements of Compensation

Base Salary. Base salary is intended to compensate the Named Executive Officers for performance of core job responsibilities and duties. The Company seeks to attract and retain executive talent by offering competitive base salaries. The Company recognizes that similar rates of base salary are almost universally provided at other companies or the general markets with which the Company competes for talent. Base salary is an essential part of the Company’s executive compensation program because it provides executives with a consistent and predictable level of cash compensation that does not fluctuate with annual performance and is generally market competitive. Keeping base salary within a competitive range is a key factor in retaining our executives. Base salary relates to other components of the Company’s executive compensation program in that it is included in the formulae used to determine annual incentive compensation, long-term incentive compensation, retirement benefits, severance protection, and change-in-control benefits (each described below).

The Committee evaluates executive officer salaries annually and makes recommendations to the Board that reflect competitive market data, the Named Executive Officer’s individual performance, and the core responsibilities within the Company. The Committee also considers the recommendations of its compensation consultant as to the appropriate target salary levels for the Company’s Named Executive

Officers and the acceptable range of salaries around that target. As discussed above, the Committee currently targets the Named Executive Officers’ base salaries within the 50th and 60th percentiles of the Company’s relevant market data. For 2010, none of the Named Executive Officers were paid base salary outside this range. The Board of Directors acts upon the recommendations of the Committee as to base salary adjustments for all of the Named Executive Officers except Mr. Benante, whose base salary is established exclusively by the Committee. In determining Mr. Benante’s 2010 base salary, the Committee took into account both Chief Executive Officer data of the relevant market and peer group as well as the performance of Mr. Benante and the Company over the past year, including operating earnings, overall growth rate, and free cash flow.

The Committee considered the base salaries of the Named Executive Officers in May 2010. At that time, it was decided to increase the base salary of Mr. Benante 4.9% to $970,000 and to recommend to the Board increases in the base salary of Mr. Tynan of 4.0% to $517,000, Mr. Denton of 4.0% to $420,000, Mr. Linton of 4.0% to $590,700, and Mr. Adams of 4.0% to $563,700. In making these determinations, the key considerations were the Named Executive Officers’ performance against core job duties, the amount and date of the individual’s last increase (24 months prior for Mr. Benante and 17 months prior for the other Named Executive Officers), their relative position to the market and market adjustments, and general economic conditions. The independent external executive compensation consultant agreed with these increases in base salary for the Named Executive Officers.

Annual Incentive Compensation. Consistent with the principle that the Named Executive Officers should be motivated to achieve results that improve stockholder value, the Company believes that an important portion of the overall cash compensation for the Named Executive Officers be contingent upon the successful achievement of certain annual corporate financial and individual goals and objectives.

Annual incentive compensation is an essential part of the Company’s compensation program because it rewards the Named Executive Officers for achievement of short-term business and individual performance goals. Unlike base salaries, annual incentive compensation awards are not predictable and vary with performance as measured against goals. And unlike long-term incentive equity awards, the annual incentive compensation is intended to motivate executives to accomplish objectives that support strong annual operating performance for the Company. Annual incentive compensation relates directly to certain other components of the Company’s executive compensation program. For example, annual incentive compensation is included in the formulae used to determine some retirement benefits and change-in-control benefits (each described below). The actual annual payment of incentive compensation does not directly influence the Committee’s decisions with respect to current base salary, equity compensation awards, or severance protection.

For 2010, the Named Executive Officers participated in the 2005 Curtiss-Wright Modified Incentive Compensation Plan (“MICP”) approved by the Company stockholders in May 2006. As discussed above, the Named Executive Officers incentives are targeted at the 75th percentile of the relevant market data, and payout is tied to the attainment of performance goals that approximate a comparable level of performance within our peer group. These performance goals are developed through an iterative process including the Company’s five year strategic plan, annual budgeting, and the Company’s compensation structure. Performance targets are established using industry norms, historical trend information, various economic and market data, and profit margins and sales forecasts. Individual goals are developed independently between the respective Named Executive Officer and the CEO, and then presented along with their rationale to the Committee for consideration and approval. The CEO’s individual goals are established with the Committee’s input and approval while the Board approves the other Named Executive Officer’s individual goals. An individual’s goals are tied to strategic business needs for the coming year.

Early each year, Mr. Benante submits his proposed personal goals and objectives to the Committee for that year for discussion and approval. The Committee then reviews these goals and objectives in connection with the Company’s short term objectives as set forth in the Company’s strategic plan. The Committee provides Mr. Benante with his approved goals, which are then flowed down to the other Named Executive Officers, and subsequently submitted and approved by the Committee and the Board by March 31st of the performance year. The Committee believes that this approach provides consistency and continuity in the execution of the Company’s short term goals as well as a strategic tie to the accomplishment of the Company’s long-term objectives.

In regard to the performance goals, the Committee considers a number of performance measures such as: operating income, net earnings (before or after taxes); earnings growth; earnings per share; net sales (including net sales growth); gross profits or net operating profit; cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on capital, cash conversion on earnings); revenue growth; attainment of strategic or operational initiatives; and cost containment or reductions. Any performance measure may be used to measure the performance of the Company and any of its affiliates as a whole, to measure any business unit thereof or any combination thereof, or to measure the performance of any of these compared to the performance of a group of comparable companies, or a published or special index, in each case that the Committee, in its sole discretion, deems appropriate. In no event may awards for participants be increased on a discretionary basis; however, the Committee does have the discretion to decrease the amount of any award paid to any participant under the MICP.

For 2010, the Committee selected adjusted operating income as the sole financial performance goal for the MICP because it believes this measure is a key indicator of the Company’s year-over-year financial performance. The Committee approves adjustments to the Company’s operating income, including removal of expenses for amortization for certain intangibles as well as the current year’s incentive compensation plan expense.

Sixty percent (60%) of the award is based on the attainment of a pre-approved adjusted operating income goal and forty percent (40%) is based on the above-mentioned individual performance-based objectives, which may include significant other financial and operating objectives and personal goals. The individual objectives are generally measurable and weighted as appropriate to their relative importance to the success of the Company. Individual objectives, while more subjective, reflect management’s strategy to facilitate short-term objectives. The Committee reviews each Named Executive Officer’s performance against his or her goals and objectives. Each Named Executive Officer is provided a rating between “1” and “5” for each stated goal and objective, with a “3” equating to 100% achievement, while a “5” represents 200% achievement and a “2” represents 50% achievement. A participant is given 0% achievement for any rating less than a “2”. Each rating is multiplied by its weighting and then averaged for an overall rating. The overall rating is then multiplied against 40% of the Named Executive Officer’s target award to derive a payout.

The potential range of value delivered to each participant is based on a threshold performance level below which no incentive is paid, a target level of performance at which the full target incentive is paid, and a maximum performance level at which the maximum incentive is paid. The threshold performance payout level is set at approximately 65% of the target performance payout level and the maximum payout performance level is set at 200% of the target performance level. Payouts are proportional to the participant’s individual performance against his or her pre-established goals and the Company’s performance against its pre-established financial goals.

In 2010, the target incentive was fixed at 105% of base salary for the Chief Executive Officer or $1,003,962; 90% for Messrs. Linton and Adams or $525,344 and $501,321, respectively; 80% for Mr. Tynan or $408,677; and 70% for Mr. Denton or $290,515 (MICP participation also includes a broader group of other management and key employees). Each participant in the MICP is notified early in the plan year of a target incentive award and range of opportunity based on a percentage of the participant’s earned base salary.

In February and March 2010, the Committee reviewed and approved, respectively, the CEO’s and the other Named Executive Officers’ goals for performance of the Company and their own individual goals.

For 2010, Mr. Benante’s individual goals and their respective weighting and rating were as follows:

Goal	Weight	Rating
Market improvements	40%	4.25
Increase cash flow	25%	3.3
Leadership development	15%	4.0
Increase organic growth	10%	3.7
Develop cash flow metrics	5%	3.7
Improve workplace safety	5%	3.0

For 2010, Mr. Tynan’s individual goals and their respective weighting and rating were as follows:

Goal	Weight	Rating
Increase cash flow	25%	3.5
Develop framework to transform corporate finance function	20%	3.8
Peer company benchmarking	20%	3.5
Evaluate alternative tax structures	15%	4.5
Develop and implement streamlined budget/forecast process	10%	4.0
Cost reductions	10%	3.5

For 2010, Mr. Linton’s individual goals and their respective weighting and rating were as follows:

Goal	Weight	Rating
Operational excellence	45%	4.7
Increase cash flow	25%	2.7
Increase organic growth	15%	4.0
Leadership development	15%	4.0

For 2010, Mr. Adams’ individual goals and their respective weighting and rating were as follows:

Goal	Weight	Rating
Market improvements	40%	4.4
Increase cash flow	25%	3.3
Increase organic growth	20%	4.0
Management development	15%	4.0

For 2010, Mr. Denton’s individual goals and their respective weighting and rating were as follows:

Goal	Weight	Rating
Provide preventive law training courses	20%	3.5
Professional development	20%	3.5
Update outside legal counsel guidelines	30%	3.5
Enhance model terms and conditions for mergers and acquisitions	30%	3.5

The 2010 MICP awards were paid early in 2011. The financial targets are intended to represent achievable goals in order to keep the Named Executive Officers motivated. Threshold payout is set at 65% of target performance reflecting the Committee’s philosophy of paying out only for substantial performance against these targets. The amounts paid with respect to performance year 2010 reflect the Company’s strong overall operational and financial performance during the year.

The adjusted operating income (“AOI”) target for the Company as a whole and its operating segments in 2010 was $242,914,000. The Company exceeded its Corporate AOI target by 14% for a payout at 150% of target. The AOI target for the Flow Control business segment for 2010 was $159,401,000. The Flow Control business segment exceeded its AOI target by 3% for a payout at 110% of target. The AOI target for the Motion Control business segment for 2010 was $110,226,000. The Motion Control business segment exceeded its AOI target by 8% for a payout at 135% of target. The

AOI target for the Metal Treatment business segment for 2010 was $29,139,000. The Metal Treatment business segment exceeded its AOI target by 24% for a payout at 200% of target. In assessing the Named Executive Officers individual performance, the Committee is provided with detailed documentation substantiating individual performance against each individual objective. In awarding a rating to each Named Executive Officer, the Committee analyzes this documentation and also takes into account the Company’s overall financial performance and individual assessments from the Chief Executive Officer. In assessing Mr. Benante’s performance against his individual goals, the Committee considered the role Mr. Benante played in selecting and leading the management team in its 2010 strategic, operational, and financial performance. The Committee attributed the Company’s success to Mr. Benante’s leadership skills within the Company. The Committee credited his effort to develop leaders for the Company in the future. In assessing Mr. Tynan’s performance against his individual goals, the Committee considered the Company’s improved financial performance as well as Mr. Tynan’s role in achieving the Company’s financial results such as by reducing costs through transforming the Company’s finance function, streamlining the budget, strategic planning, and forecast processes, and evaluating alternative tax structures. In assessing Mr. Denton’s performance against his individual goals, the Committee considered the Company’s compliance with applicable laws and regulations and the potential reduction in the Company’s contractual liability in connection with strategic acquisitions, and Mr. Denton’s role in achieving these results such as by providing preventive legal compliance training to senior management and enhancing the Company’s terms and conditions for mergers and acquisitions. In assessing Messrs. Linton and Adams’ performance against their respective individual performance goals the Committee considered the strategic, operational, and financial performance of the respective business units managed by these Named Executive Officers. The Committee considered the magnitude of the organic growth and cash flow realized at each individual business unit and the content and quality of the management development programs developed as well as the number of employees trained through the programs. In addition, the Committee also considered the extent Mr. Linton developed and implemented plans to improve workplace safety and achieve cost reductions, and the extent Mr. Adams developed and implemented strategic plans to broaden product depth and breadth. Based on their achievements and corporate performance, the Committee determined that Mr. Benante achieved 140% of his individual performance objectives or an overall rating of 3.8; Mr. Tynan achieved 140% of his individual performance objectives or an overall rating of 3.8; Mr. Linton achieved 150% of his individual performance objectives or an overall rating of 4.0; Mr. Adams achieved 150% of his individual performance objectives or an overall rating of 4.0; and Mr. Denton achieved 125% of his individual performance objectives or an overall rating of 3.5.

MICP Formula

Payout = 40% of Target x Individual Rating + 60% of Target x Company Performance Rating

Messrs. Benante, Tynan, and Denton are tied to the consolidated totals of AOI. Mr. Linton is tied to the AOI for the Flow Control business segment and the Company on a 75%/25% basis, respectively. Mr. Adams is tied to the AOI for the Motion Control business segment, Metal Treatment business segment, and the Company on a 50%/25%/25% basis, respectively. Accordingly, based on the above formulas, each Named Executive Officers’ individual performance factor, combined with the corporate target, resulted in Mr. Benante receiving a total payout of 46% above his target incentive or $1,465,785; Mr. Tynan received a payout of 46% above his target incentive or $596,668; Mr. Linton received a payout of 32% above his target incentive or $693,454; Mr. Adams received a payout of 53% above his target incentive or $767,021; and Mr. Denton received a payout of 40% above his target incentive or $406,722.

Long-Term Incentive Program. The Company’s long-term incentive plan (“LTIP”) was designed to ensure the Company’s executive officers and key employees are focused on long-term stockholder value creation through equity and cash-based incentive compensation that rewards for longer term (i.e. three years or more) performance. The amounts of grants were driven by competitively based compensation data. In 2010, the long-term incentive grants for Named Executive Officers consisted of four components: cash-based performance units, performance-based restricted stock units, time-based restricted stock units, and non-qualified stock options. The Company chose these four components to balance internal performance considerations, compound annual growth rates and return on capital versus external shareholder considerations, for example, share price. On the one end, non-qualified stock options are purely market based, and, on the other end, cash-based performance units are driven by internal financial measures to the exclusion of stock price movement. The other two components, performance-based restricted stock units and time-based restricted stock units, bridge those two ends by combining elements of both internal performance and/or tenure with external share price values.

The performance-based components of the long-term incentive grants are intended to drive behaviors affecting a longer performance timeframe (currently three years) with a goal of increasing the intrinsic value of the Company and improving the results of the business units with which the Named Executive Officers are associated. The total target long-term incentive grant value ranges are based upon competitive practice in the Company’s market data and peer group and is managed as a percentage of base salary. Individual grants reflect both market and individual performance. Each component is described in greater detail below.

All share-based components of the LTIP grant, including stock options, performance-based restricted stock units, and time-based restricted stock units, are historically approved at the Company’s November Board of Directors meeting. The meeting date for this and all other regularly scheduled Board of Directors and Committee meetings are selected and approved approximately 18 months in advance, at the May Board of Directors meeting in the preceding year. The establishment of a grant date approximately 18 months in advance precludes the ability to “time” grants to coincide with a historically low share price.

In determining the 2010 LTIP grants, the Committee considered the competitive levels of grants provided to similarly situated executives of the peer group and the Company’s comparable industry labor market, the potential effect that the efforts of the recipients could have on the growth and value of the Company, and their overall contribution to the business. In 2010, the total value of the LTIP grants (the value of non-qualified stock options, time-based restricted stock units, performance-based restricted stock units, and cash-based performance units combined) granted to the Company’s Named Executive Officers equaled 375% of the salary for the CEO, 250% of the salary for the CFO, 260% for Messrs. Linton and Adams, and 185% for Mr. Denton. If the Named Executive Officers deliver performance that achieves target levels, these percentages will result in vested values that approximate the 75th percentile of LTIP payments made by the Company’s peer group and general industry for comparable performance. LTIP grant values for the Named Executive Officers were allocated in the following manner: 20% in non-qualified stock options, 30% in performance-based restricted stock units, 20% in time-based restricted stock units, and 30% in cash-based performance units. The Committee established this allocation with the advice of the independent executive compensation consultant, to align the Named Executive Officers’ long-term interests with stockholder interests while at the same time balancing the need to reward the Named Executive Officers for achieving targeted long-term Company performance and to provide time-based retention grants.

Long-term incentive compensation does have a relation to the other components of the Company’s executive compensation program in that the Committee looks at TDC in determining market based compensation levels. However, the amount of stock-based long-term incentive compensation paid to a Named Executive Officer is not included in retirement calculations. Awards of long-term incentive compensation do vest in the event of a change-in-control (as described below).

The Company uses a balanced set of LTIP components to balance correctly the multiple interests of shareholders and internal performance. The four components chosen each accomplish a different “mission” in terms of incentivizing Named Executive Officer performance. The four components are:

Stock Options

Stock options are an effective tool to focus executives on increasing total shareholder value and returns over the long term by concentrating on key drivers of share price; encourage executives to take reasonable long-term business investment risks by measuring performance over multiple years; and encourage profitable growth and effective use of assets in achieving growth objectives. It is also an effective tool in recruiting and retaining top talent by providing an opportunity to be rewarded for growth in the Company’s market value. Stock options are granted at an exercise price that is 100% of the closing price as reported on the New York Stock Exchange for the Company’s Common Stock on

the date of grant. Stock options have a ten-year term and vest in equal amounts over a three-year period. The number of stock option shares granted is calculated by multiplying the total value of the Named Executive Officer’s LTIP target by the percentage of the grant allocated to stock options (20%) and dividing this value by the stock option value (determined by the Black-Scholes methodology of pricing options).

Based on the advice of the Company’s independent external executive compensation consultant, a balanced LTIP portfolio consists of 20% of the market based LTIP target (see above) for a Named Executive Officer structured as non-qualified stock options. For example, Mr. Benante’s total LTIP target for 2010 was $3,637,500. Accordingly, 20% of this amount or $727,500 is set aside for the stock option grant. The actual number of shares is determined by taking this value and dividing by the Black- Scholes value on the date of grant.

Performance-Based Restricted Stock Units (Performance Share Plan-“PSP”)

Performance-based restricted stock units focus management on specific objectives relating to the Company’s three year average annual net income (“NI”) versus target and three year average annual net income as a percent of sales as compared to the same measure of performance in our peer group. These performance-based restricted stock unit awards have a three-year performance period attached to them and vest upon the conclusion of the performance period, provided performance is within the acceptable range. The target annual income for the performance period 2008-2010 is set forth in the following table1:

Entity	2008	2009	2010
	Target	Target	Target
Motion Control	$38,000,000	$53,000,000	$52,500,000
Flow Control	$67,000,000	$71,500,000	$74,000,000
Metal Treatment	$35,000,000	$28,000,000	$14,500,000
Total Corporate	$117,500,000	$124,000,000	$107,500,000

The number of shares granted is calculated by multiplying the total dollar value of the LTIP grant by the percentage of the grant allocated to the performance-based restricted stock unit and dividing by 100% of the closing price of the Company’s Common Stock as reported on the New York Stock Exchange on the date of the grant. The payout for these performance-based restricted stock units for the performance period 2008-2010 is expected to take place in the second quarter of 2011. As of the date of this Proxy Statement, the Company is not able to calculate the amount of performance-based restricted stock units to be paid to each Named Executive Officer for the performance period 2008-2010 as publicly disclosed information of the performance of the Company’s peer group is not yet available.

Performance-based restricted stock unit awards can have a value from 0% to 200% of the target grant. A 200% of target payout means achievement of 150% NI versus target and achievement of 90th percentile of NI as a percent of sales versus the Company’s peer group, and 50% payout results for achievement of 50% NI versus target and achievement of 50th percentile of NI as a percent of sales versus the Company’s peer group. 100% of the grant target is earned for achievement of 100% NI versus target and achievement of 75th percentile of NI as a percent of sales versus the Company’s peer group. Payouts in between these levels are substantially linear. There is no payout for performance below the 50th percentile of the Company’s peer group or NI below 50% of target. Unearned shares are forfeited. No dividends are paid or credited until awards are earned and shares are actually issued for the earned awards. There is no I.R.C. Section 83(b) election available for these performance-based restricted stock unit awards because they are performance based.

Based on the advice of the Company’s independent external executive compensation consultant, a balanced LTIP portfolio consists of 30% of the market based LTIP target (see above) for a Named Executive Officer structured as PSP, as illustrated below:

[1] Adjustments were made following disclosure in the 2010 Proxy Statement to be consistent with adjustments made to other incentive based executive compensation plans.

CEO Total LTIP Grant (November 2010)	PSP %	PSP Value on Grant Date
$3,637,500	30%	$1,091,250

In May 2010, a PSP payout was made on the 2006 PSP grants covering performance for the period 2007-2009. The amount of these awards was tied directly to the measures approved and communicated in 2006. The following table sets forth the Company’s three-year average annual net income versus target for the performance period 2007-20092:

Entity	2007 (in thousands, except %)			2008 (in thousands, except %)			2009 (in thousands, except %)			Avg. %
	Actual	Target	%	Actual	Target	%	Actual	Target	%
Motion Control	$43,500	$35,000	123	$39,000	$38,000	103	$57,500	$53,000	108	111.3
Flow Control	$46,500	$43,500	107	$69,500	$67,000	103	$66,500	$71,500	93	101.1
Metal Treatment	$30,500	$30,000	101	$33,500	$35,000	96	$12,500	$28,000	44	80.5
Total Corporate	$102,000	$95,500	107	$118,000	$117,500	100	$105,000	$124,000	85	97.4

The measure for NI as a percentage of sales versus the peer group NI as a percentage of sales is expressed as a percentile and performance is shown in the following table3:

	2007	2008	2009	Average
Percentile Corporate versus Peers	71.0%	58.4%	50.7%	60.0%

The results of the three year average annual net income versus target and three year average annual net income as a percent of sales as compared to the same measure of performance in the Company’s peer group are then compared to a payout matrix and a payout result (%) is determined. Payout percentages that result are as follows:

	3 YR Avg. NI vs. Target %	NI as % of Sales vs. Peers	Payout %
Motion Control	111.3%	60.0%	92.78%
Flow Control	101.1%	60.0%	85.73%
Metal Treatment	80.5%	60.0%	75.00%
Total Corporate	97.4%	60.0%	83.50%

Messrs. Benante, Tynan, and Denton are tied to the consolidated totals of NI as a percent of targeted NI while Messrs. Linton and Adams are tied to NI as a percent of targeted NI for their respective business units. Since peer proxy data are only available publicly for the consolidated NI and sales data, all participants are tied to consolidated corporate NI as a percent of sales versus the peer group.

As set forth in the table above, actual performance for the Company as a whole was 97.4% NI as a percent of targeted NI and 60th percentile NI as a percent of sales versus the peer group, resulting in a payout of 83.50% of target for Messrs. Benante, Tynan, and Denton. Actual performance for the Flow Control Business Unit was 101.1% of NI as a percent of targeted NI resulting in a payout of 85.73% of target for Mr. Linton. Actual performance for the Motion Control Business Unit was 111.3% of NI as a percent of targeted NI resulting in a payout of 92.78% of target for Mr. Adams. Shown below is the PSP payout table for the performance period 2007-2009:

[2] Adjustments were made following disclosure in the 2010 Proxy Statement to be consistent with adjustments made to other incentive based executive compensation plans.
[3] Adjustments were made following disclosure in the 2010 Proxy Statement to be consistent with adjustments made to other incentive based executive compensation plans.

	2007-2009 Target		Payout %	Payout Shares
	US Dollar Value	Number of Shares
Benante	$210,000	5,718	83.50%	4,775
Tynan	$196,560	5,352	83.50%	4,469
Denton	$163,134	4,442	83.50%	3,710
Adams	$201,825	5,495	92.78%	5,099
Linton	$222,300	6,053	85.73%	5,190

Time-Based Restricted Stock Units

Executive officers are granted time-based restricted stock units under the 2005 LTIP. The purpose of this restricted stock unit grant is two-fold. It provides a vehicle for stock ownership and a means to ensure retention of the individual. These grants cliff vest 100% on the third anniversary of the date of grant. The number of shares granted is calculated by multiplying the total dollar value of the LTIP grant by the percentage of LTIP grant allocated to time-based restricted stock unit and dividing by 100% of the closing price of the Company’s Common Stock as reported on the New York Stock Exchange on the date of the grant.

Based on the advice of the Company’s independent external executive compensation consultant, a balanced LTIP portfolio consists of 20% of the market based LTIP target (see above) for a Named Executive Officer structured as time-based restricted stock units. For example, using Mr. Benante’s total LTIP target number above ($3,637,500), 20% of the total LTIP grant or $727,500 is set aside for the time-based restricted stock unit grant. The calculation of the actual number of time-based restricted stock units granted is described above.

Non-equity (Cash-Based) Based Performance Units

Part of the total LTIP takes the form of cash-based performance units. These units tie payout to the Company’s long-term financial performance relating to sales growth and return on capital. The performance units have specific objectives relating to average annual sales growth targets and to average annual return on capital targets of the Company as a whole and its operating segments, as applicable, over a three-year period.

Cash-based performance units are an effective tool to drive performance outside of equity market influences that may or may not be related to actual company performance. By utilizing cash-based performance units, the Company balances long-term retention goals for senior management by providing a portion of long-term financial incentives tied to actual Company performance but removed from the fluctuation in stock market and stock price performance. Thus, cash-based performance units maintain their incentive value when the Company performs well irrespective of stock market volatility. The Company further believes that sales growth and a return on capital exceeding the cost of capital are long term drivers of shareholder value.

In February 2011, an LTIP performance unit payout was made based on the 2007 performance unit grants covering performance for the period 2008-2010. The amounts of these awards were tied directly to the measures approved and communicated in 2007. The awards are listed in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation.” Awards were based upon achievement of targeted average compound annual sales growth (“CAG”) of 15% and average return on capital (“ROC”) target of 12%. Messrs. Benante, Tynan, and Denton are tied to the consolidated totals of CAG and ROC while Messrs. Linton and Adams are tied to the CAG and ROC for their respective business segments. The actual payout is illustrated below.

	2007 Target Performance Units	Business Unit Performance		Payout Calculation
		“CAG”	“ROC”	Payout Percent	Performance Unit Payout
Benante	$956,250	7%	12%	81%	$774,563
Tynan	$269,100	7%	12%	81%	$217,971
Denton	$180,930	7%	12%	81%	$146,553
Adams	$300,000	7%	13%	86%	$258,000
Linton	$318,750	10%	14%	96%	$306,000

Cash-based performance unit payout is tied to a two-axis matrix that defines specific percentage of target payout levels at various level of ROC and CAG performance. Minimum payout (63%) is achieved at 9% of ROC and 6% of CAG while maximum (203%) payout is achieved at greater than 24% of CAG and greater than 19% of ROC. Payouts in between these levels are substantially linear.

Employee Stock Purchase Plan

The Company’s Named Executive Officers, along with substantially all other full time Company employees, are eligible to participate in the Curtiss-Wright Employee Stock Purchase Plan (“ESPP”). The purpose of the ESPP is to encourage employees of the Company and its subsidiaries to increase their ownership in the Company’s Common Stock. To achieve this purpose, the ESPP provides all participating employees with the opportunity to purchase the Company’s Common Stock through a payroll deduction at a 15% discount of the market value of the stock, unless (i) the employee owns more than 5% of the Company’s Common Stock or (ii) the employee is customarily employed for less than 20 hours per week. The ESPP is offered in six-month “offering periods” commencing on January 1 and July 1. At the end of each offering period, participant contributions are used to purchase a number of shares of common stock (subject to IRS limits), in an amount equal to 85% of the fair market value of the common stock on the last day of each offering period. An employee who elects to participate in the ESPP will have payroll deductions made on each payday during the six-month period.

Participants in the ESPP who are required to report their beneficial ownership under Section 16 of the Exchange Act are subject to blackout periods for sales of ESPP shares, which are limited to those periods during which there is a greater possibility that the Company’s insiders are in possession of material insider information, whether or not they are in fact in possession of such information. With respect to each fiscal quarter, the black-out period begins two weeks before the end of a fiscal quarter and ends on (and includes) the second business day after the Company’s earnings are released to the public. Blackout dates may change, as appropriate, from time to time at the discretion of the Board of Directors.

During 2010, the CEO and two of the other Named Executive Officers participated in the ESPP. Mr. Benante purchased 790 shares of Common Stock under the plan, Mr. Linton purchased 790 shares under the plan, and Mr. Denton purchased 793 shares under the plan.

Executive Deferred Compensation Plan

The Named Executive Officers are also eligible to participate in the Company’s executive deferred compensation plan that allows participants to defer compensation in excess of certain statutory limits that apply to traditional and 401(K) pension plans. Each participant may defer up to 25% of their base salary; 50% of their annual performance bonus; and 50% of the cash portion of their long term cash award. The rate of interest is determined each year according to the average rate on 30-year Treasury bonds for November of the previous calendar year, plus 2.0%. Thus the rate fluctuates annually. The average 30-year Treasury bond rate for November 2009 was 4.32% and money in the Plan earned 6.32% for 2010. Earnings begin accruing upon deposit and are compounded daily. Earnings are posted to the participants account on the final day of each month. See, “Deferred Compensation Plans” section in this Proxy Statement.

Pension Plans

Consistent with the Company’s philosophy that compensation should promote the long-term retention of key executives and be competitive with industry peers, the Named Executive Officers also participate in the Curtiss-Wright Corporation Retirement Plan (“Retirement Plan”) and the Curtiss-Wright Corporation Restoration Plan. The Company’s retirement plans integrate other components of the Company’s executive compensation program by generally including base salary and annual incentive compensation in determining retirement plan benefits.

The Retirement Plan is a tax qualified, defined benefit, trusteed plan. The Retirement Plan is made up of two separate benefits: (1) a traditional, final average pay formula component (this benefit was closed to new entrants as of February 1, 2010) and (2) a cash balance component. This plan is administered by an administrative committee appointed by the Company. Both plans are non-contributory and most employees participate in one or both of the benefits, including the Named Executive Officers. An eligible employee becomes a participant in the Retirement Plan on the date he or she completes one year of service with the Company. One year of service means a period of 12 consecutive months, beginning on the employee’s date of hire or on any subsequent January 1, during which the employee completes 1,000 hours of service. A participant becomes a vested participant after completing three years of service with the Company. Once a participant vests in their pension benefit they are entitled to a benefit at any time after termination of employment. If they receive payment of their traditional final pay benefit before their normal retirement date at age 65, their benefit will be reduced by 2% for each of the first five years and 3% for each of the next five years that their actual retirement precedes their normal retirement date at age 65. The reduction that applies to the benefit is larger if the participant has elected payment before age 55.

On September 1, 1994, the Company amended and restated the Retirement Plan, and any benefits accrued as of August 31, 1994 were transferred into the amended Retirement Plan. The Retirement Plan, as amended, provides for an annual benefit at age 65 of 1.5% times the five year final average compensation in excess of social security covered compensation, plus 1% of the highest sixty (60) months final average compensation out of the last one hundred twenty (120) months of service up to social security covered compensation, in each case multiplied by the participant’s years of service after September 1, 1994, not to exceed 35. In addition, a participant earns a cash balance plan pay-based credit equal to 3% of his or her annual compensation. These amounts are credited to a notional cash balance account that grows with interest based on the rates each December for 30-Year Treasury Bonds.

The Retirement Plan provides a total retirement benefit equal to the August 31, 1994, accrued benefit, indexed to reflect increases in compensation, as defined by the plan, from that date forward plus the benefit accrued after September 1, 1994 under the amended final average pay formula and the cash balance component.

As of August 31, 1994, the following monthly pension benefits had been accrued for those employees that participated in the plan prior to the plan merger in 1994: Mr. Benante, $137. Mr. Tynan, Mr. Linton, Mr. Adams, and Mr. Denton commenced their employment with the Company after September 1, 1994, and therefore did not accrue a monthly pension under the Retirement Plan prior to September 1, 1994; however, they, along with the other Named Executive Officer, continue to accrue a benefit under the amended Retirement Plan.

Under the IRC and applicable regulations, as effective for 2010, the maximum allowable annual benefit under the Retirement Plan is $195,000. The maximum allowable annual benefit is reduced if benefits commence prior to age 62 and increased if benefits commence after age 65. The maximum annual compensation that may be taken into account in the determination of benefits under the Retirement Plan is $245,000. The Company maintains an unfunded, non-qualified Retirement Benefits Restoration Plan (the “Restoration Plan”) under which participants in the Retirement Plan whose compensation or benefits exceed the limits imposed by I.R.C. Sections 401(a) (17) and 415 will receive a supplemental retirement benefit that restores the amount that would have been payable under the Retirement Plan except for the application of such limits. The Restoration Plan is also administered by the administrative committee.

The Restoration Plan benefits are not funded. In the event of a change in control, the Company has agreed to fund a Rabbi Trust in place through an agreement between the Company and PNC Bank, N.A., dated January 30, 1998, which provides for the payment of the Company’s obligation under the Restoration Plan.

As a result of the Company providing both a cash balance benefit and a traditional final average pay benefit under the Retirement Plan, the Company does not offer a matching contribution to participants of the Savings and Investment Plan. Most participants can elect to defer up to 75% of his or her annual cash compensation per year on a tax deferred basis subject to the IRS Elective Deferral limit. For 2010, the aggregate pre-tax and Roth 401(k) Savings and Investment Plan contribution limit for a highly compensated employee was capped at 6.5%. Participants may also make voluntary contributions up to the limits provided under the IRC on an after tax basis. For 2010, the after-tax Savings and Investment Plan contribution limit for a highly compensated employee was limited to 2.0%.

Executive Perquisites

The Named Executive Officers are allowed to participate in the Company’s standard benefit programs that are generally available to other employees, including medical, dental, vision, legal, prescription, life, short-term and long-term disability programs, and employee assistance programs. In addition to these benefit programs, the Named Executive Officers are eligible for executive perquisites that are consistent with market practices and that allow the Named Executive Officers to focus more of their time on achieving the Company’s goals and objectives. The Committee has reviewed and approved the Company’s formal perquisite plans with established limits. Perquisites are reported as taxable income as appropriate for each participating officer and reimbursements are subject to applicable income and employment tax withholding. Perquisites include financial planning and income tax preparation, a Company automobile or automobile allowance, and executive physicals at the Mayo Clinic for the executive and his or her spouse. The external compensation consultant has advised the Committee that the overall level of perquisites the Company provides to its Named Executive Officers is consistent with that of its peers.

Special Arrangements

Effective April 30, 2009, Edward Bloom retired and voluntarily resigned from his offices of Vice President of the Company and President of Metal Improvement Company, LLC. Upon Mr. Bloom’s resignation, the Company entered into a consulting agreement with him that provided for his retirement on April 30, 2009 and the engagement of Mr. Bloom as the Company’s consultant commencing on his retirement date and ending on April 30, 2012. The consulting agreement is renewable for two additional one-year terms by approval of the Executive Compensation Committee. Under the terms of the consulting agreement, Mr. Bloom (i) will be paid an annual consulting fee of $292,500 payable in equal monthly installments, (ii) will be eligible to receive an annual incentive payment with a maximum target value of $161,000 based on performance goals agreed to by Mr. Bloom and the Company’s Chief Executive Officer, (iii) will be eligible to receive an annual long-term incentive payment with a target value of $100,000 based on the three-year aggregated performance goals established for senior management of Metal Improvement Company, LLC, and (iv) received 13,362 shares of Company common stock.

On October 9, 2006, the Company entered into a restricted stock unit agreement with Mr. Linton. Under the terms of the agreement, Mr. Linton received a grant of 33,870 restricted stock units pursuant to the terms and conditions of the LTIP. Each unit is the equivalent of one share of Curtiss-Wright Common Stock. The agreement provides the equivalent of $1,000,000 in value as of the closing price reported on the New York Stock Exchange of Company Common Stock on February 7, 2006, the date the Board of Directors approved the material terms of the agreement to be offered to Mr. Linton.

The agreement provides for the entire grant to vest on February 6, 2016, provided that Mr. Linton does not voluntarily leave the employ of Curtiss-Wright or is not otherwise terminated for “Cause”, as defined in the agreement. On or prior to December 31, 2015, Mr. Linton may elect to convert said stock units to an equivalent number of shares of Curtiss-Wright Common Stock or defer the conversion of the stock units in accordance with Section 409A of the Internal Revenue Code for a period not greater than five (5) years. The agreement also provides for anti-dilutive adjustments in the event of recapitalization, reorganization, merger, consolidation, stock split, or any similar change and for the immediate vesting and conversion of the stock units upon Mr. Linton’s death or disability and in the event of a Change in Control of Curtiss-Wright.

On October 23, 2007, the Company entered into an additional restricted stock unit agreement with Mr. Linton on substantially the same terms as Mr. Linton’s October 2006 restricted stock unit agreement providing for a grant of 21,182 restricted stock units at the equivalent of $1,000,000 in value as of the closing price reported on the New York Stock Exchange of Company Common Stock on September 24, 2007, the date the Board of Directors approved the material terms of the agreement to be offered to Mr. Linton. The restricted stock units in Mr. Linton’s 2007 restricted stock unit agreement also vest on February 6, 2016 under the same terms and conditions set forth in his 2006 restricted stock unit agreement.

On October 12, 2006, the Company entered into a similar agreement with Mr. Adams. Mr. Adams received a grant of 31,948 restricted stock units pursuant to the terms and conditions of the LTIP. Each unit is the equivalent of one share of Curtiss-Wright Common Stock. Mr. Adams’ agreement also provides the equivalent of $1,000,000 in value as of the closing price reported on the New York Stock Exchange of Curtiss-Wright’s Common Stock on September 26, 2006, the date the Board of Directors approved the material terms of the agreement to be offered to Mr. Adams.

The agreement provides for the entire grant to vest on October 12, 2016 (ten years from the date the agreement was executed), provided that Mr. Adams does not voluntarily leave the employ of Curtiss-Wright or Mr. Adams is not otherwise terminated for “Cause”, as defined in the agreement. On or prior to December 31, 2015, Mr. Adams may elect to convert said stock units to an equivalent number of shares of Curtiss-Wright Common Stock or defer the conversion of the stock units in accordance with Section 409A of the Internal Revenue Code for a period not greater than five (5) years. The agreement also provides for anti-dilutive adjustments in the event of recapitalization, reorganization, merger, consolidation, stock split, or any similar change and for the immediate vesting and conversion of the stock units upon Mr. Adams death or disability and in the event of a Change in Control of Curtiss-Wright.

On October 23, 2007, the Company entered into an additional restricted stock unit agreement with Mr. Adams on substantially the same terms as Mr. Adams’ existing agreement providing for a grant of 21,182 restricted stock units at the equivalent of $1,000,000 in value as of the closing price reported on the New York Stock Exchange of Company Common Stock on September 24, 2007, the date the Board of Directors approved the material terms of the agreement to be offered to Mr. Adams. The restricted stock units in Mr. Adams’ 2007 restricted stock unit agreement also vest on October 12, 2016 under the same terms and conditions set forth in his 2006 restricted stock unit agreement.

The Committee and the Board received advice and recommendations from its external compensation consultant prior to implementing these agreements. The Committee believes that the performance of Messrs. Linton and Adams in their current positions and in prior positions makes them attractive candidates for positions at other companies and felt that the agreements were justified by the need to increase the likelihood that both executives would choose to remain employees of the Company over an extended period of time.

The following report of the Executive Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

Executive Compensation Committee Report

The Executive Compensation Committee has reviewed and discussed this CD&A (included in this Proxy Statement) with management. Based upon the Executive Compensation Committee’s review and discussions referred to above, the Executive Compensation Committee recommended that the Board of Directors include this CD&A in the Company’s Proxy Statement for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

EXECUTIVE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
John R. Myers, Chairman S. Marce Fuller Dr. Allen A. Kozinski William B. Mitchell

Risk Consideration in the Overall Compensation Program

The Executive Compensation Committee assessed the Company’s executive and broad-based compensation and benefits programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. The Executive Compensation Committee concluded in this risk assessment that these programs have been designed and administered in a manner that discourages undue risk-taking by employees, including a number of features of the programs that are designed to mitigate risk, such as:

•	limits on annual and long-term performance awards, thereby defining and capping potential payouts;

•	proportionately greater award opportunity derived from the long-term incentive program compared to annual incentive plan, creating a greater focus on sustained Company performance over time;

•

use of four distinct long-term equity incentive vehicles—stock options, time-based restricted stock units, long-term cash-based performance units, and performance-based restricted stock units—that vest over a number of years, thereby providing strong incentives for sustained operational and financial performance;

•	stock ownership guidelines for senior executives that ensure alignment with stockholder interests over the long term;

•

incorporation of an individual performance score, ranging from 1.0 to 5.0, as a key factor in the total annual incentive calculation, thereby enabling the Executive Compensation Committee to direct a zero payout to any executive in any year if the individual executive is deemed to have sufficiently poor performance or is found to have engaged in activities that pose a financial, operational or other undue risk to the Company; and

•	a formal clawback policy applicable to both cash and equity compensation of senior executives.

For the foregoing reasons, the Executive Compensation Committee has concluded that the Company’s compensation policies and practices do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company.

Post-Employment Arrangements and Contracts with Executive Officers

Severance Agreements

Pursuant to a policy established by the Company’s Board of Directors in 1977 designed to retain key employees, during 2010 the Company had at-will severance agreements with Messrs. Benante, Adams, Linton, Tynan, and Denton. In the case of involuntary termination of employment other than termination for cause (as defined in the agreements), failure to comply with the terms and conditions of the agreement, voluntary resignation of employment by the employee, and voluntary retirement by the employee, these agreements provide for the payment of severance pay in an amount equal to one year’s base salary at the time of termination as well as the continued availability of certain employee health and welfare benefits for a period of one year following termination. The agreements provide that such pay and benefits also would be made available in the case of voluntary retirement or termination of employment that is the direct result of a significant change in the terms or conditions of employment, including a reduction in compensation or job responsibilities. At the employee’s option, the severance pay may be received over the two-year period following termination, in which case the employee benefits would continue in effect for the same period. The agreements further provide that the payment of severance pay and the availability of benefits are contingent upon a number of conditions, including the employee’s performance of his or her obligations pursuant to the agreement, specifically to provide consulting services, release the Company from any employment related claims and not compete with the Company for a period of 12 months.

Change-in-Control Agreements

Consistent with the Company’s policies designed to retain key employees, the Company also entered into change-in-control severance protection agreements with Messrs. Benante, Adams, Linton, Tynan, and Denton. The agreements with Messrs. Benante, Adams, Linton, and Tynan provide for payment of severance pay equal to three times the sum of the executive’s base salary and the greater of (i) the annual target incentive grant in the year the executive is terminated or (ii) the annual incentive paid under the MICP immediately prior to the executive’s termination. Mr. Denton’s agreement provides for payment of severance pay equal to two times the sum of his base salary and the greater of (i) the annual target incentive grant in the year he is terminated or (ii) the annual incentive paid under the MICP immediately prior to his termination. These amounts shall be paid in a single lump sum cash payment within ten (10) days after the executive’s termination date. The agreements also call for the continued availability of certain employee benefits for a period of three years following termination of employment.

The agreements with Messrs. Adams, Linton, Tynan, and Denton are triggered in the event that (1) there is a change-in-control of the Company, as that term is defined in the agreements, and (2) the covered executive’s employment is formally or constructively terminated by the Company within twenty-four months following the change-in-control. Accordingly, if the Company terminates the employment of Messrs. Tynan, Denton, Adams or Linton during the two year period following a change-in-control, without “cause” or if Messrs. Tynan, Denton, Adams or Linton terminate their employment with the Company with “good reason,” then the Named Executive Officers will be entitled to certain compensation and benefits provided for in the agreement. The agreements define “cause” as (a) a conviction of a felony, (b) intentionally engaging in illegal or willful misconduct that demonstrably and materially injures the Company, or (c) intentional and continual failure to substantially perform assigned duties which failure continues after written notice and a 30 day cure period. The agreements also define “good reason” as (a) adverse change in status, title, position, or responsibilities, (b) reduction in salary, (c) relocation of more than 25 miles, (d) the Company’s failure to pay the covered individual in accordance with its compensation policies; or (e) a reduction in benefits. The Committee further considered that a change-in-control of the Company, of necessity, involves a constructive termination of the position of Chief Executive Officer, in that he would inherently be subordinate to the executives of the acquiring entity. Accordingly, Mr. Benante’s agreement provides for the same provisions as stated above and that he may voluntarily terminate his own employment with the Company for any reason after the first year of service, but prior to the end of the second year following a change-in-control, and still obtain the benefits provided under the agreement.

All change-in-control severance protection agreements provide for the vesting of all benefits accrued through the termination of employment in the Retirement Plan, Restoration Plan, and the LTIP, provided that if vesting under any such plan is not permitted by applicable law an actuarially determined lump sum will be paid in an amount equaling the non-vested benefit under the applicable plan. All change-in-control severance protection agreements further provide that, upon a change in control, any previously granted performance units will be paid on a pro-rata basis (unless the employee is at least 62 years old and has worked for the Company for at least 5 years in which case such performance units will be paid in full) for the period of employment and that previously granted stock options will become fully vested and exercisable. The agreements also provide for a supplemental cash payment to the extent necessary to preserve the level of benefits in the event of the imposition of excise taxes payable by a participant in respect of “excess parachute payments” under Section 280G of the Internal Revenue Code. The severance pay and benefits under the Change-in-Control severance protection agreements are in lieu of any that would be provided under the Company’s at-will severance agreements discussed above.

The Committee decided to provide these severance and change-in-control agreements to the Named Executive Officers after reviewing data on the practices of peer companies and concluding that providing such severance and change in control protections was necessary to provide an overall compensation package to the executive that is consistent with that offered by the Company’s peers.

The following table shows the potential incremental value transfer to the Named Executive Officers under various employment related scenarios.

Potential Post-Employment Payments

Termination Scenario	Martin R. Benante (a)	Glenn E. Tynan	David J. Linton (a)	David C. Adams (a)	Michael J. Denton (a)
If Retirement or Voluntary Termination Occurred on December 31, 2010 (b)	$17,943,188	$2,869,345	$4,354,952	$4,821,120	$3,438,751
If Termination for Cause Occurred on December 31, 2010 (c)	$10,893,179	$1,411,915	$1,702,659	$2,258,748	$1,596,167
If Termination Without Cause Occurred on December 31, 2010 (d)	$18,913,188	$3,386,345	$6,773,378	$7,148,736	$3,858,751
If “Change In Control” Termination Occurred on December 31, 2010 (e)	$31,303,205	$9,433,705	$13,039,627	$13,933,696	$6,370,638
If Death Occurred on December 31, 2010 (f)(g)	$20,217,039	$4,511,804	$7,728,283	$7,999,105	$4,579,168

(a)	Mr. Benante, Mr. Linton, Mr. Adams, and Mr. Denton are eligible for early retirement.

(b)

Includes (1) intrinsic value of vested options on December 31, 2010, (2) intrinsic value of any unvested/unearned stock options, cash-based performance units, restricted stock units, and performance-based shares on December 31, 2010 that would vest after the date of termination or retirement, (3) actual earned (terminations prior to December 31 would be pro-rated) value of current year annual incentive plan payment, and (4) value on measurement date (December 31, 2010) of vested benefit under the Curtiss-Wright Retirement Plan (“Retirement Plan”) and the

Curtiss-Wright Restoration Plan (“Restoration Plan”), assuming the executive elects immediate payout.

(c)	Includes value on measurement date (December 31, 2010) of vested benefit under the Retirement Plan and the Restoration Plan, assuming the executive elects immediate payout.

(d)

Includes (1) intrinsic value of vested options on December 31, 2010, (2) intrinsic value of any unvested/unearned stock options, cash-based performance units, restricted stock units, and performance-based shares on December 31, 2010 that would vest after the date of termination for retirement-eligible executives, (3) severance payout, (4) accelerated vesting of retention agreements for Messrs. Linton and Adams, and (5) value on measurement date (December 31, 2010) of vested benefit under the Retirement Plan and the Restoration Plan, assuming the executive elects immediate payout.

(e)

Includes (1) intrinsic value of vested options on December 31, 2010, (2) change-in-control severance payout, (3) accelerated vesting of retention agreements for Messrs. Linton and Adams, (4) present value of any accelerated vesting of stock options, cash-based performance units, performance-based shares, restricted stock, and restricted stock units on December 31, 2010, (5) actual earned (pro-rated if change-in-control occurs prior to December 31) value of current year annual incentive plan payment, (6) value on measurement date (December 31, 2010) of vested benefit under the Retirement Plan and the Restoration Plan including additional three years of benefit accrual per change-in-control agreements, assuming the executive elects immediate payout, and (7) gross-up payment per change-in-control agreements.

(f)

Includes (1) intrinsic value of vested options on December 31, 2010, (2) accelerated vesting of retention agreements for Messrs. Linton and Adams, (3) intrinsic value of any accelerated vesting of stock options, cash-based performance units, performance-based shares, restricted stock, and restricted stock units on December 31, 2010, (4) actual earned (pro-rated if termination occurs prior to December 31) value of current year annual incentive plan payment, (5) value on measurement date (December 31, 2010) of vested benefit under the Retirement Plan and the Restoration Plan, assuming the executive elects immediate payout, and (6) value of Company-paid basic life insurance policy.

(g)	Depending on circumstances of death, all employees may also be eligible for Accidental Death and Dismemberment (AD&D) insurance payment and Business Travel Accident insurance payment.

The following table sets forth information concerning the total compensation of the Chief Executive Officer, Chief Financial Officer and the other Named Executive Officers of the Company who had the highest aggregate total compensation for the Company’s fiscal year ended December 31, 2010.

Summary Compensation Table

Name and Principal Position	Year	Salary (a)	Stock Awards ($)		Option Awards (d)	Non-Equity Incentive Plan Compensation		Change in Pension Value and Nonqualified Deferred Compensation Earnings (g)	All Other Compensation (h)	Total
			Performance Share Units (b)	Restricted Stock Units (c)		Annual Plan (e)	Long-Term Plan (f)
Martin R. Benante	2010	$956,154	$1,091,277	$727,518	$727,500	$1,465,785	$774,563	$2,160,347	$44,912	$7,948,056
Chairman and Chief	2009	$960,577	$1,040,650	$693,767	$693,758	$1,104,424	$642,600	$2,122,919	$42,087	$7,300,782
Executive Officer	2008	$899,038	$1,040,625	$693,750	$693,750	$1,378,226	$811,776	$2,232,094	$54,356	$7,803,615
Glenn E. Tynan	2010	$510,846	$387,753	$258,522	$258,500	$596,668	$217,971	$258,204	$27,365	$2,515,828
Vice President	2009	$516,115	$372,778	$248,529	$248,506	$458,310	$200,491	$290,952	$33,368	$2,369,049
Finance and Chief	2008	$413,394	$372,750	$248,500	$248,500	$453,079	$186,368	$283,706	$39,782	$2,246,079
Financial Officer
David J. Linton	2010	$583,716	$460,750	$307,166	$307,164	$693,454	$306,000	$401,786	$24,509	$3,084,544
Co-Chief	2009	$578,923	$443,044	$295,373	$295,368	$566,621	$308,997	$273,293	$37,205	$2,798,824
Operating Officer;	2008	$457,712	$443,040	$295,360	$295,360	$514,525	$439,600	$210,171	$25,104	$2,680,872
Pres., Curtiss-Wright
Flow Control
Corporation
David C. Adams	2010	$557,198	$439,714	$293,153	$293,124	$767,021	$258,000	$401,761	$36,209	$3,046,179
Co-Chief	2009	$562,846	$422,774	$281,870	$281,845	$649,664	$179,624	$326,210	$30,826	$2,735,659
Operating Officer	2008	$427,038	$422,760	$281,840	$281,840	$465,525	$76,475	$311,949	$42,671	$2,310,098
Michael J. Denton	2010	$415,022	$233,124	$155,406	$155,400	$406,722	$146,553	$233,760	$28,227	$1,774,213
V.P.; General	2009	$419,352	$224,149	$149,432	$149,416	$314,095	$166,398	$165,963	$29,391	$1,618,196
Counsel and
Secretary

(a)	Includes amounts deferred under the Company’s Savings and Investment Plan and Executive Deferred Compensation Plan.

(b)

Includes grants of performance share units as part of the Company’s Long Term Incentive Plan in November of each year. The values shown represent the grant date fair value of the grants at target. Performance shares have a maximum payout of 200% of target.

(c)

Includes grants of time-based restricted stock units as part of the Company’s Long Term Incentive Plan in November of each year. The values shown represent the grant date fair value of the grants at target.

(d)	Includes grant of stock options as part of the Company’s Long Term incentive Plan. The values shown represent the grant date fair value of the options granted.

(e)	Includes payments made based on the Company’s annual Modified Incentive Compensation Plan (MICP) for performance during the year and were paid in February 2011.

(f)

Includes the maturity of cash-based performance unit grants made under the Company’s Long-Term Incentive Plan. For the 2010 row, payments are conditioned upon the financial performance of the Company and its subsidiaries during 2008-2010, and were paid in February 2011. For the 2009 row, payments are conditioned upon the financial performance of the Company and its subsidiaries during 2007-2009, and were paid in February 2010. For the 2008 row, payments are conditioned upon the financial performance of the Company and its subsidiaries during 2006-2008, and were paid in February 2009.

(g)

Includes annual change in the actuarial present value of accumulated pension benefits. The aggregate change in the actuarial present value of the accumulated pension benefits was determined using the same amounts required to be disclosed under Item 402(h) (the Pension Benefits table) for 2009 and the amounts that would have been required to be reported for the NEO under Item 402(h) for 2008.

(h)

Includes personal use of company car, payments for executive physicals, financial counseling, premium payments for executive life insurance paid by the Company during the covered fiscal year for term life insurance and accidental death and disability insurance.

The Company’s executive officers are not employed through formal employment agreements. It is the philosophy of the Committee to promote a competitive at-will employment environment, which would be impaired by lengthy employment arrangements. The Committee provides proper long-term compensation incentives with competitive salaries and bonuses to ensure that senior management remains actively and productively employed with the Company.

The Company believes perquisites for executive officers should be extremely limited in scope and value and aligned with peer group practices as described earlier. As a result, the Company has historically given nominal perquisites. The below table generally illustrates the perquisites the Company provides to its Named Executive Officers.

The Company also maintains a policy concerning executive automobiles under which certain officers of the Company are eligible to use Company leased automobiles or receive an equivalent automobile allowance. The Named Executive Officers participate in this program. The Company maintains the service and insurance on Company leased automobiles. In addition to the Company automobile policy, the Company also provides all executive officers with financial planning and tax preparation services through Wachovia Financial Services. Not all executive officers utilize these services on an annual basis. Finally, all executive officers and their spouses are provided annual physicals through the Mayo Clinic at any one of the clinic’s three locations.

Perquisites and Benefits Table

Name	Automobile (a)	Financial Planning	Executive Physical	Insurance Premiums
Martin R. Benante	18,203	8,500	16,500	1,709
Glenn E. Tynan	14,795	2,125	8,736	1,709
David J. Linton	22,800	0	0	1,709
David C. Adams	14,758	8,500	11,242	1,709
Michael J. Denton	18,694	0	7,824	1,709

(a)	Represents the personal use of Company-leased automobiles. Mr. Linton receives an automobile allowance in lieu of a Company-leased automobile.

The Company’s executive officers are entitled to receive medical benefits, life and disability insurance benefits, and to participate in the Company’s Savings and Investment Plan, Defined Benefit Plan, Employee Stock Purchase Plan, flexible spending accounts, and disability plans on the same basis as other full- time employees of the Company.

The Company also offers a nonqualified executive deferred compensation plan, in accordance with Section 409A of the Code, whereby eligible executives, including the Named Executive Officers, may elect to defer additional cash compensation on a tax deferred basis. The deferred compensation accounts are maintained on the Company’s financial statements and accrue interest at the rate of (i) the average annual rate of interest payable on United States Treasury Bonds of 30 years maturity as determined by the Federal Reserve Board, plus (ii) 2%. Earnings are credited to executives’ accounts on a monthly basis.

Grants of Plan-Based Awards Table

Name	Plan Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
			Number of Units	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
Martin R. Benante	MICP (a)	11/15/2010		$560,175	$1,018,500	$2,037,000
	LTI (b)	11/15/2010	1,091,250	$272,813	$1,091,250	$2,182,500
	LTI (c)	11/15/2010					18,261	36,522	73,044				$1,091,277
	LTI (d)	11/15/2010								24,348			$727,518
	LTI (e)	11/15/2010									85,412	$29.88	$727,500
Glenn E. Tynan	MICP (a)	11/15/2010		$227,480	$413,600	$827,200
	LTI (b)	11/15/2010	387,750	$96,938	$387,750	$775,500
	LTI (c)	11/15/2010					6,489	12,977	25,954				$387,753
	LTI (d)	11/15/2010								8,652			$258,522
	LTI (e)	11/15/2010									30,349	$29.88	$258,500
David J. Linton	MICP (a)	11/15/2010		$292,397	$531,630	$1,063,260
	LTI (b)	11/15/2010	460,746	$115,187	$460,746	$921,492
	LTI (c)	11/15/2010					7,710	15,420	30,840				$460,750
	LTI (d)	11/15/2010								10,280			$307,166
	LTI (e)	11/15/2010									36,063	$29.88	$307,164
David C. Adams	MICP (a)	11/15/2010		$279,032	$507,330	$1,014,660
	LTI (b)	11/15/2010	439,686	$109,922	$439,686	$879,372
	LTI (c)	11/15/2010					7,358	14,716	29,432				$439,714
	LTI (d)	11/15/2010								9,811			$293,153
	LTI (e)	11/15/2010									34,414	$29.88	$293,124
Michael J. Denton	MICP (a)	11/15/2010		$161,700	$294,000	$588,000
	LTI (b)	11/15/2010	233,100	$58,275	$233,100	$466,200
	LTI (c )	11/15/2010					3,901	7,802	15,604				$233,124
	LTI (d)	11/15/2010								5,201			$155,406
	LTI (e)	11/15/2010									18,245	$29.88	$155,400

(a)

Values in this row represent the Company’s annual Modified Incentive Compensation Plan (MICP), that were approved on November 15, 2010 for performance during fiscal 2011. The incentive threshold, target, and maximum are expressed above as a percentage of base salary on December 31, 2010.

(b)	Values in this row represent grants of cash-based performance units made under the Company’s Long-Term Incentive Plan.

(c)	Values in this row represent grants of performance share units as part of the Company’s Long-Term Incentive Plan.

(d)	Values in this row represent grants of restricted stock units as part of the Company’s Long-Term Incentive Plan.

(e)

Values in this row represent grants of stock options as part of the Company’s Long-Term Incentive Plan. Number of securities underlying options based on the November 15, 2010 Black-Scholes value of $8.5176.

The Named Executive Officers are paid dividends on restricted stock awards only. These dividends are reinvested into the restricted stock awards and are subject to the same limitations and restrictions as the original restricted stock award. The plan specifically prohibits the re-pricing of options and requires that any equity-based grants be issued based on the closing price of the Company’s Common Stock as reported by the NYSE on the date of the grant.

The Committee granted stock options, cash-based performance units, performance-based restricted stock units, and time-based restricted stock units in November 2010 to the Named Executive Officers. The cash-based performance units and performance-based restricted stock units will mature in December 2013 and will be paid in early 2014 if the financial goals are attained. The values shown in the table reflect the potential value at a target value of one dollar per unit payable at the end of the three-year performance period and one stock unit convertible into one share of Common Stock if the objectives are attained. The chart also reflects the fact that each stock unit may be worth a maximum of approximately two dollars or two shares if all performance targets are substantially exceeded, or nothing at all if performance thresholds are not met.

The following table sets forth the outstanding equity awards of the Company’s Named Executive Officers. Some of the grants disclosed below are not yet vested and are subject to forfeiture under certain conditions.

Outstanding Equity Grants at Fiscal Year End

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(a)	Market Value of Shares or Units that Have Not Vested ($)(a)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Martin R. Benante	40,024	0		$16.28	11/19/2012
	37,036	0		$19.08	11/18/2013
	25,368	0		$27.96	11/16/2014
	30,000	0		$27.92	11/15/2015
	69,527	0		$36.73	11/19/2016
	72,816	0		$54.00	11/16/2017				5,903	195,980	(b)
	51,561	25,781		$30.12	11/15/2018	23,033	764,696		34,550	1,147,060	(c)
	25,172	50,344		$30.90	11/17/2019	22,452	745,406		33,678	1,118,110	(d)
	0	85,412		$29.88	11/15/2020	24,348	808,354		36,522	1,212,530	(e)
Glenn E. Tynan	6,780	0		$10.93	11/20/2011
	6,008	0		$16.28	11/19/2012
	5,672	0		$19.08	11/18/2013
	5,824	0		$27.96	11/16/2014
	6,888	0		$27.92	11/15/2015
	10,847	0		$36.73	11/19/2016
	10,246	0		$54.00	11/16/2017				4,984	165,469	(b)
	18,469	9,235		$30.12	11/15/2018	8,251	273,933		12,376	410,883	(c)
	9,017	18,033		$30.90	11/17/2019	8,043	267,028		12,064	400,525	(d)
	0	30,349		$29.88	11/15/2020	8,652	287,246		12,977	430,836	(e)
David J. Linton	11,200	0		$27.96	11/16/2014
	13,246	0		$27.92	11/15/2015
	12,267	0		$36.73	11/19/2016
	12,136	0		$54.00	11/16/2017				5,903	195,980	(b)
	21,952	10,976		$30.12	11/15/2018	9,807	325,592		14,710	488,372	(c)
	10,717	21,434		$30.90	11/17/2019	9,559	317,359		14,338	476,022	(d)
	0	36,063		$29.88	11/15/2020	10,280	341,296		15,420	511,944	(e)
						33,870	1,124,484	(f)
						21,182	703,242	(f)
David C. Adams	3,436	0		$19.08	11/18/2013
	3,220	0		$27.96	11/16/2014
	3,808	0		$27.92	11/15/2015
	11,137	0		$36.73	11/19/2016
	11,423	0		$54.00	11/16/2017				5,556	184,459	(b)
	20,947	10,474		$30.12	11/15/2018	9,358	310,686		14,036	465,995	(c)
	10,227	20,452		$30.90	11/17/2019	9,122	302,850		13,682	454,242	(d)
	0	34,414		$29.88	11/15/2020	9,811	325,725		14,716	488,571	(e)
						31,948	1,060,674	(f)
						21,182	703,242	(f)
Michael J. Denton	11,568	0		$10.93	11/20/2011
	6,404	0		$16.28	11/19/2012
	5,672	0		$19.08	11/18/2013
	5,224	0		$27.96	11/16/2014
	6,178	0		$27.92	11/15/2015
	9,002	0		$36.73	11/19/2016
	6,889	0		$54.00	11/16/2017				3,351	111,253	(b)
	11,105	5,553		$30.12	11/15/2018	4,961	164,705		7,441	247,041	(c)
	5,422	10,842		$30.90	11/17/2019	4,836	160,555		7,254	240,833	(d)
	0	18,245		$29.88	11/15/2020	5,201	172,673		7,802	259,026	(e)

(a)

Represents unvested restricted stock and restricted stock units granted as part of the Company’s Long-Term Incentive Plan. Stock price used to determine value is $33.20, the closing price of Company common stock on December 31, 2010.

(b)

Represents cash value of outstanding performance-based share units granted November 17, 2007 as part of the Company’s Long Term Incentive Plan. Stock price used to determine value is $33.20, the closing price of Company common stock on December 31, 2010. Performance-based share units will be earned as common stock early in 2011 contingent upon the extent to which previously established performance objectives are achieved over the three year period ending at the close of business on December 31, 2010.

(c)

Represents cash value of outstanding performance-based share units granted November 15, 2008 as part of the Company’s Long Term Incentive Plan. Stock price used to determine value is $33.20, the closing price of Company common stock on December 31, 2010. Performance-based share units will be earned as common stock early in 2012 contingent upon the extent to which previously established performance objectives are achieved over the three year period ending at the close of business on December 31, 2011.

(d)

Represents cash value of outstanding performance-based share units granted November 17, 2009 as part of the Company’s Long Term Incentive Plan. Stock price used to determine value is $33.20, the closing price of Company common stock on December 31, 2010. Performance-based share units will be earned as common stock early in 2013 contingent upon the extent to which previously established performance objectives are achieved over the three year period ending at the close of business on December 31, 2012.

(e)

Represents cash value of outstanding performance-based share units granted November 15, 2010 as part of the Company’s Long Term Incentive Plan. Stock price used to determine value is $33.20, the closing price of Company common stock on December 31, 2010. Performance-based share units will be earned as common stock early in 2014 contingent upon the extent to which previously established performance objectives are achieved over the three year period ending at the close of business on December 31, 2013.

(f)	Represents retention grants of restricted stock units for Mr. Linton and Mr. Adams. Stock price used to determine value is $33.20, the closing price of Company common stock on December 31, 2010.

The following table sets forth information regarding options exercised and stock vested during calendar year 2010.

Option Exercises and Stock Vested Table

Name	Option Awards		Stock Awards (a)
	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Exercise ($)
Martin R. Benante	0	$0	16,892	$517,089
Glenn E. Tynan	2,072	$38,518	7,879	$253,731
David J. Linton	0	$0	9,229	$296,957
David C. Adams	0	$0	8,900	$286,894
Michael J. Denton	0	$0	6,002	$195,006

(a)	Stock Awards includes the vesting of the 2006 Performance Share grant (for performance period 2007-2009) and the November 2007 Restricted Stock grant plus reinvested dividends.

Deferred Compensation Plans

The following table shows the deferred compensation activity for the Company’s Named Executive Officers during 2010. This table does not include the nonqualified Restoration Plan since these totals are provided separately in the Pension Benefit Table below.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($) (a)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Martin R. Benante	$253,865	$0	$126,476	$0	$2,159,342
Glenn E. Tynan	$94,289	$0	$15,489	$48,216	$270,405
David J. Linton	$0	$0	$47,287	$0	$774,142
David C. Adams	$470,346	$0	$112,340	$0	$1,918,641
Michael J. Denton	$0	$0	$0	$0	$0

(a)	Amounts reported in this column represent deferral of salary and incentive payments deferred in 2010, and such amounts are also included in the corresponding columns of the Summary Compensation Table.

Total Pension Benefit Payable to Executive Officers

The estimated total pension benefit payable under the Curtiss-Wright Retirement Plan, and the nonqualified Curtiss-Wright Restoration Plan described above in “Pension Plans” to the Company’s Named Executive Officers at retirement age 65 is also described in the following table as a total lump sum payable from each of these plans, based on benefits earned through December 31, 2010. Participants must choose to receive benefits under the Retirement Plan and the Restoration Plan either through annuity payments or as a lump sum.

Qualified Pension Benefit Table

Name & Principal Position	Plan Name (a)	Number of Years Credited Service	Present Value of Accumulated Benefit (b) ($)	Payments During Last Fiscal Year ($)
Martin R. Benante	Curtiss-Wright Corporation Retirement Plan	33	3,519,312	$0
Glenn E. Tynan	Curtiss-Wright Corporation Retirement Plan	11	426,475	$0
David J. Linton	Curtiss-Wright Corporation Retirement Plan	7	239,284	$0
David C. Adams	Curtiss-Wright Corporation Retirement Plan	11	927,914	$0
Michael J. Denton	Curtiss-Wright Corporation Retirement Plan	9	425,125	$0

(a)

The Curtiss-Wright Corporation Retirement Plan is a defined benefit pension plan providing qualified retirement benefits to eligible employees of the Curtiss-Wright Corporation. Benefits are based on a formula which takes account years of service and the average of the highest five years of a participant’s pay within the last 10 years of employment. Normal retirement is the later of age 65 or five years of service. Unreduced early retirement benefits may be payable if age is greater than 55 and the sum of age and service exceeds 80.

(b)

The present value of the accumulated benefit was determined as of December 31, 2010, the measurement date used for pension disclosure in the Company’s financial statements pursuant to Accounting Standard Codification 715 (Formerly Statement of Financial Accounting Standard Nos. 87 and 158).

Non-Qualified Pension Table

Name & Principal Position	Plan Name (a)	Number of Years Credited Service	Present Value of Accumulated Benefit (b) ($)	Payments During Last Fiscal Year ($)
Martin R. Benante	Curtiss-Wright Corporation Restoration Plan	33	6,911,037	$0
Glenn E. Tynan	Curtiss-Wright Corporation Restoration Plan	11	818,319	$0
David J. Linton	Curtiss-Wright Corporation Restoration Plan	7	877,542	$0
David C. Adams	Curtiss-Wright Corporation Restoration Plan	11	530,334	$0
Michael J. Denton	Curtiss-Wright Corporation Restoration Plan	9	608,029	$0

(a)

The Curtiss-Wright Corporation Restoration Plan is a non-qualified retirement plan established to provide benefits that would have been payable under the C-W Retirement Plan but for the limitations imposed by the provisions of the Internal Revenue Code and Employee Retirement Income Security Act. All participants of the C-W Retirement Plan are eligible to participate in the Restoration Plan. Restoration benefits are payable at the same time and otherwise in accordance with the terms and conditions applicable under the C-W Retirement Plan.

(b)

The present value of the accumulated benefit was determined as of December 31, 2010, the measurement date used for pension disclosure in the Company’s financial statements pursuant to Accounting Standard Codification 715 (Formerly Statement of Financial Accounting Standard Nos. 87 and 158).

The Plan benefit formula is described earlier. Elements of compensation that are included in the calculation of a benefit are base salary earned and short and long-term cash incentives earned. The Company has not adopted a policy prohibiting special benefits under the plans. However, historically the Company has not provided any additional years of credited service to any participants in the Plan.

COMPENSATION OF DIRECTORS

The following table sets forth certain information regarding the compensation earned by or granted to each non-employee director who served on the Company’s Board of Directors in 2010. Mr. Benante, the only director who is an employee of the Company, is not compensated for his services as a Board member.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(a)	Stock Grants ($)(b)	Option Grants ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Compensation Earnings ($)	All Other Compensation ($)(c)	Total
S. Marce Fuller	$96,800	$70,000	—	—	—	$1,023	$167,823
Allen A. Kozinski	$82,800	$70,000	—	—	—	$1,023	$153,823
Carl G. Miller	$79,200	$70,000	—	—	—	$1,023	$150,223
William B. Mitchell	$82,400	$70,000	—	—	—	$1,023	$153,423
John R. Myers	$85,400	$70,000	—	—	—	$1,023	$156,423
John B. Nathman	$81,000	$70,000	—	—	—	$1,023	$152,021
William Sihler	$87,200	$70,000	—	—	—	$1,023	$158,223
Albert E. Smith	$79,200	$70,000	—	—	—	$1,023	$150,223

(a)

Represents all fees earned or paid in cash for services as a director, including annual retainer, board meeting fees, and committee chairman retainers paid in cash, stock, or a combination of the two at the election of the Director, and includes amounts deferred.

(b)

The values shown represent the aggregate grant date fair value for 2010 computed in accordance with FASB ASC Topic 718. In 2010, each non-employee Director was awarded 2,307 shares of restricted common stock as annual stock grant, each having a full fair value of $70,000 based on the market value of the common stock on the grant date pursuant to FASB ASC Topic 718. The aggregate number of stock awards outstanding at December 31, 2010 are as follows: Fuller—7,054; Kozinski—6,428; Miller—7,054; Mitchell—7,054; Myers—7,054; Nathman—6,414; Sihler—7,054; and Smith—7,814.

(c)	Represents premium payments paid by the Company during the covered fiscal year for term life insurance and dividends paid on annual restricted common stock grant.

Each non-employee director of the Company is paid an annual retainer of $45,000 plus $1,800 for each meeting of the Board of Directors and committees he or she personally attended or participated in by telephone conference call. The chairpersons of the Finance Committee and Committee on Directors and Governance of the Board of Directors are paid an additional annual retainer of $5,000. The chairpersons of Audit and Executive Compensation Committees of the Board of Directors are paid an additional annual retainer of $8,000. Pursuant to the Company’s 2005 Stock Plan for Non-Employee Directors, the Company’s non-employee Directors may elect to receive their annual retainer and meeting fees in the form of Company Common Stock, cash, or both and may elect to defer the receipt of such stock or cash. Each non-employee Director is also eligible for group term life insurance coverage in the amount of $150,000 for which the Company pays the premiums. The premiums paid on this insurance coverage for each Director is reported as income to the Director. In addition, each Director is also eligible for executive physicals at the Mayo clinic for the Director and his or her spouse, which the Company pays the cost and whose total value for each Director is generally less than $10,000.

In addition to the annual retainer and meeting fees described above, under the Company’s 2005 Stock Plan for Non-Employee Directors, the Company, acting through the Committee on Directors and Governance has the authority to make equity grants to non-employee Directors. Effective February, 2011, each non-employee Director was granted 1,955 shares of restricted Common Stock based on a market value of $70,000 on the grant date. The Company grants each newly-appointed Director upon appointment a grant of restricted Common Stock valued at $35,000 based on the market value of the Common Stock on the grant date with such shares subject to forfeiture based upon failing to remain on the Board for a five year period. In 2005, the Directors adopted a policy that each Director must accumulate a total position in the Company’s Common Stock with a value of three times the annual retainer.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act and the rules thereunder of the Securities and Exchange Commission require the Company’s Directors, Officers, and beneficial owners of more than 10% of the Common Stock to file reports of their ownership and changes in ownership of Common Stock with the Commission. Securities and Exchange Commission regulations require that the Company be furnished with copies of these reports. Personnel of the Company generally prepare these reports on behalf of the Directors and Officers on the basis of information obtained from each Director and Officer. Based solely on a review of these reports and on such information from the Directors and Officers, the Company believes that all reports required by Section 16(a) of the Securities and Exchange Act to be filed during the year ended December 31, 2010 were filed on time.

Certain Relationships and Related Transactions

As described in our corporate governance guidelines, Directors must refrain from any transaction with the Company that creates or appears to create an actual or potential conflict of interest with the Company. If a Director believes that, as a result of a transaction with the Company, he or she has an actual or potential conflict of interest with the Company, including having an investment in or lending money to, or borrowing from, an actual or potential customer, vendor, or competitor of the Company, whether directly or through any entity in which the Director or an immediate family member of such Director is an executive officer or has an ownership interest, the Director must promptly notify the Chairman of the Committee on Directors and Governance (or in the case of an issue involving the Chairman of the Committee on Directors and Governance, the members of the Committee on Directors and Governance) and may not participate in any decision by the Board that in any way relates to the matter that gives rise to the conflict of interest. If a Director is uncertain whether a particular situation may create a potential conflict of interest with the Company, the Director must consult with our General Counsel to make such determination.

As described in our code of conduct, employees of the Company, including executive officers and members of their immediate families must refrain from any transaction with the Company that creates or appears to create an actual or potential conflict of interest with the Company. If an employee believes that, as a result of a transaction with the Company, he or she has an actual or potential conflict of interest with the Company, including owning a financial interest in (other than shares in a publicly traded company), or serving in a business capacity with, an outside enterprise that does or wishes to do business with the Company, he or she must disclose the relationship to a member of the leadership team related to the Company’s business in which the conflict arises for review with the Company’s legal department.

During fiscal year 2010, there were no proceedings to which any of our Directors, executive officers, affiliates, holders of more than five (5%) percent of our Common Stock, or any associate (as defined in the Proxy Rules) of the foregoing were adverse to the Company. During fiscal year 2010, none of our Directors, executive officers, holders of more than five (5%) percent of our Common Stock, or any members of their immediate family had a direct or indirect material interest in any transactions or series of transactions with the Company in which the amount involved exceeded or exceeds $120,000.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2010:

•	None of the members of the Executive Compensation Committee was an officer (or former officer) or employee of the Company;

•

None of the members of the Executive Compensation Committee or any members of their immediate family entered into (or agreed to enter into) any transaction or series of transactions with the Company in which the amount involved exceeded or exceeds $120,000;

•

None of the Company’s executive officers served on the compensation committee (or another board committee with similar functions or, if there was no such committee, the entire board of Directors) of another entity where one of that entity’s executive officers served on the Company’s Executive Compensation Committee;

•	None of the Company’s executive officers was a Director of another entity where one of that entity’s executive officers served on the Company’s Executive Compensation Committee; and

•

None of the Company’s executive officers served on the compensation committee (or another board committee with similar functions or, if there was no such committee, the entire board of Directors) of another entity where one of that entity’s executive officers served as a Director on the Company’s Board of Directors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of February 15, 2011 for the beneficial ownership of common stock by (a) each stockholder who, to the Company’s knowledge, is the beneficial owner of more than 5% of the outstanding shares of any class of Common Stock, (b) each current Director of the Company, (c) each nominee for election as a Director of the Company, (d) each of the executive officers of the Company named in the Summary Compensation Table above (the “Named Executive Officers”), and (e) all current Directors and executive officers of the Company as a group. The ownership and percentage of class has been adjusted to reflect our 2-for-1 stock splits paid on December 17, 2003 and on April 21, 2006. The percentages in the third column are based on 46,326,556 shares of Common Stock outstanding on February 15, 2011. In each case, except as otherwise indicated in the footnotes to the table, the shares shown in the second column are owned directly or indirectly by the individuals or members of the group named in the first column, with sole voting and dispositive power. For purposes of this table, beneficial ownership is determined in accordance with the federal securities laws and regulations. Inclusion in the table of shares not owned directly by the Director or Named Executive Officer does not constitute an admission that such shares are beneficially owned by the Director or Named Executive Officer for any other purpose.

Name of Beneficial Owner	Number of Shares Beneficially Owned (a)		Percentage of Class
GAMCO Investors, Inc. formerly known as Gabelli Asset Management, Inc.	3,957,766	(b)	8.5%
BlackRock, Inc.	3,936,105	(c)	8.4%
Singleton Group LLC	3,762,960	(d)	8.1%
Merrill Lynch & Co., Inc.	2,331,880	(e)	5.0%
David C. Adams	113,143	(f)(g)(h)	*
Martin R. Benante	417,813	(f)(g)(h)	*
Michael J. Denton	97,965	(f)(g)(h)	*
S. Marce Fuller	12,155	(f)(j)	*
Dr. Allen A. Kozinski	14,236	(f)(i)	*
David J. Linton	142,147	(f)(g)(h)	*
Carl G. Miller	9,752	(f)(i)(j)	*
William B. Mitchell	21,294	(f)(i)	*
John R. Myers	14,525	(f)	*
John B. Nathman	8,369	(f)(i)	*
Robert J. Rivet	—	(f)	—
Dr. William W. Sihler	6,724	(f)	*
Albert E. Smith	10,338	(f)(i)(j)	*
Glenn E. Tynan	128,068	(f)(g)(h)	*
Directors and Executive Officers as a group (17 persons)	1,084,465	(k)	2.3%

*	Less than 1%.

(a)	Reflects 2-for-1 stock dividends paid on December 17, 2003 and on April 21, 2006.

(b)

Address is One Corporate Center, Rye, New York, 10580. The information as to the beneficial ownership of Common Stock by GAMCO Investors, Inc., formerly known as Gabelli Asset Management Inc., was obtained from Amendment No. 33, dated August 23, 2010, to its statement on Schedule 13D, filed with the Securities and Exchange Commission. Such Schedule 13D discloses that at August 23, 2010: (1) Gabelli Funds, LLC possessed sole voting and dispositive power with respect to 1,422,000 shares of Common Stock, (2) GAMCO Asset Management, Inc. formerly known as GAMCO Investors, Inc. possessed sole voting power with respect to 2,308,766 shares of Common Stock and sole dispositive power with respect to 2,532,766 shares of Common Stock, and (3) Gabelli Securities, Inc. possessed sole voting and dispositive power with respect to 3,000 shares of Common Stock.

(c)

Address is 40 East 52nd Street, New York, New York, 10022. The information as to the beneficial ownership of Common Stock by BlackRock, Inc. was obtained from Amendment No. 1, dated January 21, 2011, to its statement on Schedule 13G, filed with the Securities and Exchange Commission. Such report discloses that at January 21, 2011, BlackRock, Inc. possessed sole voting and dispositive power with respect to 3,936,105 shares of Common Stock.

(d)

Address is 11661 San Vicente Boulevard, Suite 915, Los Angeles, California, 90049. The information as to the beneficial ownership of Common Stock by Singleton Group LLC was obtained from Amendment No. 2, dated August 17, 2007, to its statement on Schedule 13D, filed with the Securities and Exchange Commission. Such report discloses that at August 17, 2007: (1) the Singleton Group LLC possessed shared voting and dispositive power with respect to 3,762,960 shares of Common Stock, (2) Christina Singleton Mednick possessed shared voting and dispositive power with respect to 3,762,960 shares of Common Stock, (3) William W. Singleton possessed shared voting and dispositive power with respect to 3,762,960 shares of Common Stock, and (4) Donald E. Rugg possessed shared voting and dispositive power with respect to 3,762,960 shares of Common Stock and sole voting and dispositive power with respect to 56 shares of Common Stock.

(e)

Address is World Financial Center, North Tower, 250 Vesey Street, New York, New York, 10381. The information as to the beneficial ownership of Common Stock by Merrill Lynch & Co., Inc. was obtained from its statement on Schedule 13G, dated February 8, 2006, filed with the Securities and Exchange Commission. Such report discloses that at February 8, 2006, Merrill Lynch & Co., Inc. (on behalf of Merrill Lynch Investment Managers) possessed shared voting and dispositive power with respect to 1,165,940 shares of Common Stock.

(f)	Address is c/o Curtiss-Wright Corporation, 10 Waterview Boulevard, Parsippany, New Jersey, 07054.

(g)

Includes shares of Common Stock that the Named Executive Officers have the right to acquire through the exercise of stock options within 60 days of February 15, 2011 as follows: David C. Adams, 64,198; Martin R. Benante, 312,277; Michael J. Denton, 66,412; David J. Linton, 81,518; and Glenn E. Tynan, 79,751.

(h)

Includes shares of time-based restricted Common Stock (granted under the Company’s 2005 Long-Term Incentive Plan) that vest on the third anniversary of the date of grant as follows: David C. Adams, 18,933; Martin R. Benante, 46,800; Michael J. Denton, 10,037; David J. Linton, 19,839; and Glenn E. Tynan, 16,695.

(i)

Includes shares of restricted Common Stock owned by the Directors as follows (and subject to forfeiture under the Company’s 2005 Stock Plan for Non-Employee Directors): Allen A. Kozinski, 7,159; Carl G. Miller, 4,262; William B. Mitchell, 2,317; John B. Nathman, 7,145; and Albert E. Smith, 6,158.

(j)	Share total rounded down to the next whole number of shares respecting fractional shares purchased pursuant to a broker dividend reinvestment plan.

(k)	Includes shares of Common Stock as indicated in the preceding footnotes.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of Deloitte & Touche LLP to act as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2011, subject to the ratification by the Company’s stockholders as required by the By-laws of the Company. The Board of Directors requests that stockholders ratify such appointment. If the stockholders fail to ratify the appointment of Deloitte & Touche LLP, our Audit Committee will appoint another independent registered public accounting firm to perform such duties for the current fiscal year and submit the name of such firm for ratification by our stockholders at the next Annual Meeting of Stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to make such statements and answer such questions as are appropriate.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011

Disclosure About Fees

The following table presents the aggregate fees billed by our independent registered public accountants, Deloitte & Touche LLP, and their respective affiliates for the audit of our annual financial statements for the calendar years ended December 31, 2010 and 2009, as well as other services provided during those periods:

	2010	2009
Audit Fees (a)	$3,384,000	$2,802,000
Audit-Related Fees (b)	95,000	36,000
Tax Fees (c)	198,000	205,000
All Other Fees (d)	0	0

Total	3,677,000	3,043,000

(a)

Audit Fees consist of fees billed for services rendered for the annual audit of our consolidated financial statements, audit of the effectiveness of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act, review of condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(b)

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under the caption “Audit Fees”. The fees for 2010 and 2009 relate to due diligence in connection with potential acquisitions and a pension plan audit for one of our subsidiaries.

(c)

Tax Fees consist of fees billed for services rendered for tax compliance, tax advice, and tax planning. The fees for 2010 and 2009 relate principally to preparation of tax returns and other tax compliance services directly related to such returns.

(d)	All Other Fees consist of fees billed for products and services other than fees as reported in the above three categories.

Pre-Approval Policy for Audit and Non-Audit Services

The Audit Committee has adopted a policy to pre-approve audit and permissible non-audit services provided by the independent accountants. The Audit Committee will consider annually and, if appropriate, approve the scope of the audit services to be performed during the fiscal year as outlined in an engagement letter proposed by the independent accountants. To facilitate the prompt handling of certain matters, the Audit Committee delegates to the Chief Financial Officer the authority to approve in advance all audit and non-audit services below $250,000 to be provided by the independent accountants so long as no individual service exceeds $50,000. For permissible non-audit services, we submit to the Audit Committee, at least quarterly, a list of services and a corresponding budget estimate that we recommend the Audit Committee engage the independent accountant to provide. We routinely inform the Audit Committee as to the extent of services provided by the independent accountants in accordance with this pre-approval policy and the fees incurred for the services performed to date. During fiscal year 2010, all of the Audit-Related Fees, Tax Fees and All Other Fees in the table above were approved by the Audit Committee.

PROPOSAL THREE: APPROVAL OF THE AMENDMENT TO THE
COMPANY’S INCENTIVE COMPENSATION PLAN

General Information

The Company’s Incentive Compensation Plan (the “Plan”) was approved by the Board of Directors on February 7, 2006 and approved by the stockholders on May 5, 2006. The Company is seeking stockholder approval of the Plan for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Generally, Section 162(m) of the Code does not allow publicly held companies like the Company to take a tax deduction for compensation that is paid to the CEO and the four most highly compensated executive officers other than the CEO to the extent such compensation exceeds one million dollars per officer in any year. However, awards that are made by a publicly traded company pursuant to a performance-based compensation plan that, among other requirements, is approved by its stockholders at least every five years will not be subject to the deduction limit. In order to satisfy this requirement, the Company is submitting the Plan for stockholder approval at this Annual Meeting. The Plan was last approved by the stockholders at the annual meeting held in 2006.

On November 15, 2010, the Board of Directors, upon the recommendation of the Executive Compensation Committee, also voted to amend the Plan, subject to stockholder approval, to include a clawback provision that would permit the Executive Compensation Committee in certain cases to require recovery of, any employee’s incentive compensation award, or portion thereof, if the Executive Compensation Committee determines that (i) the amount of such award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, or (ii) if the employee is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 (“the Statute”) and has committed an offense subject to forfeiture under such Statute.

The Plan is designed to attract, retain, and motivate key employees by rewarding superior levels of Company and individual performance through the use of performance-based incentive compensation and to link their interests and efforts to the interests of the Company’s stockholders. The Board of Directors believes that including a “clawback” provision aligns the interest of the Company’s executives with the stockholders by encouraging short-term superior performance, without encouraging excessive or unnecessary risk taking.

Approval of the amendment to the Plan will require the affirmative vote of at least a majority in voting interest of the stockholders present in person or by proxy and voting at the Annual Meeting, assuming the presence of a quorum. As further discussed in the section titled “Broker non-votes” on page 1 of this Proxy Statement, if you own shares of Common Stock through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares of Common Stock so that your vote can be counted on this Proposal Three.

Description of the Plan

A copy of the Plan, as amended, is attached to this Proxy Statement as Appendix B and is incorporated herein by reference. The following description of the Plan, as amended, is a summary and does not purport to be a complete description. See Appendix B for more detailed information.

Purpose

The purpose of the Plan is to encourage and reward participants for superior levels of Company and individual performance; link compensation opportunities to performance and reinforce a pay-for-performance culture; support the Company’s executive recruitment and retention objectives; and be consistent with market practices and the Company’s executive compensation philosophy.

Participation

The Executive Compensation Committee of the Board of Directors (the “Committee”) during the current year will determine the participants (“Participants”) to receive incentive awards for the subsequent year, the amount and form of each award and the terms and conditions applicable to it, all at the sole discretion of the Committee. The Committee may delegate authority to the Company’s Chief Executive Officer (“CEO”) regarding determinations applicable to non-officer Participants. Selection as a Participant for one Plan year conveys no right to participate in any subsequent Plan year. In fiscal year end 2010, approximately 770 Participants were granted awards under the Plan.

Target Awards

The Committee, based on input from the CEO, will establish guidelines for a potential incentive opportunity based on the achievement of target goals (a “Target Award”) expressed as a percentage of annual base salary for each Participant, provided, however, that the Committee will maintain sole responsibility for annually determining the specific Target Awards for the CEO and making recommendations for the other officers of the Company to the full Board of Directors. Target Awards below CEO and officer level may be delegated to the CEO and will be established based on each Participant’s role within the organization, consistent with guidelines established and approved by the Committee based upon competitive market practices, the Company’s compensation philosophy, and other relevant considerations.

Annual Awards

At the beginning of each fiscal year, the Board of Directors approves performance measures, standards, and goals for the CEO and officers for the year. The CEO will approve performance measures, standards, and goals for Participants below the officer level. The degree of achievement of those goals will determine the award earned at the end of the year. For officers, performance achievement will be based on one or more of the following performance measures: (i) operating income, net earnings, or net income (before or after taxes); (ii) earnings growth; (iii) earnings per share; (iv) net sales (including net sales growth); (v) gross profits or net operating profit; (vi) return measures (including, but not limited to, return on assets, capital, equity and sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (viii) revenue growth; (ix) earnings before or after taxes, interest, depreciation, and/or amortization; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total shareholder return); (xii) expense targets; (xiii) margins (including, but not limited to, gross or operating margins); (xiv) operating efficiency; (xv) customer satisfaction or increase in the number of strategic or operational initiatives; (xvi) attainment of budget goals; (xvii) attainment of strategic or operational initiatives; (xviii) market share; (xix) cost containment or reductions; (xx) working capital targets; (xxi) economic value added or other value-added measures; and (xxii) individual goals directly related to business performance. Any performance measure may be used to measure the performance of the Company and/or any of its affiliates as a whole, any business unit thereof or any combination thereof or compared to the performance of a group of comparable companies, or a published or special index, in each case that the Committee, in its sole discretion, deems appropriate. In no event may awards for Participants be increased on a discretionary basis.

Company Minimum Performance Requirements

At the beginning of each fiscal year, the Board of Directors will establish a threshold level of financial performance for the Company representing the lowest acceptable level of performance for the year below which no awards will be made to any Participant for that specific financial performance target.

Individual Qualification

Each Participant must remain an employee at the last day of the Plan year for an award and in good standing with the Company and satisfy the overall standards of performance generally established for the Participant’s position throughout the year to qualify for an award for that Plan year.

Payment of Awards

Incentive awards for any year may be made in cash. The Committee will review and approve awards and advise the Board of Directors of the awards for the Company’s officers.

In the discretion of the Committee, awards may be paid either promptly after the award is made or over any period of time, or in any number of payments, which need not be uniform in amount. Amounts not paid at the time of an award may be retained by the Company and its subsidiaries (without liability for interest) pending payment in accordance with the terms and conditions of such award.

Voluntary Deferral of Awards and Forfeiture of Deferred Awards

A Participant may choose to defer payment of the earned portion of the award according to whatever provisions the Company may make for deferral of compensation from time to time. Forfeiture of any deferrals will be determined in accordance with the terms of the plan or conditions under which the deferrals were made.

Termination of Employment

A Participant must continue to be an employee of the Company at the last day of the Plan year for an award or such other date as may be specified by the Committee on which a Participant attains a vested interest in all or a portion of the award to receive payment for an award. Any Participant who terminates employment (except in the case of death, disability or retirement) with the Company before the right to an award becomes vested will forfeit such unvested award unless the CEO approves the payment, in whole or in part, for a Participant below the officer level, and the Committee approves the payment, in whole or in part, for a Participant who is or was the CEO or an officer. Upon approval, an award may be paid as part of a separation agreement but only if the employee signs the Company release and settlement. In no event may a payment be made to an employee terminated for cause.

Death or Disability

In the event that any Participant’s employment with the Company terminates by reason of death or disability, that Participant’s pro-rata unvested award will immediately vest at the time of his or her termination and will become payable to the Participant or the Participant’s estate or beneficiary at the same time other awards under the Plan are paid. Any right to receive an award will not be transferable other than by will or the laws of descent and distribution.

Retirement

If a Participant’s employment with the Company is terminated by reason of retirement before any award becomes vested, the Committee (for the CEO and officers) and the CEO (for all other Participants) may, at its sole discretion, accelerate the vesting of all or a portion of the Participant’s unvested award(s) and direct that such award(s) be paid to the Participant at the same time as other awards under the Plan are paid.

Promotions, Transfers, Hires

To the extent that an individual becomes eligible to participate in the Plan, either through a new hire process or through promotion or transfer, after the commencement of a Plan year the CEO has the discretion to allow such individual to become a Participant. Participant rights to such an award, if any, shall be prorated based on the portion of the Plan year during which the Participant held the position qualifying them as eligible for participation in the Plan. Conversely, if, through demotion or job change, an individual’s position with the Company changes substantially such that the individual would not otherwise be eligible to participate in the Plan, such individual may be removed from participation in the Plan, and the CEO may award a pro rata award to that individual. If the individual in either case described above is the CEO or an officer, the Committee must approve the participation and award.

Restatement of Financial Statements

If the Committee determines that (1) the amount of an award to a Participant was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria (collectively, “Inaccurate Data”) or (2) if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 (“the Statute”) and has committed an offense subject to forfeiture under such statute, the Participant shall reimburse the Company that portion of an award that was based on the Inaccurate Data or as provided for in the Statute.

Effective Date and Term

Contingent upon receipt of stockholder approval, the Plan will be effective as of January 1, 2006 and will remain in effect and renew automatically annually unless discontinued by the Committee and subject to periodic review by the stockholders of the Company for purposes of Section 162(m) of the Code.

Plan Amendment and Termination

The Board of Directors may amend, alter or discontinue the Plan, in whole or in part, for any reason and without the consent of the Participants but no amendment, alteration or discontinuation may be made that would impair the rights of a Participant under an award granted without the Participant’s consent, or that without stockholder approval would increase the maximum amount of an award to any Participant authorized under the Plan or change the class of employees eligible to participate in the Plan.

New Plan Benefits

Awards under the Plan will be granted at the discretion of the Executive Compensation Committee. The Executive Compensation Committee has not made any decisions on the amount and type of Awards that are to be granted under the Plan to our employees in future years. The following table sets forth information concerning Awards granted during calendar year 2010 under the Plan to the Named Executive Officers; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group. This information may not be indicative of Awards that will be granted under the Plan in future years.

Name and Position	Dollar Value (a)
Martin R. Benante, Chairman and Chief Executive Officer (b)	$1,018,500
Glenn E. Tynan, Vice President Finance and Chief Financial Officer (b)	$413,600
David J. Linton, Co-Chief Operating Officer and President, Curtiss-Wright Flow Control Corporation (b)	$531,630
David C. Adams, Co-Chief Operating Officer (b)	$507,330
Michael J. Denton, Vice President, General Counsel, and Corporate Secretary (b)	$294,000
All current executive officers, as a group (c)	$3,303,560
All current directors who are not executive officers, as a group	—
All current employees who are not executive officers, as a group (d)	$20,762,182

(a)	This column reflects annual compensation plan grants at target made on November 15, 2010.

(b)	The amounts in this column are the same as the target amounts actually awarded to each Named Executive Officer, as set forth in footnote (a) to the Grants of Plan-Based Awards Table.

(c)	These amounts were awarded to a total of 8 employees and include the amounts reported above for each of the Named Executive Officers.

(d)	This amount reflects awards to approximately 770 employees.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS APPROVAL OF THE AMENDMENT TO THE COMPANY’S INCENTIVE COMPENSATION PLAN

PROPOSAL FOUR: APPROVAL OF THE AMENDMENTS TO THE
COMPANY’S EMPLOYEE STOCK PURCHASE PLAN

General Information

The Board of Directors believes it is in the Company’s best interests to encourage stock ownership by its employees. Accordingly, on September 24, 2002, the Board of Directors adopted the Curtiss-Wright Corporation 2003 Employee Stock Purchase Plan (“ESPP”), which was approved by the stockholders on May 23, 2003. An aggregate of 500,000 shares of common stock was originally authorized for issuance under the ESPP. This equates to 2,000,000 shares of common stock as adjusted for the 2-for-1 stock splits on December 17, 2003 and on April 21, 2006. As of January 31, 2011, approximately 7,600 employees were eligible to participate and only 384,201 shares of Common Stock on a post-split basis remain available for issuance under the ESPP. If the number of shares of Common Stock available for issuance under the ESPP is not increased, the shares available under the ESPP for purchase may be exhausted this calendar year. If that turns out to be the case, the number of shares that employees participating in the ESPP will be permitted to purchase this year will be reduced on a pro rata basis. Therefore, on February 6, 2011, the Board of Directors voted to amend the ESPP, subject to stockholder approval, to:

•	increase the number of shares authorized for issuance under the ESPP by an additional 1,200,000 shares of common stock; and

•	extend the term of the ESPP by an additional two years through October 1, 2015.

The Company believes that the ESPP has served the Company well. The convenient and financially attractive opportunity that the ESPP provides for employees to acquire stock in the Company has, in the view of management, provided a significant inducement for employees at all levels of the organization to acquire a proprietary interest in the Company and identify with the financial interests of stockholders. The Company believes that the ESPP has thereby contributed to the Company’s success in the marketplace, to its harmonious relations with its work force, and to its success in attracting, retaining and motivating its employees, including but not limited to its rank and file and unionized employees.

If no action is taken by the stockholders at this Annual Meeting on the above amendments, the ESPP by its terms will terminate on October 1, 2013 and the number of shares reserved for issuance may be depleted this year, thereby resulting in the ESPP not contributing in helping to attract, retain and reward employees successful for the business.

Approval of the amendment to the Plan will require the affirmative vote of at least a majority in voting interest of the stockholders present in person or by proxy and voting at the Annual Meeting, assuming the presence of a quorum. As further discussed in the section titled “Broker non-votes” on page 1 of this Proxy Statement, if you own shares of Common Stock through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares of Common Stock so that your vote can be counted on this Proposal Four.

Description of the Plan

A copy of the ESPP, as amended, is attached to this Proxy Statement as Appendix C and is incorporated herein by reference. The following description of the ESPP, as amended, is a summary and does not purport to be a complete description. See Appendix C for more detailed information.

Purpose

The purpose of the ESPP is to provide a convenient and advantageous way for employees to acquire an equity interest in the Company, thereby further aligning the interests of the employees and the stockholders. The ESPP is intended to meet the requirements of Section 423 of the Internal Revenue Code. If the requirements of Section 423 are met, participants will have the opportunity to take advantage of certain federal income tax benefits. One of the requirements of Section 423 is that the stockholders approve the ESPP.

Stock Subject to ESPP

Subject to stockholder approval, an aggregate of 3,200,000 shares of Common Stock (as adjusted for the Company’s 2-for-1 stock splits on December 17, 2003 and on April 21, 2006) are reserved for issuance under the ESPP.

Eligibility

Generally, any employee who is employed by the Company is eligible for participation, unless the employee owns more than 5% of any class of Company Common stock. Eligible employees desiring to participate in the ESPP may elect to do so by completing a payroll deduction authorization form prior to the commencement of an offering period. Under the terms of the ESPP, no employee may be granted an option that permits that employee to purchase shares of Common Stock under the ESPP and any other of the Company Section 423 plans at a rate which exceeds $25,000 of the fair market value of the Common stock (determined at the time the option is granted) for each calendar year for which the option is outstanding. An employee who elects to participate will be deemed to have elected to participate for all subsequent offering periods at the same rate of payroll deduction unless and until the employee changes his or her rate of payroll deduction or terminates participation.

Manner of Stock Purchases

The ESPP is offered in six-month “offering periods” commencing on January 1 and July 1. An eligible employee who elects to participate in the ESPP will have payroll deductions made on each payday during the six-month period. The amount of the payroll deductions shall be at least 1% and shall not exceed 10% of the employee’s base salary. Subject to applicable black-out periods, a participant may terminate his or her participation in the ESPP at any time during an offering period by giving the Company written notice. In the event a participant terminates his or her participation in the ESPP for any reason, the employee may elect to stop further payroll deductions, and the Company shall use any accumulated funds in such employee’s account for the purchase of stock at the end of the offering period. If an employee ceases his or her participation in the ESPP, the employee will not automatically participate in the next offering period, but will have to re-enroll if the employee desires to once again participate. If the participant ceases to be the Company’s employee for any reason, including retirement or death, the participant will be deemed to have withdrawn from the ESPP on the date of his or her termination of employment and all contributions will automatically be returned to the employee. Subject to applicable black-out periods, a participant may reduce the rate of his or her payroll deductions during any offering period; however, a participant may only increase the rate of his or her payroll deductions 15 days in advance to the commencement of an offering period or effective as of the commencement of any subsequent offering period.

At the end of each offering period, all participant contributions will be used to purchase a number of shares of Common Stock, subject to adjustment, in an amount equal to 85% of the fair market value of the Common Stock on the last day of such offering period.

Administration

The Curtiss-Wright benefits committee will administer the ESPP and report to the Executive Compensation Committee of the Board of Directors. The Executive Compensation Committee has the authority to interpret the ESPP, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the ESPP.

Blackout Periods

Any participants in the ESPP who are required to report their beneficial ownership under Section 16 of the Exchange Act will be subject to black-out periods, which are limited to those periods during which it would be difficult to prove that the Company’s insiders are not in possession of material insider information, whether or not they in fact are in possession of such information. With respect to each fiscal quarter, the black-out period begins two weeks before the end of a fiscal quarter and ends on (and includes) the second business date after the Company’s earnings are released to the public. Black-out dates are subject to change from time to time at the discretion of the Board of Directors.

Term of the ESPP

Contingent upon receipt of stockholder approval, the ESPP will be effective December 1, 2003 and will remain in effect through, and including October 1, 2015 unless terminated earlier by the Board of Directors or the Executive Compensation Committee.

Amendment and Termination of the ESPP

Subject to the provisions of Section 423 of the Code, the Executive Compensation Committee has the power to amend or terminate the ESPP in its sole discretion at any time in any respect, except that any amendment may not retroactively impair or otherwise adversely affect the rights of any person to benefits that have already accrued under the ESPP. The Curtiss-Wright Benefits Committee, which consists of members of management, also has the authority to amend the ESPP except where it would violate Section 423 of the Code or increase the cost of the ESPP. In addition, no amendment may be made without the approval of the stockholders within 12 months of the adoption of the amendment if the amendment would (i) increase the number of shares issued under the ESPP, or (ii) change the class of employees eligible to participate in the ESPP.

Federal Income Tax Consequences of the Employee Stock Purchase Plan

The federal income tax consequences and those of the participants pursuant to the ESPP under applicable provisions of the tax code and the regulations thereunder are substantially as follows:

Under the tax code, the Company is considered to grant participants an ‘option’ on the first day of each offering period to purchase as many shares of Common Stock as the participant will be able to purchase with the payroll deductions credited to his or her account during the offering period. On the last day of each offering period, the market price is determined and the participant is considered to have exercised the ’option’ and purchased the number of shares of common stock his or her accumulated payroll deductions will purchase at the market price.

The required holding period for favorable tax treatment upon disposition of Common Stock acquired under the ESPP is the later of (a) two years after the ‘option’ is granted (the first day of an offering period), or (b) one year after the Common Stock is purchased (the last day of an offering period). Consequently, if the Common Stock is held for the required holding period, a participant who sells the shares will realize ordinary income to the extent of the lesser of (1) the amount by which the fair market value of the Common Stock at the time the option was granted exceeded the ‘option price’ or (2) the amount by which the fair market value of the Common Stock at the time of the disposition exceeded the ‘option price.’ The ‘option price’ is determined on the date of grant for this purpose and, is therefore equal to 85% of the fair market value of the common stock as of the first day of an offering period. Any further gain realized upon the sale will be considered a long-term capital gain. If the sale price is less than the option price, there will be no ordinary income and the participant will have a long-term capital loss with respect to the difference. Generally, the Company will not be entitled to a deduction for federal income tax purposes with respect to the purchase or the subsequent disposition of shares of Common Stock.

When a participant sells Common Stock purchased under the ESPP before the expiration of the required holding period, the participant will recognize ordinary income to the extent of the difference between the price actually paid for the Common Stock and the fair market value of the Common Stock at the date the option was exercised (the last day of an offering period), regardless of the price at which the Common Stock is sold. To the extent the participant recognizes ordinary income on the sale of Common Stock, the Company will generally receive a corresponding deduction in the year in which the disposition occurs. Any gain realized in excess of that amount will be taxed as either a long-term or short-term capital gain. If the sale price is less than the amount paid by the participant, increased by the ordinary income, which must be recognized, then any such loss will be a capital loss.

If a participant dies while owning Common Stock acquired under the ESPP ordinary income must be reported on his or her final income tax return. The amount will be the lesser of (1) the amount by which the fair market value of the Common Stock at the time the option was granted exceeded the option price (i.e., 15% of such fair market value), or (2) the amount by which the fair market value of the Common Stock at the time of the participant’s death exceeded the option price.

The foregoing discussion is only a general summary of the federal income tax consequences of a purchase of Common Stock under the ESPP and the subsequent disposition of shares received pursuant to such purchases. A participant should consult his or her own tax advisor to determine the tax consequences of any particular transaction.

The state income tax treatment of purchasing and selling the shares under the ESPP will vary depending upon the state in which a participant resides. If the participant is a resident of, or is employed in, a country other than the United States, the participant may be subject to taxation in that country in addition to or instead of the United States federal income taxes. A participant should consult his or her own tax advisor regarding the tax consequences and compliance requirements of any particular transaction.

New Plan Benefits

Future benefits under the ESPP, as proposed to be amended, are not currently determinable, as they will depend on the actual purchase price of shares in future offering periods, the market value of Company’s Common Stock on various future dates, the amount of contributions eligible employees choose to make in the future, and similar factors.

The following table sets forth information concerning the number of shares of Common Stock purchased under the ESPP during calendar year 2010 by the Named Executive Officers; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group. This information may not be indicative of the number of share of Common Stock purchased under the ESPP in future years.

Name and Position	Number of Shares
Martin R. Benante, Chairman and Chief Executive Officer	790
Glenn E. Tynan, Vice President Finance and Chief Financial Officer	—
David J. Linton, Co-Chief Operating Officer and President, Curtiss-Wright Flow Control Corporation	790
David C. Adams, Co-Chief Operating Officer	—
Michael J. Denton, Vice President, General Counsel, and Corporate Secretary	793
All current executive officers, as a group (a)	4,711
All current directors who are not executive officers, as a group	—
All current employees who are not executive officers, as a group (b)	318,865

(a)	This amount is for a total of 8 employees and includes the amounts reported above for each of the Named Executive Officers.

(b)	This amount reflects purchases by approximately 1,965 employees.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table sets forth information regarding the Company’s equity compensation plans as of December 31, 2010, the end of the Company’s most recently completed fiscal year:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	5,191,047 (a	)	$31.09	925,675 (b	)
Equity compensation plans not approved by security holders	None		Not applicable	Not applicable

(a)

Consists of 4,958,569 shares issuable upon exercise of outstanding options and vesting of performance shares, restricted shares, and restricted stock units under the 2005 Long-Term Incentive Plan and the 1995 Long-Term Incentive Plan, 159,523 shares issuable under the Employee Stock Purchase Plan, and 72,955 shares outstanding under the 2005 Stock Plan for Non-Employee Directors and the 1996 Stock Plan for Non-Employee Directors.

(b)

Consists of 333,140 shares available for future option grants under the 2005 Long-Term Incentive Plan, 545,132 shares remaining available for issuance under the Employee Stock Purchase Plan, and 47,403 shares remaining available for issuance under the 2005 Stock Plan for Non-Employee Directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS APPROVAL OF THE AMENDMENTS TO THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL FIVE: ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

The Board of Directors recognizes that providing stockholders with an advisory vote on executive compensation may produce useful information on investor sentiment with regard to the Company’s executive compensation programs. Accordingly, the Board of Directors is providing stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation paid to our Named Executive Officers, as described in this Proxy Statement. This proposal, commonly known as a “say on pay” proposal, gives stockholders the opportunity to endorse or not endorse the Company’s fiscal 2010 executive compensation philosophy, programs, and policies and the compensation paid to the Named Executive Officers. This proposal also is required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which section was added by the recently enacted legislation in the U.S. Congress (the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”)), which requires that companies such as Curtiss-Wright Corporation include an advisory (non-binding) stockholder vote on executive compensation at least once every three calendar years, commencing with the first annual or other meeting of stockholders held on or after January 21, 2011.

The Company’s compensation principles and underlying programs are designed to align each Named Executive Officers’ compensation with the Company’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate, and retain key executives who are crucial to the Company’s long-term success. The majority of the Named Executive Officers’ compensation is made in the form of long-term incentive compensation that incentivizes management to achieve results to the mutual benefit of stockholders and management. Moreover, a significant portion of the Named Executive Officers’ cash compensation is paid in the form of annual incentive compensation, which is paid in part only if the Company achieves pre-defined performance measures. The cash incentive compensation paid to the Named Executive Officers in 2010 reflects the Company’s commitment to pay for performance, evidenced by annual cash incentive compensation pay levels greater than target as Company financial performance exceeded its target performance measure and long-term incentive cash compensation pay levels lower than target as long-term Company financial performance did not meet its long-term target performance measure.

In addition, the Company recognizes that a strong governance framework is essential to an effective executive compensation program. The framework and executive compensation philosophy are established by an independent Executive Compensation Committee that is advised by an independent external executive compensation consultant. The following items reflect the Company’s commitment to pay for performance and to maintain a strong executive compensation governance framework:

•	70% of the value of each Named Executive Officer’s annual long-term incentive awards are made in the form of equity to drive long-term performance and alignment with stockholder interests;

•

Equity awards (stock options, restricted stock, and performance shares) incorporate a three-year vesting and/or performance period to further emphasize long-term performance and executive officer commitment;

•

A long-term incentive program that has overlapping performance periods, such that at any one time three separate potential awards are affected by current year performance, thereby requiring sustained high levels of performance to achieve a payout;

•

The Executive Compensation Committee adopted stock ownership guidelines for the Named Executive Officers, which, along with the design of the long-term incentive awards, drives long-term executive stock ownership;

•	An insider trading policy that prohibits speculative and hedging transactions in the Company’s securities;

•

An annual risk assessment conducted by the Executive Compensation Committee to evaluate whether incentive programs drive behaviors that are demonstrably within the risk management parameters it deems prudent;

•	The peer group of companies used to benchmark executive compensation levels is carefully selected and reviewed by the Executive Compensation Committee;

•

Incentive compensation plans that are based upon targets that are approved by the Executive Compensation Committee at the beginning of the applicable performance period, and which have minimum thresholds and maximum payment caps; and

•

A strong emphasis is placed on variable compensation, which is designed so that the payout opportunity is directly linked to the achievement of pre-determined financial performance metrics, with upside opportunity for exceeding pre-determined goals.

Stockholders are urged to read the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 14, which discusses in greater detail how the Company’s executive compensation policies and procedures implement its executive compensation philosophy.

For these reasons, the Board of Directors is asking the stockholders to indicate their support for the Named Executive Officer compensation as described in this Proxy Statement by voting on the following resolution:

“RESOLVED, that the stockholders of Curtiss-Wright Corporation approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed in the Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and accompanying narrative disclosure therein.”

This vote is advisory, and therefore not binding on the Company, the Executive Compensation Committee or the Board of Directors. It will not overrule any decisions made by the Board of Directors or the Executive Compensation Committee, or require the Board of Directors or the Executive Compensation Committee to take any specific action. The Board of Directors and the Executive Compensation Committee value the opinions of the stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, the Board of Directors will consider the stockholders’ concerns and the Executive Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Adoption of this resolution will require the affirmative vote of at least a majority in voting interest of the stockholders present in person or by proxy and voting at the Annual Meeting, assuming the presence of a quorum. As further discussed in the section titled “Broker non-votes” on page 1 of this Proxy Statement, if you own shares of Common Stock through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares of Common Stock so that your vote can be counted on this Proposal Five.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR” APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT

PROPOSAL SIX: ADVISORY (NON-BINDING) VOTE ON FREQUENCY OF STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, which section was added by the Dodd-Frank Act, the Board of Directors is offering the stockholders an opportunity to cast an advisory vote on whether a stockholder advisory vote on the compensation paid to the Named Executive officers, such as the stockholder vote described in Proposal Five of this Proxy Statement, should occur every one, two or three years.

After careful consideration of the benefits and consequences of each option of this Proposal, the Board of Directors, on recommendation of the Committee on Directors and Governance, has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for the Company at this time, and therefore recommends that future stockholders’ advisory votes on executive compensation occur every year. In formulating its recommendation, the Board of Directors decision was influenced by the fact that the compensation of the Named Executive Officers is evaluated, adjusted, and approved on an annual basis. As part of the annual review process, the Board of Directors believes that stockholder views should be a factor that is taken into consideration by the Board of Directors and the Executive Compensation Committee in making decisions with respect to executive compensation. By providing an advisory vote on executive compensation on an annual basis, the stockholders will be able to provide the Board of Directors and the Executive Compensation Committee with direct input on the Company’s executive compensation philosophy, policies, and practices as disclosed in this Proxy Statement every year. The Board of Directors understands that the stockholders may have different views as to what is the best approach for the Company, and the Board of Directors looks forward to hearing from the stockholders on this Proposal.

Stockholders may cast their vote on their preferred voting frequency by choosing among the following three alternative resolutions. You may only choose from “OPTION #1 (Every Year),” “OPTION #2 (Every Two Years)” or “OPTION #3 (Every Three Years),” or you may abstain from voting.

OPTION #1 (Every Year)

“RESOLVED, that the stockholders of Curtiss-Wright Corporation determine, on an advisory basis, that the frequency with which the stockholders of Curtiss-Wright Corporation shall have an advisory vote on the compensation paid to the Company’s Named Executive Officers, as disclosed in Curtiss-Wright Corporation’s proxy statements pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and accompanying narrative disclosure therein, should occur every year.”

OPTION #2 (Every Two Years)

“RESOLVED, that the stockholders of Curtiss-Wright Corporation determine, on an advisory basis, that the frequency with which the stockholders of Curtiss-Wright Corporation shall have an advisory vote on the compensation paid to the Company’s Named Executive Officers, as disclosed in Curtiss-Wright Corporation’s proxy statements pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and accompanying narrative disclosure therein, should occur every two years.”

OPTION #3 (Every Three Years)

“RESOLVED, that the stockholders of Curtiss-Wright Corporation determine, on an advisory basis, that the frequency with which the stockholders of Curtiss-Wright Corporation shall have an advisory vote on the compensation paid to the Company’s Named Executive Officers, as disclosed in Curtiss-Wright Corporation’s proxy statements pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and accompanying narrative disclosure therein, should occur every three years.”

Adoption of one of the three resolutions described above will require the affirmative vote of at least a majority in voting interest of the stockholders present in person or by proxy and voting at the Annual Meeting, assuming the presence of a quorum. Stockholders are not voting to approve or disapprove the Board of Directors’ recommendation. Rather, stockholders may choose among the three alternative resolutions set forth above, or they may abstain from voting. If none of the three resolutions receives a majority vote, the Board of Directors and the Committee on Directors and Governance will take into consideration the resolution receiving the most votes when determining how often a non-binding stockholder advisory vote on the compensation of the Named Executive Officers should occur.

This vote is advisory, and therefore not binding on the Company, the Committee on Directors and Governance or the Board of Directors. It will not overrule any decisions made by the Board of Directors or the Committee on Directors and Governance, or require the Board of Directors or the Committee on Directors and Governance to take any specific action. The Board of Directors and the Committee on Directors and Governance value the opinions of the stockholders and will take into consideration the voting results when determining how often a non-binding stockholder advisory vote on the compensation paid to the Named Executive Officers should occur.

As further discussed in the section titled “Broker non-votes” on page 1 of this Proxy Statement, if you own shares of Common Stock through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares of Common Stock so that your vote can be counted on this Proposal Six.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
FOR “OPTION #1 (EVERY YEAR)”

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

The Securities and Exchange Commission has adopted rules governing the delivery of annual disclosure documents that permit us to send a single set of our annual report and proxy statement to any household at which two or more stockholders reside if we believe that the stockholders are members of the same family, unless we have received contrary instructions from one or more of the stockholders. This rule benefits both stockholders and the Company. It reduces the volume of duplicate information received and helps to reduce our expenses. Each stockholder will continue to receive a separate proxy card. If your household received a single set of disclosure documents for this year, but you would prefer to receive your own copy now or in the future, please contact our transfer agent, American Stock Transfer & Trust Company, by calling their toll-free number, 1-800-937-5449, accessing their website at www.amstock.com, or writing to them at 6201-15th Avenue, Brooklyn, New York 11219. A separate copy will be promptly provided to you upon receipt of your request. Stockholders sharing an address who are receiving multiple copies of our proxy statement and annual report and who wish to receive a single copy of such materials in the future, please contact American Stock Transfer & Trust Company as indicated above.

DEADLINE FOR RECEIPT OF STOCKHOLDER
PROPOSALS FOR 2012 ANNUAL MEETING

Pursuant to regulations of the Securities and Exchange Commission, stockholders who intend to submit proposals for inclusion in our proxy materials for the 2012 Annual Meeting must do so no later than December 1, 2011. This requirement is separate from the Securities and Exchange Commission’s other requirements that must be met to have a stockholder proposal included in our proxy statement. In addition, this requirement is independent of certain other notice requirements of our Amended and Restated By-laws described below. All stockholder proposals and notices should be submitted to Corporate Secretary, Curtiss-Wright Corporation, 10 Waterview Boulevard, Second Floor, Parsippany, New Jersey 07054. The attached proxy card grants the proxy holder discretionary authority to vote on any matter raised and presented at the Annual Meeting. Pursuant to amended Securities and Exchange Commission Rule 14a-4(c)(1), we will exercise discretionary voting authority to the extent conferred by proxy with respect to stockholder proposals received after February 14, 2012.

If a stockholder of record wishes to nominate Directors or bring other business to be considered by stockholders at the 2012 Annual Meeting, such proposals may only be made in accordance with the following procedure. Under our current Amended and Restated By-laws, nominations of Directors or other proposals by stockholders must be made in writing to our offices no later than February 6, 2012 and no earlier than January 7, 2012. However, if the date of the 2012 Annual Meeting is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the 2011 Annual Meeting, then such nominations and proposals must be delivered in writing to the Company no earlier than 120 days prior to the 2012 Annual Meeting and no later than the close of business on the later of (i) the 90th day prior to the 2012 Annual Meeting, or (ii) the 10th day following the day on which public announcement of the date of the 2012 Annual Meeting is first made.

Please note that these requirements relate only to matters proposed to be considered for the 2012 Annual Meeting. They are separate from the Securities and Exchange Commission’s requirements to have stockholder proposals included in the Company’s 2012 proxy statement.

2010 ANNUAL REPORT ON FORM 10-K

Any stockholder wishing to receive, without charge, a copy of the Company’s 2010 Annual Report on Form 10-K (without exhibits) filed with the Securities and Exchange Commission, should write to the Corporate Secretary, Curtiss-Wright Corporation, 10 Waterview Boulevard, Second Floor, Parsippany, New Jersey 07054.

OTHER MATTERS WHICH MAY BE PRESENTED FOR ACTION AT THE MEETING

The Board of Directors does not intend to present for action at this Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.

By Order of the Board of Directors

Michael J. Denton
Corporate Secretary

Dated: March 30, 2011

Appendix A

CURTISS-WRIGHT CORPORATION

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on Friday, May 6, 2011. This Proxy Statement, our 2010 Annual Report on Form 10-K filed with the Securities and Exchange Commission, and informational brochure to security holders are available on our website: www.curtisswright.com.

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF CURTISS-WRIGHT CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FRIDAY, MAY 6, 2011

The undersigned hereby constitutes and appoints MARTIN R. BENANTE, GLENN E. TYNAN and MICHAEL J. DENTON, and each of them, as proxies of the undersigned, with full power to appoint his substitute, and authorizes each of them to represent and to vote all shares of common stock, par value $1.00 per share, of Curtiss-Wright Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, May 6, 2011, at the Sheraton Parsippany Hotel, 199 Smith Road, Parsippany, New Jersey 07054, commencing at 10:00 a.m. local time, or any adjournment or postponement thereof, with all the powers the undersigned would have if personally present, respecting the following matters described in the accompanying proxy statement and, in their discretion, on other matters which come before the meeting.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the Director nominees listed in Proposal One; FOR Proposals Two, Three, Four, and Five; and FOR “Option #1 (Every Year)” with respect to Proposal Six. In their discretion, the proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors’ recommendations need only sign and date this proxy and return it in the enclosed envelope.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the proxy statement with respect thereto, the Company’s 2010 Annual Report on Form 10-K filed with the Securities and Exchange Commission, and informational brochure to Stockholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

PROXY VOTING INSTRUCTIONS

VIA MAIL: Date, sign and mail your proxy card in the envelope provided as soon as possible.

OR

VIA TELEPHONE: Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Please have your control number and proxy card available when you call.

OR

VIA INTERNET: Access “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.

COMPANY NUMBER:

ACCOUNT NUMBER:

CONTROL NUMBER:

IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET, PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

A-1

The Board of Directors recommends a vote FOR the Director nominees listed in Proposal One;

FOR Proposals Two, Three, Four, and Five; and FOR “Option #1 (Every Year)” with respect to Proposal Six.

1. Election of Directors.

[ ]	FOR all nominees listed below (except as marked to the contrary)	[ ]	WITHHOLD AUTHORITY to vote for all nominees listed below

Martin R. Benante, S. Marce Fuller, Allen A. Kozinski, John R. Myers,
John B. Nathman, Robert J. Rivet, William W. Sihler and Albert E. Smith

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, WRITE THAT NOMINEE’S NAME(S) IN THE SPACE PROVIDED BELOW:

2. Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2011.

     ☐ FOR     ☐ AGAINST     ☐ ABSTAIN

3. Proposal to approve the amendment to the Company’s Incentive Compensation Plan.

     ☐ FOR     ☐ AGAINST     ☐ ABSTAIN

4. Proposal to approve the amendments to the Company’s Employee Stock Purchase Plan.

     ☐ FOR     ☐ AGAINST     ☐ ABSTAIN

5. Proposal on advisory (non-binding) vote on Executive Compensation.

     ☐ FOR     ☐ AGAINST     ☐ ABSTAIN

6. Proposal on advisory (non-binding) vote on frequency of stockholder advisory votes on Executive Compensation.

     ☐ Option #1 (Every Year)     ☐ Option #2 (Every Two Years)

     ☐ Option #3 (Every Three Years)     ☐ ABSTAIN

To change the address on your account, please check this box [  ] and indicate your new address in the address space below. Please note that changes to the registered name(s) on the account may not be submitted via this method.

SIGNATURES

This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature of Stockholder_______________________________________________ Date:________________

Signature of Stockholder_______________________________________________ Date:________________

A-2

Appendix B

CURTISS WRIGHT CORPORATION

INCENTIVE COMPENSATION PLAN
(Effective January 1, 2006)

As Amended November 15, 2010

1. General

1.1	Purpose. The purpose of the Curtiss Wright Corporation’s (the “Company”) annual Incentive Compensation (“IC”) Plan is to:
	•	Encourage and reward Participants for superior levels of company and individual performance;
	•	Link compensation opportunities to performance, and reinforce a pay-for-performance culture;
	•	Support the Company’s executive recruitment and retention objectives;
	•	Be consistent with market practices and the Company’s executive compensation philosophy; and
	•	Comply with all applicable regulatory requirements.

2. Definitions

2.1	Award. “Award” shall mean an amount payable to the participant as determined by the Plan provisions on completion of a Plan Year.
2.2

Cause. “Cause” shall mean the following: has been convicted of a felony; or intentionally engaged in illegal conduct; or willful misconduct that is demonstrably and materially injurious to the Company or an employing affiliate; or intentionally and continually failed to perform his or her reasonably assigned duties with the Company or an Employing Affiliate (other than a failure resulting from the Executive’s incapacity due to physical or mental illness) which failure continued for a period of at least thirty (30) days after notice of demand for substantial performance, has been delivered to the Executive specifying the manner in which the Executive has failed substantially to perform.

2.3	CEO. “CEO” shall mean the Chief Executive Officer of the Company.
2.4

Committee. “Committee” shall mean the Executive Compensation Committee (“ECC”) of the Board of Directors of the Company consisting of two or more independent directors as defined in the listing standards of the New York Stock Exchange.

2.5	Company or Corporation. “Company or Corporation” shall mean Curtiss Wright Corporation and its affiliates and subsidiaries
2.6	Disability. “Disability” shall mean a permanent disability eligible for benefits under the Company’s long-term disability policy.
2.7	Effective Date. “Effective Date” shall mean January 1, 2006.
2.8	Eligible Employee. “Eligible Employee” shall mean an active, full-time salaried employee of the Company that is employed for part or all of the Plan Year.
2.9	Maximum Award. “Maximum Award” shall mean the greatest amount that a single Participant may receive as an Award under the Plan, not to exceed $3,500,000.
2.10	Officer. “Officer” shall mean any employee duly elected by the Corporation’s Board of Directors to a position listed as an officer under the Corporation’s By-laws.
2.11

Participant. “Participant” shall mean any Eligible Employee selected by the CEO and the Committee to participate in the Plan for a particular Plan Year in accordance with the procedures described in Section 4.2.

2.12	Plan. “Plan” shall mean the Company’s Incentive Compensation (IC) Plan.
2.13	Plan Year. “Plan Year” shall mean the one-year period commencing each January 1 and running through December 31; such Plan Year is intended to correspond to the Company’s fiscal year.
2.14	Target Award. “Target Award” shall mean the potential incentive opportunity, or Award, for each Participant if target goals are fully achieved.
2.15	Threshold. “Threshold” shall mean a base or minimum level of performance, established by the Committee for each Participant, below which no Award shall be made.
2.16	Vested. “Vested” shall mean that a Participant has a nonforfeitable interest in his or her Award.
2.17

Vesting Date. “Vesting Date” shall mean the last day of each Plan Year, or such other date as may be specified by the Committee, on which a Participant attains a Vested interest in all or a portion of his or her Award.

3. Administration
3.1

Administration. The Committee shall have full power and authority to interpret and administer this Plan, to adopt rules and regulations (and to alter, amend and revoke any of the same) and to establish terms and conditions, not inconsistent with the provisions of this Plan, for the administration of its business and implementation of this Plan. Decisions of the Committee shall be conclusive and binding upon all persons (including the Corporation, stockholders and employees). Election to membership on the Committee shall render a person ineligible for an award of incentive compensation.

3.2

Amendment, Modification or Termination. The Board of Directors may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under an Award heretofore granted, without the Participant’s consent, or that without the approval of the stockholders would:

(a) increase the maximum amount of award to any individual Participant authorized under the Plan; or
(b) change the class of employees eligible to participate in the Plan.
4. Eligibility and Participation
4.1

Participation. The Committee shall, at such time or times during the current year as it shall elect, determine the Participants to receive incentive awards for the subsequent year, the amount and form of each award and the terms and conditions applicable to it, all at the sole discretion of the Committee. The Committee may delegate such authority to the CEO as it applies to non-Officer Participants. The CEO ex officio shall be an eligible employee for purposes of selection to participate in the Plan. Selection as a Participant for one Plan Year conveys no right to participation in any subsequent Plan Year.

4.2

Effect of Participation on Other Bonus Plans. An employee may not participate or receive credit for service under any other annual incentive plan while participating in and/or receiving credit for service under this Plan.

5. Incentive Awards
5.1

Target Awards. The Committee, based on input from the CEO, shall establish Target Award guidelines expressed as a percent of annual base salary for each Participant, provided, however, that the Committee shall maintain sole responsibility for annually determining the specific Target Awards for the CEO and Officers. Target Awards below CEO and Officer level may be delegated to the CEO and shall be established based on each Participant’s role within the organization, consistent with guidelines established and approved by the Committee based upon competitive market practices, the Company’s compensation philosophy and other relevant considerations.

5.2

Annual Awards. At the beginning of the Plan Year, the Board of Directors approves performance measures, standards and goals for the CEO and Officers for the Plan Year. The CEO will approve performance measures, standards and goals for Participants below the Officer level. The degree of achievement of those goals will determine the Award earned at the end of the Plan Year. For Officers, performance achievement will be based on one or more of the following performance measures: (i) operating income, net earnings or net income (before or after taxes); (ii) earnings growth; (iii) earnings per share; (iv) net sales (including net sales growth); (v) gross profits or net operating profit; (vi) return measures (including, but not limited to, return on assets, capital, equity or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on capital); (viii) revenue growth; (ix) earnings before or after taxes, interest, depreciation, and/or amortization; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total shareholder return); (xii) expense targets; (xiii) margins (including, but not limited to, gross or operating margins); (xiv) operating efficiency; (xv) customer satisfaction or increase in the number of strategic or operational initiatives; (xvi) attainment of budget goals; (xvii) attainment of strategic or operational initiatives; (xviii) market share; (xix) cost containment or reductions; (xxi) working capital targets; (xxii) EVA or other value-added measures; and (xxi) individual goals directly related to business performance. Any performance measure may be (i) used to measure the performance of the Company and/or any of its affiliates as a whole, any business unit thereof or any combination thereof or (ii) compared to the performance of a group of comparable companies, or a published or special index, in each case that the Committee, in its sole discretion, deems appropriate. In no event may Awards for Participants be increased on a discretionary basis.

5.3

The Company Minimum Performance Requirements. At the beginning of each Plan Year, the Board shall establish a Threshold level of financial performance for the Company representing the lowest acceptable level of performance for the Plan Year, below which, no awards shall be made to any Participant for that specific financial performance target.

5.4

Individual Qualification. Each Participant must remain an employee at the Vesting Date and in good standing with the Company and satisfy the overall standards of performance generally established for the Participant’s position throughout the Plan Year to qualify for the payment of an Award for that same Plan Year.

5.5	Payment of Awards. Incentive awards for any year may be made in cash. The Committee shall review and approve awards and advise the Board of Directors of the Awards for the Company’s Officers.

In the discretion of the Committee, awards may be paid either promptly after the award is made or over any period of time, or in any number of payments, which need not be uniform in amount. Amounts not paid at the time of an award may be retained by the Corporation and its subsidiaries (without liability for interest) pending the payment thereof in accordance with the terms and conditions of such award or may be deferred under the terms and conditions of the Company’s Executive Deferred Compensation Plan (EDCP).

The Committee may also, if something other than the EDCP is used, in its sole discretion establish arrangements, terms and conditions under which portions of awards payable in the future may be invested in securities or other suitable or appropriate property, or earn fair market rate of interest subject only to the approval of the Board of Directors. The amounts of such future payments shall be subject to increase or decrease to reflect income earned on, and gains or losses of principal of, the funds so invested, all without liability on the part of any Director or the Corporation except when such losses are judicially determined to be due to the gross negligence or willful misconduct of the respective parties.

When payments are to be made in installments, the Committee shall fix the time or times of payment, and impose such terms and conditions with respect to the payment and forfeiture of the installments, as in its judgment will best serve the interests of the Corporation and the purposes of the Plan. Each award, or installment thereof, forfeited under the terms and conditions imposed by the Committee, shall be retained by the Corporation.

6. Deferral of Awards
6.1	Voluntary Deferral. A Participant may choose to defer payment of the earned portion of the Award according to whatever provisions the Company may make for deferral of compensation from time to time.
6.2	Forfeiture of Deferred Awards. Forfeiture of any deferrals shall be determined in accordance with the terms of the plan or conditions under which the deferrals were made.
7. Change of Employment Status
7.1

Termination of Employment. A Participant must continue to be an employee of the Company through the Vesting Date to receive payment for an Award. Any Participant who terminates employment, voluntarily or involuntarily, with or without Cause, (except as provided for in Sections 7.2 and 7.3) with the Company before his or her right to an Award becomes Vested shall forfeit such unvested Award unless the CEO approves the payment, in whole or in part, for a participant below the Officer level, and the Committee approves the payment, in whole or in part, for a Participant who is or was the CEO or an Officer. Upon approval, an award is paid as part of the separation agreement and only if the employee signs a settlement and release on behalf of the Company. An employee terminated for Cause shall forfeit any and all Awards, Vested or not Vested.

7.2

Death or Disability. In the event that any Participant’s employment with the Company terminates by reason of death or Disability, that Participant’s prorata unvested Award shall immediately vest at the time of his or her termination and shall become payable to the Participant or his or her estate or beneficiary at the same time other awards under this Plan are paid. Any right to receive an Award shall not be transferable other than by will or the laws of descent and distribution.

7.3

Retirement. If a Participant’s employment with the Company is terminated by reason of retirement before any Award becomes Vested, the Committee (for the CEO and Officers) and the CEO (for all other participants) may, at its sole discretion, accelerate the vesting of all or a portion of the Participant’s unvested Award(s) and direct that such Award(s) be paid to the Participant at the same time as other awards under this Plan are paid.

7.4

Promotions, Transfers, Hires. To the extent that an individual becomes an Eligible Employee, either through a new hire process, or through promotion or transfer, after the commencement of a Plan Year, the CEO, in his/her discretion, may allow such individual to become a Participant and such Participant’s right to an Award, if any, shall be prorated based on the portion of the Plan Year during which he or she held the position qualifying them as an Eligible Employee. Conversely, if, through demotion or job change, an individual’s position with the Company changes substantially such that the individual would not otherwise be eligible to participate in the Plan, such individual may be removed from participation in the Plan, and the CEO may award a pro-rata Award to that individual. If the individual in either case described above is the CEO or an Officer, the Committee must approve the participation and Award.

8. General Provisions
8.1

Not a Binding Contract. Nothing in this document or in any other materials or explanations pertaining to the Plan shall be construed as creating a binding contract between the Participant and the Company.

8.2

No Guarantee of Employment. Nothing contained in this Plan shall give an employee the right to be retained in the employment of the Company. The right of the Company to terminate the employment of any of its employees shall not in any way be affected by an employee’s participation in this Plan.

8.3	Withholding Taxes. The Company shall have the right to deduct from all payments under this Plan an amount necessary to satisfy any Federal, State, or local tax withholding requirements.
8.4

No Alienation of Benefits. Except insofar as otherwise required by law, no amount payable at any time under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to so alienate, whether presently or thereafter payable, shall be void.

8.5

Restatement of Financial Statements. If the Committee determines that (1) the amount of an Award to a Participant was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria (collectively, “Inaccurate Data”) or (2) if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 (“the Statute”) and has committed an offense subject to forfeiture under such statute, the Participant shall reimburse the Company that portion of an Award that was based on the inaccurate data or as provided for in the Statute.

8.6

Plan Renewal. This Plan is effective as of the Effective Date and shall remain in effect and renew automatically annually unless discontinued by the Committee and subject to periodic review by Shareholders sufficient to remain compliant with Section 162(m) of the Internal Revenue Code.

8.7	Governing Law. This Plan and all Awards made hereunder shall be and any actions taken hereunder shall be governed by and construed in accordance with the laws of the State of New Jersey.
8.8	Unenforceable Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or enforceability shall not affect any other provision of the Plan.
8.9

Administrative Guidelines. The Committee may establish a set of administrative guidelines which identify the rules, procedures and processes according to which it intends to administer the Plan. These guidelines do not supersede any of the provisions of the Plan specified herein. The Committee may, at its sole discretion, modify these guidelines from time to time without changing this document governing the Plan.

8.10

Committee Liability. No member of the Committee shall be liable for any act or omission in connection with the execution of his duties or the exercise of his discretion hereunder, except when due to his own gross negligence or willful misconduct. The Corporation shall indemnify and hold harmless each member of the Committee from any and all claims, loss, damages, expense (including counsel fees) and liability (including any amounts paid in settlement with the approval of the Board of Directors of the Corporation) arising from any act or omission of such member, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member.

Appendix C

CURTISS-WRIGHT CORPORATION

Employee Stock Purchase Plan

As Amended, effective January 1, 2011

ARTICLE I
PURPOSE

1.01 The purpose of this Curtiss-Wright Corporation Employee Stock Purchase Plan (the “Plan”) is to provide employees of Curtiss-Wright Corporation (the “Company”) and its Subsidiary Corporations with an opportunity to acquire a proprietary interest in the Company through the purchase of shares of common stock of the Company (“Company Stock”). It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. Accordingly, the provisions of the Plan shall be construed in a manner consistent with the requirements of that section of the Code.

ARTICLE II
DEFINITIONS

2.01 “Account” means the account maintained on behalf of each Participant by the Administrator for the purpose of investing in Company Stock and engaging in other transactions permitted under the Plan;

2.02 “Administrator” means the same as Plan Administrator defined in Section 2.18.

2.03 “Board” means the Board of Directors of the Company;

2.04 “Committee” means the individuals appointed by the Board to administer the Plan;

2.05 “Code” means the Internal Revenue Code of 1986, as amended from time to time, including the rules, regulations and interpretations promulgated thereunder;

2.06 “Company” means the Curtiss-Wright Corporation and its Subsidiary Corporations;

2.07 “Company Stock” means Company common stock and such other securities as may be substituted (or resubstituted) for Company Stock pursuant to Section 11.05;

2.08 “Compensation” means cash remuneration that is paid to the Employee by the Company (or an affiliate) during the calendar year for the performance of services and includible in gross income, including, and limited to, gross base salary, Code Section 125 elective payroll deduction contributions; elective payroll deduction contributions made under this Plan; and elective payroll deduction contributions made under any qualified retirement plan;

2.09 “Effective Date” means December 1, 2003, subject to approval by the holders of the majority of the common stock present and represented at a special or annual meeting of the shareholders held on or before such date. If the Plan is not so approved, the Plan shall not become effective;

2.10 “Employee” means any active employee of the Company or a Subsidiary Corporation;

2.11 “Enrollment Date” means the first day of the next regularly scheduled payroll period for the Company or a Subsidiary Corporation, as applicable;

2.12 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time;

2.13 “Exercise Date” means the last day of each Offering Period;

2.14 “Fair Market Value” means the means the fair market value of a share of Company Stock, which, as of any given date, shall be the average of the highest and lowest sales prices of a share of Company Stock reported on a consolidated basis for securities listed on the New York Stock Exchange for trades on the date as of which such value is being determined or, if that day is not a Trading Day, then on the latest previous Trading Day;

2.15 “Offering Period” means the approximate period established by the Committee, not to exceed 27 months;

2.16 “Participant” means any Employee who (i) is eligible to participate in the Plan under Section 3.01 hereof and (ii) elects to participate;

2.17 “Plan” means the Curtiss-Wright Corporation Employee Stock Purchase Plan;

2.18 “Plan Administrator” means the person or entity designated by the Company to act as administrator for the Plan or any successor thereto;

2.19 “Purchase Price” means an amount equal to 85% of the Fair Market Value of a share of Company Stock on the Exercise Date;

2.20 “Reserves” means the number of shares of Company Stock covered by all options under the Plan which have not yet been exercised and the number of shares of Company Stock which have been authorized for issuance under the Plan but which have not yet become subject to options; and

2.21 “Subsidiary Corporation” means any corporation (other than the Company) in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

ARTICLE III
ELIGIBILITY AND PARTICIPATION

3.01 An Employee may become a Participant in the Plan by giving instructions authorizing payroll deductions to the Administrator in such manner and form as prescribed by the Administrator no later than 15 days prior to the first day of an Offering Period (unless a later time for filing such instructions is set by the Committee for all Employees with respect to a given Offering Period). Payroll deductions for an Employee shall commence with the first payroll period that begins at least 15 days following the date such instructions are received by the Administrator.

3.02 Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan to the extent that:

(a) immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (determined under the rules of Section 424(d) of the Code); or

(b) immediately after the grant, such Employee’s right to purchase Company Stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company and any Subsidiary Corporation would accrue at a rate which exceeds $25,000 in fair market value of such Company Stock (determined at the time such option is granted) for each calendar year in which such option would be outstanding at any time.

ARTICLE IV
OFFERINGS

4.01 The Plan will be implemented by offerings of Company Stock established by the Committee, not to exceed 27 months. The Committee shall have the power to change the beginning date, ending date, and duration of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least five days prior to the scheduled beginning of the first Offering Period to be affected thereafter, provided that Offering Periods will in all cases comply with applicable limitations under Section 423(b)(7) of the Code.

ARTICLE V
PAYROLL DEDUCTIONS

5.01 A Participant may elect to have deductions made for each payroll period during an Offering Period in an amount equal to any whole percentage from 1% to 10% of his or her Compensation received for the payroll period; provided, that the maximum amount of payroll deductions may not exceed $21,250 for each year. To the extent necessary to comply with Section 423(b)(8) of the Code and the limitations on purchase contained herein, a Participant’s payroll deductions may be decreased to 0% during any Offering Period which is scheduled to end during any calendar year, such that the aggregate of all payroll deductions accumulated with respect to such calendar year is no greater than $21,250; and provided, further that no Participant may purchase more than 10,000 shares of Company Stock during any offering period. The Company, in its discretion, may increase and decrease the maximum percentage amount (but not the maximum dollar amount) without formally amending the plan; provided, however, the maximum percentage amount shall be a uniform percentage of Compensation for all Participants.

5.02 An individual Account shall be maintained by the Administrator for each Participant in the Plan. All payroll deductions made for a Participant shall be credited to his or her Account. A Participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in Section 7.03. No interest shall accrue or be paid on any payroll deductions or any other amounts credited to a Participant’s Account.

(a) A Participant may discontinue his or her participation in the Plan or may decrease the rate of his or her payroll deductions during the Offering Period by giving instructions authorizing a change in payroll deduction rate to the Administrator in such manner and form as prescribed by the Administrator.

(b) A Participant may increase the rate of his or her payroll deductions prior to an Offering Period by giving instructions authorizing a change in payroll deduction rate to the Administrator within 15 days prior to the first day of the Offering Period in such manner and form as prescribed by the Administrator. The change in rate shall become effective with the first payroll period that begins at least 15 days following the date such instructions are received by the Administrator. A Participant’s payroll deduction authorization agreement shall remain in effect for successive Offering Periods until the Participant provides new instructions to the Administrator or terminates employment as provided in Section 7.02.

5.03 If at any time the number of shares of Company Stock available for purchase under the Plan is insufficient to grant to each Participant the right to purchase the full number of shares to which he otherwise would be entitled, then each Participant will have the right to purchase that number of available shares of Company Stock that is equal to the total number of available shares of Company Stock multiplied by a fraction, the numerator of which is the amount of Compensation credited to the Participant’s Account for the Offering Period, and the denominator of which is the total amount of Compensation credited to the Accounts of all Participants for the Offering Period.

ARTICLE VI
GRANT AND EXERCISE OF OPTION

6.01 On the first day of each Offering Period, each Employee participating in such Offering Period shall be deemed to have been granted an option to purchase on the Exercise Date of such Offering Period, at the applicable Purchase Price, up to a number of shares of Company Stock determined by dividing such Employee’s payroll deductions credited to his or her Account as of the Exercise Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 3.02 and 8.01. Exercise of the option shall occur as provided in Section 6.02, unless the Participant has withdrawn the amount credited to his or her Account upon withdrawal from the Plan pursuant to Section 7.01 or such amount has been distributed to the Participant upon termination of employment pursuant to Section 7.02. To the extent not exercised, the option shall expire on the last day of the Offering Period.

6.02 A Participant’s option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of shares (including fractional shares) subject to the option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions credited to his or her Account.

6.03 During a Participant’s lifetime, options held by such Participant shall be exercisable only by that Participant and are not transferable other than by will or by the laws of descent and distribution.

(a) At or as promptly as practicable after the Exercise Date for an Offering Period, the Company shall deliver the shares of Company Stock purchased to the Administrator for deposit into the Participants’ Accounts.

(b) Cash dividends on any Company Stock credited to a Participant’s Account will be automatically reinvested in additional shares of Company Stock; such amounts will not be available in the form of cash to Participants. All cash dividends paid on Company Stock credited to a Participant’s Account will be paid over by the Company to the Administrator at the dividend payment date. The Administrator will aggregate all purchases of Company Stock in connection with the Plan for a given dividend payment date. Purchases of Company Stock for purposes of dividend reinvestment will be made as promptly as practicable (but not more than 30 days) after a dividend payment date. The Administrator will make such purchases, as directed by the Committee, either (i) in transactions on any securities exchange upon which Company Stock is traded, or (ii) directly from the Company at 100% of the Fair Market Value of a share of Company Stock on the dividend payment date. Any shares of Company Stock distributed as a dividend or distribution in respect of shares of Company Stock or in connection with a split of the Company Stock credited to a Participant’s Account will be credited to such Account. In the event of any other non-cash dividend or distribution in respect of Company Stock credited to a Participant’s Account, the Administrator will, if reasonably practicable and at the direction of the Committee, sell any property received in such dividend or distribution as promptly as practicable and use the proceeds to purchase additional shares of Company Stock in the same manner as cash paid over to the Administrator for purposes of dividend reinvestment.

(c) Each Participant will be entitled to vote the number of shares of Company Stock credited to his or her Account (including any fractional shares credited to such Account) on any matter as to which the approval of the Company’s stockholders is sought.

6.04 (a) During the first two years from the first day of an Offering Period, a Participant may sell, but may not transfer or withdraw, the shares of Company Stock acquired during such Offering Period and credited to his or her Account. During such two-year period, all sales of shares of Company Stock acquired during the Offering Period shall only be effectuated by the Administrator on the Participant’s behalf.

(b) Following the completion of two years from the first day of an Offering Period, a Participant may elect to withdraw from his or her Account shares of Company Stock acquired during such Offering Period or may elect to transfer such shares from his or her Account to an account of the Participant maintained with a broker-dealer or financial institution. If a Participant elects to withdraw shares from his or her account, one or more certificates for whole shares shall be issued in the name of, and delivered to, the Participant, with such Participant receiving cash in lieu of fractional shares based on the Fair Market Value of a share of Company Stock on the date of withdrawal. If shares of Company Stock are transferred from a Participant’s Account to a broker-dealer or financial institution that maintains an account for the Participant, only whole shares shall be transferred and cash in lieu of any fractional share shall be paid to such Participant based on the Fair Market Value of a share of Company Stock on the date of transfer. A Participant seeking to withdraw or transfer shares of Company Stock must give instructions to the Administrator in such form and manner as may be prescribed by the Administrator, which instructions will be acted upon as promptly as practicable. Withdrawals and transfers will be subject to any fees imposed in accordance with Section 10.05.

ARTICLE VII
WITHDRAWAL FROM PLAN AND TERMINATION OF EMPLOYMENT

7.01 If a Participant decreases his or her payroll deduction rate to zero during an Offering Period, he or she shall be deemed to have withdrawn from participation in the Plan. Any payroll deductions credited to the Participant’s account will be used to exercise his or her option for the purchase of Company Stock on the next Exercise Date. Payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the Participant provides to the Administrator new instructions authorizing payroll deductions. A Participant who withdraws from participation in the Plan may withdraw the Company Stock credited to his or her Account only as provided in Section 6.04.

7.02 Upon a Participant’s termination of employment with the Company and all Subsidiary Corporations for any reason (including termination because of the Participant’s death), the payroll deductions credited to such Participant’s Account during the Offering Period but not yet used to exercise the option shall be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 10.01, and such Participant’s option shall be automatically terminated. The Administrator shall continue to maintain the Participant’s Account until the earlier of such time as the Participant withdraws or transfers all Company Stock in the Account, which withdrawal or transfer shall be permitted only as provided in Section 6.04 or two years after the Participant ceases to be employed by the Company and its Subsidiary Corporations. At the expiration of such two-year period, the Administrator shall distribute to the Participant (or, if the termination of employment is because of death, to the person or persons entitled to the distribution under Section 10.01) the shares of Company Stock in the Participant’s Account in certificated form or transfer such shares of Company Stock from the Participant’s Account to an account of the Participant (or the Participant’s beneficiary) maintained with a broker-dealer or financial institution. The provisions of Section 6.04 shall apply to a distribution of shares of Company Stock on termination of employment under this Section 7.02.

7.03 If a Participant goes on an authorized leave of absence for any reason, such Participant shall have the right to elect to: (a) withdraw all of the payroll deductions credited to the Participant’s Account, (b) discontinue contributions to the Plan but have the amount credited to his or her Account used to purchase Company Stock on the next Exercise Date, or (c) remain a Participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the Participant during such leave of absence to the extent that amounts payable by the Company to such Participant are sufficient to meet such Participant’s authorized Plan deductions. Unless a Participant on an authorized leave of absence returns to employment with the Company or a Subsidiary Corporation within ninety (90) days after the first day of his or her authorized leave of absence, such Participant shall be deemed to have terminated employment and the provisions of Section 7.02 shall apply. Notwithstanding the above, if the authorized leave of absence exceeds 90 days and the Participant is guaranteed reemployment with the Company either by statute of by contract, the Participant shall not be deemed to have terminated employment on the ninety-first (91st) day.

7.04 For the purposes of the Plan, a Participant’s employment with the Company or a Subsidiary shall be considered to have terminated effective on the last day of the Participant’s actual and active employment with the Company or Subsidiary, whether such day is selected by agreement with the Participant or unilaterally by the Company or Subsidiary and whether with or without advance notice to the Participant. For the avoidance of doubt, no period of notice that is given or ought to have been given under applicable law in respect of such termination of employment will be taken into account in determining entitlement under the Plan.

ARTICLE VIII
COMPANY STOCK

8.01 Subject to adjustment as provided in Section 11.05 hereof, the maximum number of shares of Company Stock that shall be reserved for sale under the Plan shall be 3,200,000. Such shares shall be either authorized and unissued shares or shares which have been reacquired by the Company. If the total number of shares which would otherwise be subject to options granted during an Offering Period exceeds the number of shares of Company Stock then available under the Plan (after deduction of all shares of Company Stock for which options have been exercised or are then outstanding), the provisions of Section 5.03 shall apply. In such event, the Committee shall give written notice to each Participant of such reduction of the number of option shares affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

8.02 The Participant will have no interest in Company Stock covered by his or her option until such option has been exercised.

ARTICLE IX
CHANGE IN CONTROL

9.01 A “Change in Control” shall mean the occurrence during the term of the Agreement of:

(a) An acquisition (other than directly from the Company) of any common stock of the Company (“Common Stock”) or other voting securities of the Company entitled to vote generally for the election of directors (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of (i) the then outstanding shares of Common Stock, (ii) the combined voting power of the Company’s then outstanding Voting Securities or (iii) the voting power to elect a majority of the Company’s Board of Directors; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control; provided, further, however, that with respect to any acquisition of Beneficial Ownership Caroline W. Singleton, as the Sole Trustee of the Singleton Family Trust or the Singleton Group, L.L.C. (collectively referring to Caroline Singleton, Singleton Family Trust and Singleton Group L.L.C. as “Singleton”), the reference to twenty percent (20%) in this Section 17.6(a) and Section 17.6(c) shall be deemed to be twenty-two percent (22%) for purposes of Singleton. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (a “Subsidiary”) (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined); or

(b) The individuals who, as of June 1, 1998, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(c) The consummation of:

(1) A merger, consolidation or reorganization to which the Company is a party or in which securities of the Company are issued, unless such merger, consolidation or reorganization is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued where (i) the shareholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the combined voting power of the outstanding voting securities of the Surviving Corporation, and (iii) no Person other than (A) the Company, (B) any Subsidiary, (C) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Company, the Surviving Corporation, or any Subsidiary, or (D) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities or common stock of the Company, has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities or its common stock.

(2) A complete liquidation or dissolution of the Company; or

(3) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary or a distribution to the Company’s shareholders); or

(4) The sale or other disposition of all or substantially all of the assets of the Subsidiary which employs Executive to any Person (other than a transfer to a Subsidiary or a distribution to the Company’s shareholders);

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of Common Stock or Voting Securities by the Company which, by reducing the number of shares of Common Stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of shares of Common Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional shares of Common Stock or Voting Securities which increases the percentage of the then outstanding shares of Common Stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

9.02 In the event of a Change in Control, the Offering period shall terminate immediately, unless otherwise provided by the Committee.

ARTICLE X
ADMINISTRATION

10.01 The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have full and discretionary authority to interpret and construe all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee’s determination on the foregoing matters shall be final and conclusive. The Committee may, in its discretion, delegate some or all of its authority to one or more employees or officers of the Company.

10.02 Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any Participant, any stockholder, and any of the Company or its Subsidiaries. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

10.03 Members of the Committee, and any officer or employee of the Company acting at the direction, or on behalf, of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

10.04 The Administrator will act as administrator under the Plan, and will perform such duties as are set forth in the Plan and in any agreement between the Company and the Administrator. The Administrator will establish and maintain, as agent for each Participant, an Account and any subaccounts as may be necessary or desirable for the administration of the Plan.

10.05 The costs and expenses incurred in the administration of the Plan and maintenance of Accounts will be paid by the Company, including annual fees of the Administrator and any brokerage fees and commissions for the purchase of Company Stock upon reinvestment of dividends and distributions. The foregoing notwithstanding, the Administrator may impose or pass through to the Participants a reasonable fee for the withdrawal of Company Stock in the form of stock certificates and reasonable fees for other services unrelated to the purchase of Company Stock under the Plan, to the extent approved in writing by the Company and communicated to Participants. Under no circumstance shall the Company pay any brokerage fees and commissions for the sale of Company Stock acquired under the Plan by a Participant.

ARTICLE XI
MISCELLANEOUS

11.01 Subject to applicable law, a Participant may file a written designation of a beneficiary who is to receive any shares and cash from the Participant’s Account under the Plan in the event of (a) such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to a distribution to such Participant of shares or cash then held in the Participant’s Account or (b) such Participant’s death prior to exercise of the option. The Participant may change such designation of beneficiary at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, any shares or cash to be distributed on the Participant’s death shall be delivered to the Participant’s estate.

11.02 Neither payroll deductions credited to a Participant’s Account nor any rights with regard to the exercise of an option or to receive Company Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution as provided in Section 11.01. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may, in its sole discretion, treat such action as an election to withdraw funds.

11.03 The Company or any designated Subsidiary is authorized to withhold from any payment to be made to a Participant, including any payroll and other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan, including any disposition of shares acquired under the Plan, and a Participant’s enrollment in the Plan will be deemed to constitute his or her consent to such withholding. At the time of a Participant’s exercise of an option or disposition of shares acquired under the Plan, the Company may require the Participant to make other arrangements to meet tax withholding obligations as a condition to exercise of rights or distribution of shares or cash from the Participant’s Account. In addition, a Participant may be required to advise the Company of sales and other dispositions of Company Stock acquired under the Plan in order to permit the Company to comply with tax laws and to claim any tax deductions to which the Company may be entitled with respect to the Plan.

11.04 All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

11.05 Changes in Capitalization. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, extraordinary cash dividend, or other changes in corporate structure affecting the Company Stock, such adjustment shall be made in the aggregate number of shares of Company Stock which may be delivered under the Plan, and in the number of Company Stock subject to outstanding options granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion.

11.06 The Committee shall have the complete power and authority to amend the Plan from time to time to the extent that such amendments are necessary and appropriate for the efficient administration of the Plan; however, in no event shall such authority extend to any amendment that would increase the cost of the Plan for the Company. The Board shall have the complete power and authority to terminate the plan. Further, to the extent necessary to comply with Section 423 of the Code (or any other successor rule or provision), the Company shall obtain stockholder approval in such a manner and to such a degree as so required. No termination, modification, or amendment of the Plan may, without the consent of an employee then having an option under the Plan to purchase stock, adversely affect the rights of such employee under such option.

11.07 The Plan does not, directly or indirectly, create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company’s right to terminate, or otherwise modify, an employee’s employment at any time. Any benefits granted hereunder are not part of the Participant’s base salary, and shall not be considered as part of such salary for purposes of any other employee plan, program, policy or arrangement maintained by the Company or in the event of severance, redundancy or resignation. If the Participant’s employment is terminated for whatever reason, whether lawfully or unlawfully, the Participant shall not be entitled by way of damages for breach of contract, dismissal or compensation for loss of office or otherwise to any sum, shares or other benefits to compensate him or her for the loss or diminution in value of any actual or prospective right, benefits or expectation under or in relation to the Plan. Benefits granted under the Plan are entirely at the grace and discretion of the Company.

11.08 All notices or other communications by a Participant to the Company shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

11.09 The Company shall not be obligated to issue shares of Company Stock with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed or quoted.

11.10 The Plan shall continue in effect through, and including October 1, 2015, unless terminated prior thereto pursuant to Section 11.07 hereof, or by the Board or the Committee, each of which shall have the right to extend the term of the Plan. Upon any discontinuance of the Plan, unless the Committee shall determine otherwise, any assets remaining in the Participant’s Accounts shall be delivered to the respective Participant (or the Participant’s legal representative) as soon as administratively practicable.

11.11 To the extent permitted under Section 423 of the Code, the Committee may provide for such special terms for Participants who are foreign nationals, or who are employed by the Company or Subsidiary Corporation outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements, or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements or alternative versions will include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company, or which would cause the Plan to fail to meet the requirements of Section 423 of the Code.

11.12 For the reasons described below, the Company and its affiliates may process sensitive personal data about each Participant. Such data may include but is not limited to: (a) personal data (e.g., name, address, telephone number, fax number, email address, family size, marital status, sex, beneficiary information, emergency contacts, age, language skills, and employee number), (b) employment information (e.g., C.V. (or resume), wage history, employment references, job title, employment or severance contract, plan or benefit enrollment forms and elections, and option or benefit statements), and (c) financial information (e.g., wage and benefit information, personal bank account number, tax related information, and tax identification number). The Company may from time to time process and transfer this or other information for internal compensation and benefit planning (specifically, participation in the Plan). The legal persons for whom the Participant’s personal data is intended are the Company, and any outside Plan administrator or Administrator as selected by the Company from time to time, and any other person that the Company may find in its administration of the Plan appropriate. The Company shall ensure that all personal data and/or sensitive data transmitted shall be kept confidential and used only for legitimate Company purposes as described above.

11.13 The Plan, all options granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of New Jersey without reference to the principles of conflict of laws, except as superseded by applicable federal law.